UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2022

Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

[●], 2022

Dear Shareholder:

You are cordially invited to attend the 2022 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”). The Annual General Meeting will be held on December 15, 2022 at 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) at Wellesley House South, W Room (2nd Floor), 90 Pitts Bay Rd., Pembroke HM 08, Bermuda.

The proxy statement contains important information and you should read it carefully. Your vote is particularly important at the Annual General Meeting. As you may be aware, on February 28, 2022, Capital Returns Master, Ltd. (“CRM”) notified the Company that it intends to nominate a slate of two nominees to stand for election as directors at the Annual General Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, white proxy card and other solicitation materials from CRM. Since CRM has the option to choose which of our shareholders will receive their proxy solicitation materials, you may or may not receive them. The Company is not responsible for the accuracy of any information provided by, or relating to, CRM or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, CRM or any other statements that CRM may otherwise make.

Our Board of Directors does NOT endorse either of CRM’s nominees and unanimously recommends that you vote “FOR” each of the seven nominees proposed by the Board of Directors on your BLUE proxy card. The Board of Directors strongly urges you NOT to sign or return any white proxy card sent to you by CRM. If you have previously submitted a white proxy card sent to you by CRM, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the Annual General Meeting by signing, dating and mailing the enclosed BLUE proxy card in the envelope provided. Only your latest dated proxy will be counted. Even if you would like to elect one or both of CRM’s nominees, we strongly recommend you use the Company’s BLUE proxy card to do so.

Please note that under our Bye-Laws, all proxies must be received 48 hours prior to the time of the commencement of the Annual General Meeting. This means that your proxy must be received by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022.

We strongly encourage you to read the accompanying proxy statement carefully and to use the enclosed BLUE proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed BLUE proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual General Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed BLUE proxy card. Please see the notice that follows for more information.

Thank you for your continued support. If you have any questions, please contact Innisfree M&A Incorporated, Inc., our proxy solicitor assisting us in connection with the Annual General Meeting. Shareholders in the U.S. and Canada may call toll-free at +1 (877) 750-9496. Banks and brokers may call collect at +1 (212) 750-5833.

Sincerely,

/s/ Thomas A. Bradley
Thomas A. Bradley
Executive Chairman and Chief Executive Officer

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NOTICE OF THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2022 Annual General Meeting of Argo Group International Holdings, Ltd. (“Argo” or the “Company”), a Bermuda exempted company limited by shares, will be held on December 15, 2022 at 9:00 am local Bermuda time (8:00 a.m. Eastern Time) at Wellesley House South, W Room (2nd Floor), 90 Pitts Bay Rd., Pembroke HM 08, Bermuda and at such other meeting upon any adjournments or postponements thereof (the “Annual General Meeting”).

The Annual General Meeting is called for the following purposes:

1.	Election of seven nominees for director for a term to end as of the 2023 annual general meeting and until their successors are duly elected and qualified;

2.	To vote on a proposal to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers;

3.	To vote on a proposal to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of our Board of Directors; and

4.	To take action upon any other matter that may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on October 26, 2022 as the record date for determining those shareholders who will be entitled to vote at the Annual General Meeting.

Your Board of Directors has the best mix of skills to lead your company forward as it is a diverse group of experienced director nominees with strong credentials and relevant industry expertise who will work together constructively to execute Argo’s strategic plan for delivering shareholder value. Your Board of Directors is pleased to nominate for election as directors the seven persons named in Proposal 1 in the attached proxy statement and identified as the Company nominees on the enclosed BLUE proxy card.

We have received notice from Capital Returns Master, Ltd. (which we refer to in this proxy statement as “CRM”) that it intends to nominate a slate of two nominees to stand for election as directors at the Annual General Meeting in opposition to the nominees recommended by our Board of Directors. After careful consideration, the Board does not endorse the election of either of the CRM nominees for director and recommend that you vote “FOR” each of Argo’s seven director nominees. You may receive proxy solicitation materials from CRM or other persons or entities affiliated with CRM, including an opposition proxy statement or white proxy card. The Board urges you to disregard such materials. We are not responsible for the accuracy of any information provided by or relating to CRM or its nominees contained in solicitation materials filed or disseminated by or on behalf of CRM or any other statements CRM may otherwise make. CRM chooses which of Argo’s shareholders will receive its proxy solicitation materials. Therefore, you may or may not receive those materials depending on what CRM decides.

Even if you have previously signed a white proxy card sent to you by or on behalf of CRM, you have the right to change your vote by following the instructions on the BLUE proxy card to vote via the Internet or by telephone or by completing, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Only the latest-dated, properly executed proxy you submit will be counted.

We urge you to disregard any white proxy card sent by or on behalf of CRM or any person other than Argo. Voting to “WITHHOLD” your vote with respect to the nominees on any white proxy card that is circulated by or on behalf of CRM is not the same as voting for our director nominees, because a vote to “WITHHOLD” with respect to any of the nominees on a white proxy card will revoke any previous proxy submitted by you on the BLUE proxy card. Your vote is very important.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF ARGO’S SEVEN DIRECTOR NOMINEES NAMED ON THE ENCLOSED BLUE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF CRM.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the contested nature of the proposals, to the extent your broker, bank or other nominee provides you with CRM’s proxy materials, your broker, bank or other nominee may not vote your shares with respect to the election of the Board of Directors’ nominees (Proposal 1) or on any of the other proposals on the agenda for the Annual General Meeting. Even if your broker, bank or other nominee does not provide you with CRM’s proxy materials, without your voting instructions, your broker, bank or other nominee may only vote your shares on proposals considered to be routine matters. The only routine matter being considered at the meeting is Proposal 3 (Approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of our Board of Directors). Proposals 1 and 2 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. We encourage you to instruct your broker, bank or other nominee to vote your shares by filling out and returning the enclosed BLUE proxy card.

iii

If you have any questions regarding this information or the proxy materials, please contact Innisfree M&A Incorporated, Inc., our proxy solicitor. Shareholders in the U.S. and Canada may call toll-free at +1 (877) 750-9496. Banks and brokers may call collect at +1 (212) 750-5833. You can obtain directions to the Annual General Meeting by contacting Argo’s Investor Relations Department at +1 441-296-5858.

Whether you plan to be present at the Annual General Meeting or not, you are requested to promptly submit your proxy either electronically via the Internet or by telephone as described on the BLUE proxy card or by completing, signing and returning the proxy card to ensure that your shares will be represented. Under our Amended and Restated Bye-Laws, all proxies must be received not less than 48 hours prior to the time of the commencement of the Annual General Meeting.

By Order of the Board of Directors

/s/ Allison D. Kiene
Allison D. Kiene
General Counsel & Secretary

[•], 2022

Important Notice Regarding the Availability of Proxy Materials

For the Annual General Meeting to be Held on December 15, 2022

We will send this notice, the accompanying proxy statement, the form of BLUE proxy card and our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2021 (the “2021 Annual Report”) beginning on or about [●], 2022 to shareholders of record as of October 26, 2022, the record date for the Annual General Meeting. This notice, the proxy statement and the 2021 Annual Report are also available free of charge at [●]. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

iv

v

Wellesley House

90 Pitts Bay Road

Pembroke HM 08, Bermuda

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Argo Group International Holdings, Ltd. (the “Company,” “we,” “us,” or “our”) of the enclosed proxy to vote common shares of the Company (the “Common Shares” or “shares”) at the Annual General Meeting to be held on December 15, 2022, at 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) (the “Annual General Meeting”) at Wellesley House South, W Room (2nd Floor), 90 Pitts Bay Rd., Pembroke HM 08, Bermuda and at such other meeting upon any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials

For the Annual General Meeting to be Held on December 15, 2022

We will send the Notice of Annual General Meeting, this proxy statement, the form of BLUE proxy card and our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2021 (the “2021 Annual Report”) beginning on or about [●], 2022 to shareholders of record as of October 26, 2022, the record date for voting at the Annual General Meeting. This notice and proxy statement and our 2021 Annual Report are also available free of charge at [●]. You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov.

Note that references to the Company’s website herein do not incorporate by reference the information contained on the website and such information should not be considered a part of this proxy statement.

MEETING AGENDA

As described in further detail later in this proxy statement, the purpose of the Annual General Meeting is to consider and vote upon the following proposals and to consider such other matters as may properly come before the Annual General Meeting. The Board’s recommendation on each of the proposal is indicated below.

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
PROPOSAL 1	Election of seven nominees for director for a term to end as of the 2023 annual general meeting and until their successors are duly elected and qualified	FOR EACH OF THE ARGO DIRECTOR NOMINEES	28
PROPOSAL 2	Approval, on an advisory, non-binding basis, the compensation of our Named Executive Officers	FOR	38
PROPOSAL 3	Approval of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of our Board of Directors	FOR	68

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

What is a Proxy?

A proxy is a written authorization that you give to someone else prior to a meeting of shareholders to vote shares on your behalf under your instructions at the meeting. This way, you can vote your shares without attending the Annual General Meeting in person. For shareholders that complete a BLUE proxy card sent by the Company, the Company has selected Thomas A. Bradley and Allison D. Kiene, as persons designated as proxies, and each of them acting singly, to vote your shares in accordance with your instructions for the Annual General Meeting, for all proposals submitted to shareholders in connection with the Annual General Meeting with full power of substitution and to authorize and direct proxyholders to vote at the Annual General Meeting and act on other business, all as recommended by the Board.

Why am I receiving this proxy statement?

The Board of Directors of the Company is soliciting your proxy for use at the Company’s Annual General Meeting to be held on December 15, 2022, at 9:00 am local Bermuda time (8:00 a.m. Eastern Time) at Wellesley House South, W Room (2nd Floor), 90 Pitts Bay Rd., Pembroke HM 08, Bermuda and at such other meeting upon any postponements or adjournments thereof. Only holders of record of shares at the close of business on October 26, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Annual General Meeting or such other meeting upon any adjournments or postponements thereof. As of the Record Date, there were [•] Common Shares issued and outstanding, and entitled to vote after adjustment, as further described in this Proxy Statement.

We intend to mail these proxy materials, including the BLUE proxy card, on or about [•], 2022, to all shareholders of record entitled to vote at the Annual General Meeting

What proposals are to be presented at the Annual General Meeting and what are the Board’s voting recommendations?

As described in further detail later in this proxy statement, the purpose of the Annual General Meeting is to consider and vote upon the following proposals. The Board’s recommendation on each of the proposal is indicated below.

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
PROPOSAL 1	Election of seven nominees for director for a term to end as of the 2023 annual general meeting and until their successors are duly elected and qualified	FOR ALL ARGO DIRECTOR NOMINEES	28
PROPOSAL 2	Approval, on an advisory, non-binding basis, the compensation of our Named Executive Officers	FOR	38
PROPOSAL 3	Approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of our Board of Directors	FOR	68

The Board strongly urges you NOT to sign or return

any white proxy card sent to you by CRM.

As of the date of the Notice of Annual General Meeting, we knew of no other matters to be presented at the Annual General Meeting.

What is the required vote to approve each proposal?

For the election of directors, each nominee must receive more “FOR” votes than “WITHHOLD” votes in order to be elected to the Board. Since there are more director nominees standing for election than Board seats to be filled, the seven nominees receiving the highest number of “FOR” votes will be elected, provided that they receive more “FOR” votes than “WITHHOLD” votes. Although the Company believes it is unlikely to occur, to the extent that there are less than seven nominees who receive more “FOR” votes than “WITHHOLD” votes, in accordance with the Company’s Amended and Restated Bye-Laws (the “Bye-Laws”), the current directors for those seats will remain in office as holdover directors until a successor for such holdover director is duly elected and qualified. Any holdover director seats will be filled by the current directors standing for election who do not receive more “FOR” votes than “WITHHOLD” votes, in order of the number of “FOR” votes they receive. For example, if there are two holdover director seats because only five director nominees standing for election receive more “FOR” votes than “WITHHOLD” votes, then the two current directors of the Company standing for election and receiving the highest number of “FOR” votes who are not re-elected to the Board because they receive more “WITHHOLD” votes than “FOR” votes will each serve as a holdover director until a successor for such holdover director is duly elected and qualified.

The other proposals will be decided by the affirmative vote of a majority of votes cast. For all proposals being voted upon, abstentions and broker non-votes, if any, will not count as votes cast and, therefore, will have no effect on the outcome of these proposals.

How will my shares be voted?

Subject to certain restrictions (as described below) set forth in our Bye-Laws, each shareholder of record as of the Record Date is entitled to one vote per share held on all matters submitted to a vote of shareholders. Your shares will be voted in accordance with your instructions as indicated on your proxy. If you are the shareholder of record and sign and return a BLUE proxy card without specifying voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. All votes will be counted by First Coast Results, Inc., an inspector of election appointed for the Annual General Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Under our Bye-Laws (Bye-law 20), no “U.S. Person” (as that term is defined in our Bye-Laws) that owns our shares directly, or indirectly through foreign entities, is entitled to exercise voting power on a matter (either directly or through a person whose ownership of shares in us is attributed to such U.S. Person) to the extent such voting power equals or exceeds 9.5% of the votes conferred on all of our shares entitled to vote on such matter, after taking into consideration all votes held by such U.S. Person directly or through attribution. The Company is in the process of determining whether, as of the Record Date, there existed any U.S. Person which had voting power which equaled or exceeded 9.5% of such shares and so could be considered a “9.5% U.S. Member” (as that term is defined in our Bye-Laws). Pursuant to our Bye-Laws, if there is any 9.5% U.S. Member as of the Record Date, the voting power of all shares will be adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there will be no such 9.5% U.S. Member.

How many shares must be present to conduct the Annual General Meeting?

Pursuant to our Bye-Laws, a majority of the outstanding shares carrying the right to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting. Abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied. A broker non-vote, as further explained below, occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered in your name on the Record Date, you are a shareholder of record. When you properly vote in accordance with the instructions provided on the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your bank, broker or other nominee (herein referred to generally as a “Broker”), which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your Broker is the shareholder of record for your shares. As the holder of record, only your Broker is authorized to vote or grant a proxy for your shares. If your shares are held in “street name,” you should follow the instructions on your voting instruction form and provide specific instructions to your Broker on how to vote the shares they hold for you.

What is a “Broker Non-Vote”?

A broker non-vote occurs when a Broker submits a proxy on behalf of a beneficial owner for the Annual General Meeting but does not vote on a particular proposal because such Broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes (like abstentions) will be counted as present for purposes of determining a quorum. Without your voting instructions, because of the contested nature of the proposals, to the extent your broker, bank or other nominee provides you with CRM’s proxy materials, your Broker may not vote your shares with respect to the election of the Board of Directors’ nominees (Proposal 1) or on any of the other proposals on the agenda for the Annual General Meeting. Even if your Broker does not provide you with CRM’s proxy materials, without your voting instructions, such Broker has the discretion to vote your shares on “routine” matters, but not on non-routine matters. Routine matters include only Proposal 3 (Approval of the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of the Board). All other proposals to be presented at the Annual General Meeting are considered “non-routine” and therefore Brokers will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual General Meeting. Therefore, it is important that you instruct your Broker how to vote your shares. We encourage you to instruct your Broker to vote your shares by following the instructions shown on the enclosed BLUE voting instruction form.

If you are a shareholder of record with respect to shares on the Record Date, you may vote by one of the following four options:

•	Vote via the Internet. Go to the web address specified on the enclosed BLUE proxy card and follow the instructions indicated on the site. Your vote by Internet authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•	Vote by Telephone. On a touch tone phone, dial the number indicated on the enclosed BLUE proxy card and follow the simple voice prompts. Your vote by telephone authorizes the named proxies to vote your shares in the same manner as if you had signed, dated and returned a proxy card.

•	Vote by Proxy Card. Complete, sign, date and return a proxy card.

•	Vote in Person. Complete, sign and date a ballot at the Annual General Meeting.

If you submit a BLUE proxy CARD to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board stated in this Proxy Statement. If any other matters are properly presented at the 2022 Annual General Meeting for consideration, then the persons named as the Company’s designated proxies will have discretion to vote for you on those matters.

Even if you plan to attend the Annual General Meeting in person, we encourage you to vote your shares in advance via the Internet, by telephone or by signing, dating and returning your BLUE proxy card.

If your shares are held by a Broker in “street name,” please follow the instructions you receive from your Broker to vote your shares. You may need to contact your Broker to determine whether you will be able to vote electronically via the Internet or by telephone. If you wish to vote in person at the Annual General Meeting you must provide an executed proxy from your Broker indicating that you were the beneficial owner of your shares on the Record Date, and that such Broker is giving you its proxy to vote such shares.

Please note that under our Bye-Laws, all proxies must be received 48 hours prior to the time of the commencement of the Annual General Meeting. This means that your proxy must be received by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022.

If you return your proxy by mail, please ensure you leave enough time for your proxy to be mailed and received by the inspector of election. Also note that if your shares are held through a Broker, such entity may have even earlier deadlines by which to submit your vote. Please follow their instructions accordingly.

Whether or not you plan to attend the Annual General Meeting, please vote promptly by Internet or telephone by following the instructions set forth on the enclosed BLUE proxy card or by completing, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Your promptness in voting using the BLUE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual General Meeting even if you cannot attend the meeting.

We are encouraging shareholders to submit their proxies electronically (by Internet or by telephone) if possible. If you return your BLUE proxy card by mail or vote by telephone or Internet, you may nevertheless attend the Annual General Meeting and vote your shares in person.

Will other candidates be nominated for election as directors at the Annual General Meeting in opposition to the Board’s nominees?

Yes. CRM, has notified us that it intends to nominate two directors for election to the Board at the Annual General Meeting in opposition to the nominees recommended by the Board. The Board unanimously recommends you vote on your BLUE proxy card “FOR” each of the seven nominees proposed by the Company’s Board and strongly urges you not to sign or return any white proxy card sent to you by CRM or vote for any of the CRM nominees listed on the enclosed BLUE proxy card. The Board does not endorse any nominee of CRM. If you have previously submitted a white proxy card sent to you by CRM, you can revoke that proxy and vote in accordance with the Board’s recommendation by using the enclosed BLUE proxy card to vote “FOR” each of the Board’s nominees and “FOR” the other proposals set forth therein.

How many candidates can be elected as directors at the Annual General Meeting?

On February 18, 2022, Anthony P. Latham, one of the Company’s current directors, advised the Company that he did not intend to stand for re-election to the Board at the Annual General Meeting due to personal commitments. Additionally, on October 24, 2022, Fred R. Donner, one of the Company’s current directors, advised the Company that he also did not intend to stand for re-election to the Board at the Annual General Meeting in light of his other professional and personal commitments. Accordingly, the Board has determined to reduce the size of the Board to seven directors, effective immediately upon the commencement of the Annual General Meeting, and only seven candidates can be elected to the Board at the Annual General Meeting. For the election of directors, each nominee must receive more “FOR” votes than “WITHHOLD” votes in order to be elected to the Board. Since there are more director nominees standing for election than Board seats to be filled, the seven nominees receiving the highest number of “FOR” votes will be elected, provided that they receive more “FOR” votes than “WITHHOLD” votes. As such, the Board does not endorse any nominee of CRM and unanimously recommends that you vote “FOR” each of the nominees proposed by the Board using the BLUE proxy card accompanying this proxy statement. The Board strongly urges you not to sign or return the white proxy card sent to you by CRM. If you have previously submitted a white proxy card sent to you by CRM, you can revoke that proxy and vote in accordance with the Board’s recommendation by using the enclosed BLUE proxy card to vote “FOR” each of the Board’s nominees and “FOR” the other proposals set forth therein.

What do I need for admission to attend the Annual General Meeting?

All shareholders attending the Annual General Meeting in person will be required to show valid picture identification. If your Common Shares are in the name of your Broker, you will also need to bring evidence of your share ownership as of the Record Date, such as a brokerage account statement which shows your holdings as of the Record Date or a copy of your voting instruction form. If you do not have valid picture identification or proof of your share ownership, you may not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting must obtain a legal proxy.

What should I do if I receive a white proxy card from CRM?

CRM has notified us of its intention to nominate two individuals for election as directors to the Company Board at the Annual General Meeting in opposition to two director nominees recommended by the Board. If CRM proceeds with its director nominations, you may receive proxy solicitation materials from CRM, including an opposition proxy statement and a white proxy card. We urge you to disregard such materials. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by CRM or any other statements that it may otherwise make.

The Company’s Board does not endorse any CRM nominee and unanimously recommends that you disregard any white proxy card or solicitation materials that may be sent to you by CRM. Voting to “WITHHOLD” with respect to any of CRM’s nominees on its white proxy card is NOT the same as voting for the Board’s nominees, because a vote to “WITHHOLD” with respect to any of CRM’s nominees on its white proxy card will revoke any proxy you previously submitted. If you have already voted using the white proxy card, you have the right to change your vote by voting via the Internet or by telephone by following the instructions on the BLUE proxy card, or by completing, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. Only the latest-dated, validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual General Meeting by following the instructions under “Can I change my vote?” below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, Inc. toll-free at (877) 750-9496, or banks and brokers may call collect at (212) 750-5833.

What if I return a BLUE proxy card but do not make specific choices?

If you return a signed and dated BLUE proxy card without marking any voting selections, your shares will be voted “FOR” each of the Board’s seven nominees for director, “FOR” ratification of the appointment of KPMG as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022, and “FOR” the advisory approval of executive compensation. If any other matter is properly presented at the Annual General Meeting, your proxyholder (one of the individuals named on your BLUE proxy card) will vote your shares using his or her best judgment.

Can I change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual General Meeting by:

•	submitting a valid, later dated proxy card in a timely manner that is received no later than 48 hours prior to the time of the commencement of the Annual General Meeting; that is, by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022;

•	submitting a later dated vote by telephone or through the Internet in a timely manner (and in any event no later than 48 hours prior to the time of the commencement of the Annual General Meeting; that is, by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022;

•	giving written notice of such revocation to the Company’s corporate secretary (at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda), which written notice is received at least 48 hours prior to the time of the commencement of the Annual General Meeting; that is, by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022; or

•	attending and voting at the Annual General Meeting (although attendance at the meeting will not by itself revoke a proxy).

If your shares are held by a Broker in “street name” and you wish to revoke a proxy, you should contact your Broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual General Meeting to revoke an earlier proxy if you provide an executed proxy from your Broker indicating that you were the beneficial owner of the shares on the Record Date, and that such Broker is giving you its proxy to vote the shares.

If you submit more than one proxy, only the latest dated validly executed proxy that you submit will count.

Please note that under our Bye-Laws, all proxies must be received 48 hours prior to the time of the commencement of the Annual General Meeting. This means that your proxy must be received by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted new rules requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022 (the “New Rules”). As the Annual General Meeting will be held on December 15, 2022, the New Rules are applicable to the Annual General Meeting. Nominees from both the Company and CRM will be included in the universal proxy card, however, your Board of Directors unanimously recommends using the BLUE universal proxy card and voting “FOR” each of the seven nominees proposed by the Board of Directors.

What is an under vote and over vote and how does it impact the universal proxy card?

Under votes means instances in which a shareholder returns a universal proxy card in a director election contest but does not exercise a vote with respect to all seven seats up for election at the Annual General Meeting. Over votes means instances in which a shareholder returns a universal proxy card in a director election but marks votes “FOR” more than the seven seats up for election at the Annual General Meeting.

What happens if I return a BLUE proxy card but give voting instructions for less than seven candidates?

An “undervote” occurs when a shareholder submits less votes “FOR” director nominees than there are Board of Director seats up for election.

To the extent an undervote (e.g., voting “FOR” with respect to fewer than seven nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, your shares will only be voted “FOR” those nominees you have so marked and any remaining votes on Proposal 1 shall not be voted.

What happens if I return a BLUE proxy card but give voting instructions for more than seven candidates?

An “overvote” occurs when a shareholder submits more votes “FOR” director nominees than there are Board of Director seats up for election.

To the extent an overvote (e.g., voting “FOR” with respect to more than seven nominees on Proposal 1) occurs on a record holder’s BLUE proxy card, all of such record holder’s votes on Item 1 regarding nominees will be invalid and will not be counted.

If I want to vote for one or both of CRM’s nominees, can I use the BLUE proxy card?

Yes, if you would like to elect one or both of CRM’s nominees, we strongly recommend that you use the Company’s BLUE proxy card to do so.

What happens if CRM withdraws or abandons its solicitation or fails to comply with the New Rules and I already granted proxy authority in favor of CRM?

Shareholders are encouraged to submit their votes on the BLUE proxy card. If CRM withdraws or abandons its solicitation or fails to comply with the New Rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted BLUE proxy card.

If CRM withdraws or abandons its solicitation or fails to comply with the New Rules, any votes cast in favor of CRM’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s BLUE proxy card or the CRM white proxy card.

Who will count the votes?

All votes will be counted by First Coast Results, Inc., an independent inspector of election appointed for the Annual General Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (if any).

How can I find out the results of the voting at the Annual General Meeting?

We expect to report the preliminary voting results of the Annual General Meeting within four business days following the Annual General Meeting in a Current Report on Form 8-K. Once the independent inspector of election has determined the final voting results of the Annual General Meeting, we will file an amendment to the Current Report on Form 8-K reporting the final voting results within four business days following such determination.

Who will pay the costs of solicitation?

The Company will pay all expenses in connection with the solicitation of proxies for the Annual General Meeting. To aid in the solicitation of proxies, we have retained Innisfree M&A Incorporated, Inc. for a fee of up to $[•], plus reimbursement of expenses. We may incur additional fees if we request additional services. Innisfree M&A Incorporated, Inc. estimates that approximately [•] of its employees will assist in the Company’s proxy solicitation. In addition, officers, directors, certain employees or other agents of the Company may solicit proxies in person, by telephone, videoconference, e-mail, text message, facsimile, personal calls or other electronic means. The Company will request Brokers in whose names shares are registered to furnish to the beneficial owners of Common Shares this proxy statement and the BLUE proxy card, and any other materials related to the Annual General Meeting, including, copies of our 2021 Annual Report, and, upon request, the Company will reimburse such Brokers for their out-of-pocket and reasonable expenses in connection therewith. Our aggregate expenses in connection with our solicitation of proxies, excluding normal expenses related to a non-contested solicitation of proxies and excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $[•], of which approximately $[•] has been spent to date.

Certain additional information about the participants in the solicitation is set forth in Annex A to this proxy statement, Supplemental Information Regarding Participants.

Why did I receive multiple copies of the BLUE proxy card and proxy materials?

If you receive more than one package of our proxy materials including the BLUE proxy card, it may mean that you have multiple accounts holding your Common Shares. These may include: accounts with our transfer agent, American Stock Transfer & Trust Company, and accounts with a Broker. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on the BLUE proxy card and any voting instruction card from your Broker that you received to ensure that all of your shares are voted.

How can I get assistance with questions relating to the proxy or voting?

If you have any questions regarding this information or the proxy materials, please contact Innisfree M&A Incorporated, Inc., our proxy solicitor. Shareholders in the U.S. and Canada may call toll-free at +1 (877) 750-9496. Banks and brokers may call collect at +1 (212) 750-5833.

BACKGROUND OF SOLICITATION

Since September 2021, Ronald Bobman of CRM has sent letters to the Company criticizing the Company’s performance and requesting that the Company initiate a strategic review process. The Company has engaged with CRM regarding these topics during this period.

On February 18, 2022, Anthony P. Latham, a current director of the Company, informed the Company that he did not intend to stand for re-election to the Board at the Annual General Meeting.

On February 28, 2022, CRM privately notified the Company of its intent to nominate two individuals, Ronald Bobman, President of CRM, and David Michelson (together, the “CRM Nominees”), to stand for election to the Board at the Annual General Meeting. This nomination followed a request to the Company from CRM for the Company to initiate a strategic review process.

On March 2, 2022, the Company was notified that Kevin J. Rehnberg, the Company’s then-Chief Executive Officer, would be temporarily unable to perform his duties for health reasons. Effective March 3, 2022, Thomas A. Bradley assumed the role of interim Chief Executive Officer for the period while Mr. Rehnberg was unable to serve. The Company announced these matters in a Form 8-K that was filed with the SEC on March 7, 2022.

On March 4, 2022, CRM’s Bermuda counsel, BeesMont Law Limited (“BeesMont”), submitted a request to the Company for a copy of the register of members, together with any nominee or proxy information, to allow CRM to communicate with the Company’s shareholders.

On March 6, 2022, the Nominating and Corporate Governance Committee of the Board interviewed both of the CRM Nominees.

On March 7, 2022, ASW Law Limited, Bermuda counsel for the Company, informed BeesMont that it would provide a copy of the register of members of the Company as soon as reasonably practicable, but noted that neither the Bermuda Companies Act nor the Bye-Laws require disclosure of any additional nominee or proxy information.

On March 8, 2022, the Board held a meeting at which, among other things, the Board determined to appoint Bernard C. Bailey as Lead Independent Director in light of the appointment of Mr. Bradley (who served as the Non-Executive Chairman of the Board) as interim Chief Executive Officer.

On March 10, 2022, Samuel Liss, one of the Company’s directors and the Chairman of the Nominating and Corporate Governance Committee of the Board, and Mr. Bobman of CRM discussed the potential date of the Annual General Meeting, the nominations submitted by CRM, as well as the prospective timeline for the Annual General Meeting.

On March 11, 2022, CRM filed a preliminary proxy statement for the Annual General Meeting.

On March 14, 2022, the Company issued a press release acknowledging receipt of CRM’s director nominations and the Chairman of the Board sent an email to the Company’s employees regarding this matter.

On March 15, 2022, the Board met to discuss, among other things, the preliminary proxy statement filed by CRM and other matters relating to the Annual General Meeting. At that meeting, the Board approved the engagement of Goldman Sachs & Co. LLC (“Goldman”) as financial advisor to the Company.

On March 15, 2022, CRM issued a press release calling for the Company to hold the Annual General Meeting in early May, consistent with its historical practice.

On March 23, 2022, an institutional shareholder of the Company sent a letter to the Board requesting, among other things, that the Board initiate a strategic review process to consider potential strategic alternatives, including a sale of the Company. This followed similar requests from other shareholders, including CRM, for the Board to initiate a strategic review process for the Company.

On March 28, 2022, the Board met to discuss, among other things, a potential strategic review process.

Between March 28, 2022 and April 26, 2022, the Board, together with the Company’s senior management team and the Company’s independent financial and legal advisors, continued to discuss and evaluate the possibility of initiating a strategic review process for the Company. Management continued to solicit input from shareholders during this time period, and this feedback was shared with the Board to inform its decision with respect to commencing a review of strategic alternatives.

On April 26, 2022, the Board held a meeting at which, among other things, it determined to initiate a strategic review process for the Company.

On April 28, 2022, the Company announced that it was initiating a strategic review process to explore potential strategic alternatives in order to maximize shareholder value, including, among other things, a potential sale, merger or other strategic transaction. The Company also announced that it was postponing the Annual General Meeting until the second half of the year based on the Board’s belief that it was in the best interests of all shareholders for the Company to conduct a strategic review process prior to holding the Annual General Meeting.

On June 23, 2022, the Company issued a press release announcing the appointment of Thomas A. Bradley as Chief Executive Officer and Kevin J. Rehnberg’s resignation from his positions as Chief Executive Officer and a member of the Board, effective immediately. Mr. Bradley served as the Company’s Chairman since 2020 and as interim Chief Executive Officer since March 2022 while Mr. Rehnberg was on medical leave.

On August 4, 2022, the Board appointed J. Daniel Plants, the Chief Investment Officer of Voce Capital Management LLC (one of the Company’s largest shareholders), as an independent member of the Board. The Company issued a press release announcing the appointment of Mr. Plants on August 8, 2022.

On August 8, 2022, the Company issued a press release announcing that the Company entered into a loss portfolio transfer agreement with a wholly owned subsidiary of Enstar Group Limited covering a majority of the Company’s U.S. casualty insurance reserves, including construction, for accident years 2011 to 2019 (the “LPT”).

On August 11, 2022, Thomas A. Bradley, the Company’s Chairman and Chief Executive Officer, and Scott Kirk, the Company’s Chief Financial Officer, met via videoconference with Ronald Bobman to discuss the LPT and other matters.

On September 8, 2022, the Company issued a press release announcing that the Company had entered into a definitive agreement for the sale of Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 to an affiliate of the Westfield Group for total cash proceeds of approximately $125 million (1.16x price to tangible book value or 0.81x price to book value as of first quarter 2022), subject to closing-related adjustments. The press release also noted that as part of the Company’s previously announced and ongoing review of strategic alternatives, the Board continues to actively consider a wide range of options for the Company. The Company believes that sale of the Lloyd’s business, together with the LPT transaction announced on August 8, 2022, advances the Company’s objective to operate as a more streamlined and less volatile U.S.-centric, commercial specialty insurer and thereby better positions the Company to drive its business strategies and evaluate further strategic alternatives to create shareholder value.

On September 22, 2022, the Board met to discuss, among other things, matters relating to the Annual General Meeting, including the possibility of engaging with CRM in an attempt to resolve the proxy contest initiated by CRM.

On September 29, 2022, Thomas A. Bradley, the Company’s Executive Chairman and Chief Executive Officer, and Scott Kirk, the Company’s Chief Financial Officer, met via videoconference with Ronald Bobman to discuss, among other things, a potential resolution to the proxy contest initiated by CRM. During this meeting, the Company’s representatives reinforced that the Company was in the process of pursuing a review of strategic alternatives, as previously requested by CRM. However, CRM was unwilling to agree to a resolution and indicated that it intended to proceed with its proxy contest.

On September 30, 2022, the Board met to discuss, among other things, the discussion with CRM on September 29, 2022 and other matters relating to the proxy contest and the Annual General Meeting.

On October 10, 2022, the Board determined to reduce the size of the Board to eight directors, effective immediately upon the commencement of the Annual General Meeting, which the Board believes reflects confidence in the oversight and strategic direction provided by the current directors, including in light of the Company’s recent Board refreshment by appointing J. Daniel Plants as a director. The Board also nominated the following director nominees for election at the Annual General Meeting: (i) Bernard C. Bailey, (ii) Thomas A. Bradley, (iii) Fred R. Donner, (iv) Dymphna A. Lehane, (v) Samuel G. Liss, (vi) Carol A. McFate, (vii) J. Daniel Plants and (viii) Al-Noor Ramji, and approved the filing of this preliminary proxy statement and the voting recommendations set forth herein.

On October 11, 2022, the Company filed its preliminary proxy statement with the SEC.

On October 18, 2022, CRM filed a revised opposition preliminary proxy statement with the SEC in connection with the Annual General Meeting.

On October 24, 2022, Fred R. Donner, a current director of the Company, informed the Company that he did not intend to stand for re-election to the Board at the Annual General Meeting in light of his other professional and personal commitments. Mr. Donner’s decision is not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On October 26, 2022, the Board determined to reduce the size of the Board to seven directors, effective immediately upon the commencement of the Annual General Meeting, which the Board believes reflects confidence in the oversight and strategic direction provided by the current directors, including in light of the Company’s recent Board refreshment by appointing J. Daniel Plants as a director. The Board also nominated the following director nominees for election at the Annual General Meeting: (i) Bernard C. Bailey, (ii) Thomas A. Bradley, (iii) Dymphna A. Lehane, (iv) Samuel G. Liss, (v) Carol A. McFate, (vi) J. Daniel Plants and (vii) Al-Noor Ramji.

CORPORATE GOVERNANCE

Our Strong Corporate Governance Practices

Our corporate governance structure is designed to promote the highest standards of integrity, ethics and transparency. The Board of Directors maintains robust Corporate Governance Guidelines that reflect local and international developments. The Risk & Capital Committee and Audit Committee of the Board are regularly briefed on emerging governance issues relevant to our business as well as evolving regulatory developments, especially in Bermuda and the U.S.

Highlights of our governance practices include the following:

✓	Lead Independent Director

✓	Fully independent Board (except CEO)

✓	Annual review of director independence

✓	Annual election of directors

✓	Shareholders holding 10% of shares have right to call a special meeting

✓	Shareholder right to remove any director without cause

✓	Majority vote standard for director elections

✓	No poison pill

✓	Regular executive sessions of independent directors

✓	Annual management succession planning

✓	Annual “say-on-pay” vote

✓	Compensation Clawback policy

✓	Prohibition on pledging and hedging of shares

✓	Annual Board and Committee evaluations

✓	Annual review of Board Committee charters

✓	Equity ownership guidelines and share retention requirements
✓	No cumulative voting
✓	Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications
✓	Enhanced alignment of governance with shareholder interest by the recent addition of a director on the board from a shareholder with a significant holding
✓	Director “overboarding” policy that limits the number of other public company boards that a director may serve on
✓	Board and committees may engage outside advisors independently of management
✓	Active shareholder engagement
✓	Executive compensation philosophy that aligns executive compensation with the interests of shareholders

✓	Establishment of an ad-hoc committee of the Board to focus on a review of strategic alternatives for the Company

Our corporate governance, compliance, risk management, and internal controls policies are reviewed at least annually.

Board Refreshment

The diverse skillset of our Board is enhanced by both the fresh perspectives brought by our newer directors, as well as the industry and Company-specific expertise of our longer-tenured directors, who have the experience of guiding our Company through the extended business cycles faced by the insurance industry.

Since 2019, the Board has undergone significant refreshment with four of the seven director nominees having served as directors for less than three years. Most recently, the Board added J. Daniel Plants, the Chief Investment Officer of Voce Capital Management LLC (“Voce”), one of the Company’s largest shareholders, as a director effective August 4, 2022. This followed the addition of three new independent directors (Carol McFate, Bernard Bailey and Fred Donner) to the Board in 2020, pursuant to a Cooperation Agreement, dated as of December 31, 2019, by and among the Company, Voce and certain of Voce’s affiliates.

Board Leadership Structure

The Company benefits from a highly qualified, experienced and refreshed Board that provides independent oversight and guidance on the execution of the Company’s strategy. The Board is currently comprised of nine accomplished directors, eight of whom are independent and all of whom bring significant relevant expertise to the Company.

The Board and management has benefitted from both the fresh perspectives brought by our newer directors, as well as the industry and Company specific expertise of our longer-tenured directors.

The Board and its committees exercise leadership over governance functions in a variety of ways, including by :

•	Overseeing the management of the Company, including oversight of significant transactions, investments and risk management;

•	Reviewing and assisting in short and long-term planning and strategy;

•	Exercising direct decision-making authority in key areas, such as determining governance standards and declaring dividends;

•	Evaluating the performance of the Chief Executive Officer (“CEO”);

•	Reviewing development and succession plans for top executives; and

•	Engaging with, and sharing perspectives from, shareholders and key stakeholders.

The Company’s Corporate Governance Guidelines provide that the Board is free to make the selection of the Chairperson of the Board and the CEO in the manner and based upon the criteria that the Board deems appropriate at the time of such selection. The Board has no policy requiring the separation of the role of Chairperson and CEO. However, if the positions of Chairperson and CEO are combined, then the independent directors of the Board shall elect a Lead Director.

Currently, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chair/CEO position and Lead Independent Director. Thomas A. Bradley currently serves as the Company’s CEO and Executive Chairman of the Board. Mr. Bradley became a director in 2018 and was appointed as Board Chair in 2020. He also previously served as interim chief executive officer between March 2022 to June 2022, when he was appointed CEO. The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategic alternatives and as it maximizes shareholder value. Mr. Bradley has the experience necessary to work closely with the Board while also effectively leading the management team. This structure is supported by also providing for and maintaining strong, independent oversight of the Board. In support of that independent oversight – the Board and Company have instituted a number of steps – including the appointment of Bernard Bailey as Lead Independent Director pursuant to our Corporate Governance Guidelines, regularly reviewing Board leadership structure, including during the Board’s annual evaluation process and implementing several corporate governance policies and practices that promote a strong, effective and independent Board. On April 26, 2022, the Board approved a monthly salary for Mr. Bradley of $100,000, effective as of March 3, 2022, and payable in accordance with the Company’s normal payroll practices, for his services as the Company’s interim CEO and in connection with his appointment from interim CEO to permanent CEO, he was granted an award of (i) 78,760 shares of restricted stock that vest ratably on a monthly basis over a twelve month period beginning as of March 3, 2022, subject to his continued employment as the CEO and (ii) 135,000 stock appreciation rights with an exercise price of $43.80, which is equal to 115% of the closing price of a share of the Company’s common stock on the date prior to the grant (the “SAR Award”). The SAR Award will vest ratably in one-third equal installments on each of the first three anniversaries of the grant date, subject to Mr. Bradley’s continued employment as the CEO.

Director Independence

The Board has determined that each of its current directors and director nominees, except for Thomas A. Bradley, is “independent” in accordance with the applicable corporate governance requirements of the listing rules of the NYSE as currently in effect. Due to his current management position with the Company, Mr. Bradley, is not deemed independent. Like Mr. Bradley, while serving as CEO and a director prior to his resignation from the Board on June 23, 2022, Mr. Rehnberg was not deemed independent due to his management role with the Company. In addition, Kathleen A. Nealon and John H. Tonelli, who each retired from the Board immediately following the 2021 Annual General Meeting, were determined to be independent under the applicable NYSE listing rules as currently in effect. The Board also determined that each current member of the Audit Committee is “independent” and meets the other requirements for audit committee membership, including financial literacy, as defined by applicable NYSE listing rules and SEC rules for audit committee members. Each member of the HR Committee is “independent” in accordance with the applicable corporate governance requirements of the listing rules of NYSE as currently in effect. Each member of the HR Committee also qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934.

Executive Sessions of Independent Directors

In order to promote open discussion among the independent directors, the Board schedules regular executive sessions in which those directors meet without management participation. During 2021, the independent directors met in executive session four times. During 2021, Mr. Bradley presided over executive sessions as Chairman of the Board. Since Mr. Bradley’s appointment as Interim CEO and now CEO, Bernard Bailey presides over executive sessions in his capacity as Lead Independent Director. In addition, each Committee of the Board meets in executive session without management participation following regularly scheduled committee meetings.

Code of Conduct and Business Ethics

The Board has adopted Corporate Governance Guidelines and a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all its directors, officers and employees, including the principal executive officer, the principal financial officer, and principal accounting officer, copies of which are available on the Company’s website at www.argolimited.com under the “Investors” tab and then the “Governance” tab. In addition, copies of the Code of Conduct can be obtained, free of charge, upon written request to our principal executive offices as follows: Investor Relations, Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Any amendments to or waivers of the Code of Conduct that apply to the Board or its executive officers will be disclosed on our website.

Meetings of the Board and Committees

The standing committees of the Board are the Audit Committee, the Human Resources Committee, the Investment Committee, the Nominating and Corporate Governance Committee and the Risk & Capital Committee. The Board has adopted written charters for each of its committees that specifies the scope of such committee’s responsibilities. Each committee charter is available on our website at www.argolimited.com under the “Investors” tab and then the “Governance” tab. Additionally, the Board established a Strategic Review Committee to review strategic alternatives for the Company.

The Company expects its directors to attend meetings of the Board and meetings of the committees of the Board of which they are members. During 2021, all directors attended 75% or more of the aggregate meetings of the Board and of the committees of the Board on which they served. In addition to regularly scheduled board and committee meetings, the Board holds informational calls with management throughout the year to receive information on matters pertaining to the Company. The Company encourages directors to attend shareholder meetings and all of the directors attended the Company’s 2021 Annual General Meeting held in May 2021.

The table below lists 2021 Board and committee membership and the number of meetings held for each committee of the Board for the fiscal year 2021. The full Board held 4 regular meetings during 2021, a planning meeting and several informational calls throughout the year.

Committee Composition and Number of Committee Meetings Held in 2021
Director	Audit	Human Resources	Investment	Nominating and Corporate Governance	Risk & Capital
Bernard C. Bailey	✓	✓		✓
Thomas A. Bradley	✓(FE)	✓
Fred R. Donner	✓(C)(FE)				✓
Anthony P. Latham				✓	✓
Dymphna A. Lehane		✓(C)			✓
Samuel G. Liss		✓	✓	✓(C)
Carol A. McFate	✓		✓(C)*
Kathleen Nealon **	✓**				✓**
Al-Noor Ramji			✓		✓(C)
Kevin J. Rehnberg
John Tonelli **			✓ (C)**	✓**
Number of Meetings in 2021	5	4	4	4	4

(C) – Committee Chair

(FE) – Audit Committee Financial Expert

* After May 2021

** Terms ended as of May 2021

The table below lists Board and committee membership as of the Record Date.

2022 Committee Composition
Director	Audit	Human Resources	Investment	Nominating and Corporate Governance	Risk & Capital	Strategic Review
Bernard C. Bailey	✓	✓		✓		✓
Thomas A. Bradley (EC)						✓
Fred R. Donner	✓(C)(FE)				✓	✓
Anthony P. Latham*				✓	✓
Dymphna A. Lehane		✓(C)			✓	✓
Samuel G. Liss		✓	✓	✓(C)
Carol A. McFate	✓		✓(C)
J. Daniel Plants		✓				✓(C)
Al-Noor Ramji			✓		✓(C)

(EC) – Executive Chair

(C) – Committee Chair

(FE) – Audit Committee Financial Expert

* Will not be standing for re-election at the Annual General Meeting

Audit Committee

Each member of the Audit Committee is “independent” and meets the other requirements for audit committee membership, including financial literacy, as defined by applicable NYSE listing rules and SEC rules for audit committee members. Prior to Mr. Bradley taking on the role of Interim CEO, Messrs. Bradley and Donner were qualified as “audit committee financial experts” within the meaning of applicable SEC rules and regulations governing the composition of the Audit Committee. Currently, Mr. Donner is qualified as an “audit committee financial expert” within the meaning of applicable SEC rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm, and (iv) the performance of the Company’s internal auditing function (“Internal Audit”) and the independent registered public accounting firm. Its primary responsibilities, among other items, include (a) the appointment, compensation, retention, oversight of the work and termination of the Company’s independent registered public accounting firm, (b) reviewing and discussing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, (c) reviewing the effectiveness of the Company’s financial reporting processes and internal controls in consultation with management, the independent registered public accounting firm and Internal Audit, including data privacy, information technology security and control, (d) pre-approving all audit and permitted non-audit and tax services to be provided to the Company by the independent registered public accounting firm, in accordance with a pre-approval policy, (e) overseeing Internal Audit’s structure, objectivity, responsibilities and budget, (f) overseeing the implementation and maintenance of the Related Person Transaction Policy, (g) periodically reviewing the Company’s compliance with legal and regulatory requirements, (h) reviewing, approving or ratifying all related party transactions, and (i) monitoring compliance with the Code of Conduct, including review of conflicts of interest. The Audit Committee establishes procedures for complaints relating to accounting, internal accounting controls or auditing matters as well as procedures for confidential, anonymous submission by Company employees of any concerns regarding questionable accounting or auditing matters. In collaboration with the Risk & Capital Committee, the Audit Committee reviews and discusses with management and Internal Audit the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In recommending an independent registered public accounting firm for the Company, the Audit Committee annually considers such auditor’s performance and integrity, the experience and qualifications of the lead audit partner, the geographic scope of their practice as compared to the Company’s geographic scope, their insurance industry expertise, the appropriateness of their fees, the Public Company Accounting Oversight Board (“PCAOB”) reports on the firm and its peers, and other factors that it deems appropriate.

Human Resources Committee

Each member of the Human Resources Committee (“HR Committee’) is “independent” in accordance with the applicable corporate governance requirements of the listing rules of NYSE as currently in effect. Each member of the HR Committee also qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The HR Committee assists the Board in its oversight of (i) the performance and compensation of the Company’s executive officers and directors, (ii) the Company’s succession plans, and (iii) the review of the compensation plans, policies and programs, including the approval of individual executive officer compensation. The HR Committee’s responsibilities include, among other items, (a) annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluating, at least annually, the Chief Executive Officer’s performance in light of those goals and objectives, (b) reviewing and determining the compensation of the Company’s executive officers other than the Chief Executive Officer, (c) reviewing and advising the Board on the adoption, termination or material modification of the Company’s material compensation plans, (d) reviewing and discussing with the Company’s management the Compensation Discussion and Analysis contained in this proxy statement, (e) producing an annual report on executive compensation for inclusion in the Company’s proxy statement, (f) reviewing the results of any advisory shareholder votes on executive compensation, (g) evaluating and recommending to the Board appropriate compensation for the Company’s directors, (h) annually reviewing management’s succession plans for the Company’s Chief Executive Officer and other executive officers, (i) determining and monitoring share ownership guidelines, and (j) periodically reviewing the Company’s strategies and policies related to human capital management, including matters such as diversity and inclusion, employee engagement, and health and safety.

Human Resources Committee Interlocks and Insider Participation

With respect to interlocks and insider participation involving member of the HR Committee during last fiscal year:

•	None of the HR Committee members were an officer or employee of the Company or its subsidiaries.

•	None of the HR Committee members had any relationship with the Company pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.

•	None of the executive officers of the Company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or the HR Committee.

Investment Committee

Each member of the Investment Committee is “independent” in accordance with the applicable director independence rules of NYSE as currently in effect. The Investment Committee assists the Board in (i) overseeing the Company’s key investment objectives, strategies and policies, (ii) approving the Company’s investment policies, strategies, and transactions, and (iii) overseeing the performance of the Company’s investment portfolios. The Investment Committee’s responsibilities include, among other items, (a) approving the Company’s Investment Policy including the investment guidelines and asset allocation ranges set forth therein, (b) overseeing the Company’s investment transactions and its outside investment managers to determine whether such investment transactions are in accordance with the Company’s Investment Policy, (c) ensuring that appropriate selection criteria are developed to identify and select the Company’s outside investment managers and periodically reviewing the performance of the Company’s outside investment managers, (d) overseeing management’s administration of the Company’s investment portfolio, including recommended strategic asset allocations and the performance of the portfolio under anticipated and stress test scenarios, (e) approving any Company derivative policy, and (f) review of management’s analysis and reports on potential hedging programs and derivative transactions.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is “independent” in accordance with the applicable director independence rules of NYSE as currently in effect. The purpose of the Nominating and Corporate Governance Committee is to (i) identify, evaluate and recommend individuals qualified to become members of the Board, (ii) recommend to the Board director nominees to stand for election at each annual meeting of shareholders of the Company or to fill vacancies on the Board, (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, (iv) oversee the Company’s environmental, social and governance initiatives, and (v) recommend directors for appointments to one or more of the Board’s standing committees. This committee is also charged with establishing evaluation criteria and an evaluation process for the Board and each of its committee in its self-evaluation process.

Risk & Capital Committee

While the Board has the ultimate responsibility for overseeing and approving the Company’s risk strategy, risk appetite and risk tolerance levels, the Risk & Capital Committee (i) assists the Board in overseeing and reviewing the Company’s enterprise risk management, including the significant policies, procedures, and practices employed to identify, assess and manage insurance risk, credit risk, market risk, operational risk, liquidity risk and reputational risk, and (ii) provides strategic guidance to management as to the Company’s capital structure and other related strategic initiatives. The Risk & Capital Committee also oversees the elements of the Company’s sustainability program specifically related to environmental and climate change risks, and, in coordination with the Nominating and Corporate Governance Committee of the Board, provides input to management on the Company’s environmental, social and governance risks, strategies, policies, programs and practices. Risk management is a collaborative effort of management, the Board, the Risk & Capital Committee, the Audit Committee and several functions within the Company that are focused on risk. Please see the section entitled “Enterprise Risk Management and Governance Frameworks” below for further details.

Strategic Review Committee

The Strategic Review Committee is an ad-hoc committee formed in April 2022 and is comprised of five out of nine Board members. Mr. Plants serves as the chair of the Strategic Review Committee. The Strategic Review Committee was formed to review, evaluate and make recommendations to the Board regarding potential strategic alternatives with respect to the Company. As part of this process, the Board will consider a wide range of options for the Company including, among other things, a potential sale or other disposition of, or a potential business combination transaction involving, some or all of the Company’s assets or equity. The Company has retained Goldman Sachs & Co. LLC as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal counsel to assist in the review process undertaken through the Strategic Review Committee. The Committee is responsible for (i) exploring, considering and examining all potential transactions with respect to the Company that the Committee determines to be advisable to consider in the course of the strategic review; (ii) reporting regularly to the Board; and (iii) making recommendations to the Board concerning potential transactions that the Committee deems appropriate, including a recommendation as to whether the final terms of any such potential transaction are in the best interests of the Company and should be approved by the Board and, if applicable, by the Company’s shareholders.

There can be no assurance that this process will result in the Company pursuing a particular transaction or other strategic outcome. The Company has not set a timetable for completion of this process, and does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.

Process for Nominating Directors

The Nominating and Corporate Governance Committee may receive recommendations for director nominees from various sources such as officers, directors and shareholders, and it may also engage third party consultants such as search firms to assist in identifying and evaluating potential nominees. The Nominating and Corporate Governance Committee assesses several factors when evaluating director nominees including, but not limited to, the current needs of the Board and, with regard to a nominee, their: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. In the case of incumbent directors considered for re-nomination, the Nominating and Corporate Governance Committee may consider such nominee’s prior Company Board experience, attendance and participation at Board meetings throughout such nominee’s tenure on the Board, and the candidate’s ability to continue to contribute to the Board and the Company’s needs as well as the composition of the Board at the time.

In evaluating director nominees, the Nominating and Corporate Governance Committee will also actively consider gender identity, age, race, nationality, national origin, ethnicity, disability status, sexual orientation and other diversity factors in Board composition. In addition, the Nominating and Corporate Governance Committee looks for nominees exhibiting specific skills and expertise in the following areas: (i) accounting and finance; (ii) business operations; (iii) business strategy; (iv) corporate governance; (v) technology/digital strategies, including cybersecurity; (vi) executive leadership; (vii) industry knowledge; (viii) international operations/global markets; (ix) investment management; (x) sustainability; (xi) legal/regulatory; and (xii) risk management. The Nominating and Corporate Governance Committee will ultimately recommend nominees who it believes will enhance the Board’s ability to oversee, in an effective manner, the management of the affairs and business of the Company.

The Nominating and Corporate Governance Committee seeks a diverse and appropriate balance of members who have the experience, qualifications, attributes and skills that are necessary to oversee a publicly traded, growth-oriented insurance organization that operates in multiple jurisdictions. In addition, the Nominating and Corporate Governance Committee seeks directors with experience in a variety of professional disciplines and business ventures that can provide diverse perspectives on the Company’s operations. The Committee evaluates the types of backgrounds that are needed to strengthen and balance the Board based on the foregoing factors and will nominate candidates to fill vacancies accordingly. For a discussion of the specific experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that each director should serve on the Board, see the skills chart and biographical information section beginning on page 29.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing a written recommendation to the Company. Shareholders who wish to submit a proposal or director nomination for consideration at our 2023 Annual General Meeting, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal or nomination to us for receipt not later than 60 days prior to the date of our 2023 Annual General Meeting (such deadline currently expected to be on or about March 6, 2023, assuming that the 2023 Annual General Meeting is held on May 5, 2023). Any such notice must also meet certain other requirements specified in our Bye-Laws. In addition to satisfying the requirements under our Bye-Laws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19 must provide notice to the Company at the address below no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting or 60 calendar days prior to the date of the 2023 Annual General Meeting if the meeting date has changed more than 30 days from the date of this year’s Annual General Meeting (such deadline currently expected to be on or about March 6, 2023, assuming that the 2023 Annual General Meeting is held on May 5, 2023). If the Company determines to hold the 2023 Annual General Meeting on a date other than May 5, 2023, the Company will publicly announce the new date and relevant deadlines above to its shareholders Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19. Any notices described above should be sent to Argo Group International Holdings, Ltd. c/o Allison D. Kiene, General Counsel and Secretary, Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The Company will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates. Once the Nominating and Corporate Governance Committee receives a recommendation from a shareholder, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Shareholders may also directly nominate a candidate for director pursuant to the advance notice provisions of the Company’s Bye-Laws.

Enterprise Risk Management and Governance Frameworks

Overview

The Company believes that its enterprise risk management framework and oversight activities are structured in a way that enables it to take an active approach to risk management in a dynamic legal, regulatory and business environment. Through the efforts of management, our internal risk management function and the Board and its relevant committees, we seek to manage our risk exposures within agreed risk tolerances, while recognizing that taking appropriate risks provides us with opportunities that are beneficial to the Company and its shareholders. We oversee risks from a likelihood and consequential perspective and are able to prioritize the risks most important for senior management and Board oversight by embedding risk management into our decision-making and creating risk champions at the senior management level. Our Chief Risk & Sustainability Officer (the “CR&SO”) regularly provides executive management and the Risk & Capital Committee with a Risk Dashboard that summarizes the status of our risks across the organization.

Risk Management Policy

The Company is committed to establishing and maintaining a sustainable risk management framework as an integral part of its business model supporting business planning and capital management. Enterprise Risk Management (“ERM”) is a company-wide process with oversight from the Board that identifies, assesses, monitors, manages and reports risks that could materially influence our ability to deliver on our strategic objectives. We consider the implementation of our ERM framework as a strategic imperative to enhance shareholder value, not only to meet legal and regulatory requirements but also to gain a competitive edge by improving our understanding of risks and capital requirements for solvency on a per risk and an aggregated basis. We have designed our framework for managing enterprise risks to be aligned with international standards, such as ISO 31000 and to take into consideration the interests of our shareholders, policyholders and other counterparties.

The objectives of our ERM framework are designed to ensure that:

1.	All reasonably foreseeable material risks, including financial and non-financial and current and contingent risks are identified;

2.	The potential impact of such material risks, including material risks affecting capital requirements and capital management, short-term and long-term liquidity requirements, policyholder obligations and operational strategies and objectives are assessed; and

3.	Policies and strategies are developed and maintained to effectively manage, mitigate and report material risks.

Risk Management Strategy

Our risk management strategy encompasses our Three Lines of Defense Model and Risk Appetite Framework, as further explained below, to address and manage material business risks. Our strategy is based on and implemented through the respective policies, targets, guidelines, requirements and budgets approved by the Risk & Capital Committee on a periodic basis. Our ERM strategy and objectives are reviewed and approved by the Risk & Capital Committee each year. The Risk & Capital Committee oversees elements of the Company’s sustainability program specifically related to environmental and climate change risks, and, in coordination with the Nominating and Corporate Governance Committee, provides input to management on our environmental, social and governance risks, strategies, policies, programs and practices.

The ERM framework continues to be developed and enhanced over time in response to market developments and tested against external Risk Maturity Model standards. The CR&SO annually presents to the Risk & Capital Committee a review of the effectiveness of our risk management across the organization. These annual reviews inform our ongoing improvement plans and ERM objectives.

Three Lines of Defense Model

Our internal control framework consists of three lines of defense:

1.	Business Leadership: Risk owners within each business function are charged with the task of identifying, assessing, measuring, monitoring, reporting and mitigating risks associated with a department’s respective functions and responsibilities. The CR&SO, who reports to the Risk & Capital Committee, plays a key role in risk management by coordinating, facilitating and overseeing the effectiveness and integrity of our risk management activities at a business function level. Risk owners within each business function are also charged with establishing, maintaining and enhancing the methodology and tools used to identify and evaluate risks and, where risks are outside our risk appetite, ensuring an appropriate response applied by the respective risk owner.

2.	Compliance Function: The compliance function headed by our General Counsel and Secretary supports the executive management and the Board in ensuring it remains compliant with relevant regulations in the territories in which it operates. Compliance achieves this by monitoring regulatory developments, advising management on maintaining compliance, monitoring and reporting on compliance performance and the provision of compliance training to staff.

3.	Internal Audit: Internal Audit provides the third line of defense by assessing the effectiveness of our risk management processes, practices and internal controls and providing timely feedback and assurance to the Board on the adherence to our risk management framework. The Head of Internal Audit reports to the Audit Committee of the Board on issues related to the internal control framework.

Risk Management Framework

Our risk management framework focuses on “reasonably foreseeable material risks,” meaning those exposures (financial and non-financial, on and off-balance sheet, current and contingent exposures) that we can identify in advance as having the potential, should they occur, to change the way relevant stakeholders would assess our solvency and/or liquidity position, reputation or risk profile. Relevant stakeholders include the Board, senior management, policyholders, investors and the various types of entities that regularly monitor and regulate our business activities and securities.

Key elements of our risk-management framework are summarized below:

1.	Framework Purpose: Our risk management framework is designed to enable us to achieve an accurate and timely understanding of (1) the nature, caliber, and sensitivity of the material foreseeable risks to which we are exposed, (2) our ability to mitigate or avoid such risks and (3) to the extent that an identified risk falls outside of our risk appetite, what course of action is necessary to address such risk consistent with our business plans and risk tolerances for continual improvements. We have established policies to identify and address existing, as well as evolving and emerging, risks that have the potential to materially impact our strategy, capital and solvency adequacy, volatility of our results, expected shareholder returns or our ability to meet our commercial, legal and regulatory obligations.

2.	ORSA: Our risk management function implements our enterprise wide ERM framework. We utilize our Own Risk & Solvency Assessment (“ORSA”) process to identify the key threats and opportunities facing the business, which we report on a quarterly basis to the Risk & Capital Committee. The ORSA process enables us to evaluate our capital and solvency risks and our performance in meeting our capital and solvency objectives against our risk appetite. This, in turn, feeds into an annual ORSA report which we present to our regulators.

3.	Strategic Risk Landscape: Throughout the year, we review and evaluate risks related to our business at all levels. We communicate to both the Executive Risk Committee and the Risk & Capital Committee the principal threats and opportunities that could impact the organization’s strategy and how these are being addressed over time. Based on these assessments, risk owners strive to ensure that appropriate risk management actions have been taken to address and mitigate risks where necessary. The objective remains that underwriting, and investment activities remain consistent with management’s strategic and business plans, as approved by the Board.

4.	Risk Models: We employ various data sources and risk models and continue to evaluate and fortify our processes and protocols to assure the integrity of such tools. The internal capital model is actively used to manage risk / reward decisions, including optimizing reinsurance protections and accordingly is subject to ongoing review through independent model validation reviews. This enables us to improve our quantitative and qualitative views of risk over time.

5.	Capital Allocation: The risk management techniques, especially with regard to our internal capital model, are actively used to inform the allocation capital to underwriting and investment operations and report on Return on Allocated Capital as part of our business portfolio performance framework.

6.	Risk Governance: The monitoring and reporting of risk is cascaded up and down the organization, from the Risk & Capital Committee to the Executive Risk Committee, where executive management discuss actions required to address any materials risks. Our ERM Steering Committee oversees the ERM framework, including its implementation across the Company.

7.	Monitoring and Reporting: We monitor, review and report to the Risk & Capital Committee on these activities regularly. Protocols are in place for the reporting of operational risk events and the escalation of risk tolerance breaches.

Risk Appetite Framework

The Risk Appetite Framework brings together the overall approach for identifying and managing risk appetite, risk preferences, risk tolerances, and risk limits, including Key Risk Indicators (“KRIs”). Our framework is intended to provide clarity regarding acceptable amounts of risk to assist our decision makers in the Company. Our Risk Appetite Framework achieves this by defining our ability to take risk through a series of qualitative risk appetite statements that are communicated across the organization, supported by quantitative risk appetite measures and risk tolerances and KRIs. The risk appetite is based on our available capital and liquidity and is reflected in Board-approved business plans. Risk tolerances define acceptable boundaries in terms of volatility and provide a frame of reference to align behaviors in the Company.

The CR&SO advises on periodic changes to risk appetite and risk tolerances, which are formally approved annually by the Board. During 2021, the Risk & Capital Committee of the Board commissioned a full review of the Risk Appetite Framework, led by the CR&SO. The framework was challenged and reviewed by risk owners across the organization and a number of changes were made to the risk factors being measured and the thresholds applied. These changes better reflect our ongoing strategy, in particular, the objective of reducing overall business volatility. The Board formally adopted and approved this updated Risk Appetite Framework for fiscal year 2022 in November 2021.

Our Risk Appetite Framework is reflected in our strategic and business planning. We actively use our internal capital model to track risk tolerance limits and allocate capital to the businesses with the greatest potential to exceed ROAC targets, while staying within agreed risk limits. In the event of risk tolerances being exceeded, internal guidelines ensure appropriate escalation and management actions. If necessary, risks are ceded or hedged through reinsurance, derivatives, or other forms of risk transfer in accordance with our policies.

Risk tolerances and limits encompassed in our Risk Appetite Framework include:

•	Primary enterprise-wide portfolio risk appetite measures which are based on our overall portfolio and designed to protect our capital and liquidity position and limit the likelihood of an economic loss for the year;

•	Secondary, supplementary limits, which serve to limit losses that can arise out of individual risk categories or accumulations, such as natural catastrophes and terrorism, and to limit market and credit risks that could materially impact our solvency were they to materialize; and

•	Other limits, which are designed to protect and preserve our profit/loss performance, reputation and strategic agility and thus protect our future business potential. These limits include parameters for individual risks that could cause permanent damage to how our customers, clients, shareholders and staff perceive us.

All significant policies and procedures associated with our Risk Appetite Framework are documented in writing and available to the Board, management and employees.

Cybersecurity and Data Protection

Our information security program and approach are based on the National Institute of Standards and Technology Cybersecurity Framework (“NIST Framework”). The NIST Framework establishes core requirements for continuous protection of our information, process, and technologies in response to emerging and changing cyber threats and vulnerabilities. In 2021 we engaged a third-party auditor to perform an independent maturity assessment of our information security program against the NIST Framework. The result of the third-party assessment found the maturity of our current cybersecurity program to be above the insurance industry average. However, as part of continuous improvement, we strive to continue to mature and build a robust and resilient environment to protect and defend against bad actors.

The Company maintains a Data Protection Framework and various policies, including Information Security Policy, Privacy Policy, and Records & Information Management Policy, to appropriately manage personal information we require to operate our business and comply with all regulations in the jurisdictions in which we operate, including specifically addressing the rights of individuals regarding control of data we may hold related to them. We also maintain a Third-Party Risk Management Program, including a Vendor Management Policy, which allows us to monitor and control our risks related to the processing of personal information and customer information by our authorized third parties. These policies and programs are derived from internationally recognized regulations, frameworks, and principles.

We share personal information with affiliates, business partners, third-party service providers, or vendors when we have a legitimate business purpose for doing so and when permissible by law. We require third parties to maintain similar standards to ours to protect personal information. We have implemented a risk mitigation process to identify and assess the cyber posture of third parties providing commodities or services to any of the Company’s legal entities.

We have implemented multiple layers of data protection to minimize the risks to systems, personal information, and the privacy of individuals. Such protection includes perimeter security controls, network security controls, endpoint security controls, application security controls, data security controls, logical and physical access controls, maintaining up-to-date inventories (authorized hardware and software), system hardening and monitoring, usage of modern protection software and third-party risk assessments, 24/7 monitoring and response, testing of incident response procedures (table-top exercises), annual information security awareness training, and monthly phishing tests of all the Company’s employees. We are not aware of any material data privacy breaches during 2021 involving personal information or customer information.

Our Audit Committee is responsible for overseeing our internal controls including, cybersecurity and data protection programs. It reviews the effectiveness of the Company’s financial reporting processes and internal controls, including data privacy, information technology security and control. Our Chief Security Officer reports on data protection and information security matters to the internal Security Governance Committee on a quarterly basis, and reports to the Audit Committee at least annually on these matters.

Shareholder Engagement

Our Board believes that shareholder engagement is essential to understanding our investors’ interests and is a key part of our commitment to strong corporate governance, and accordingly, our Board members have direct engagement with shareholders and share feedback with the Company’s management and with the full Board. Our shareholder engagement efforts allow us to better understand and address our shareholders’ priorities, perspectives and concerns on a variety of issues, including strategic opportunities, governance, performance and ESG and diversity and inclusion efforts. and respond to inquiries and consider feedback received from shareholders throughout the course of the year. The Board, its committees and management review corporate governance trends, regulatory developments, the Company’s corporate governance documents, policies, and procedures to determine if any changes should be considered. The Company regularly meets with its investors throughout the year. These meetings are conducted at major financial services industry conferences and at events sponsored by the Company and are attended by various members of our senior management. We also make ourselves available to communicate and/or meet with shareholders via means such as earnings calls. All of these engagements cover a variety of matters that are important to our shareholders, including recent developments at the Company, our financial and operational performance, our long-term strategic and financial goals and industry-wide trends, and other topics that may be raised by our shareholders. The Company also welcomes opportunities to meet with its significant shareholders to discuss and receive feedback on matters related to its environmental, social and governance (“ESG”) initiatives. Our Board receives regular briefings on these shareholder meetings and incorporates the resulting input as appropriate.

The Company also intends to develop and continue its shareholder engagement activities after the Annual General Meeting. In addition to continuing the types of outreach described above, the Company will review the results of the advisory vote on compensation for Named Executive Officers (“Named Executive Officer” or “NEO”) and determine what, if any, follow-up actions are appropriate.

We also provide our shareholders means by which they can communicate with our Board. Shareholders and other interested parties who wish to communicate with the Board, a specific director or the independent directors as a group may send written communications to Argo Group International Holdings, Ltd. c/o Allison D. Kiene, General Counsel and Secretary, Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The Secretary will forward such communication to the individual director or directors to whom the communication is directed, if any. If the communication does not specify a recipient, the Secretary will forward it to the full Board or to the directors the Secretary believes are most appropriate based on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the directors.

For more information regarding our engagement efforts and our response – particularly with respect to executive compensation, please refer to the section entitled “Compensation Discussion and Analysis — Shareholder Engagement and Responsiveness to 2021 Advisory Vote on Executive Compensation” on page 42.

Corporate Responsibility

We recognize that our stakeholders are increasingly focused on our approach to corporate responsibility, including environmental and social matters. In response, we have taken a structured approach to account for sustainability matters to be incorporated into our business operations. We have also enhanced our ESG disclosures included in our annual ESG Report made available on our website. For our latest ESG report, refer to our website, www.argolimited.com, under the heading “Investors.”

We established a Sustainability Working Group (“SWG”) in 2016, which oversees our sustainability and ESG policies, processes and issues facing the organization. The SWG reviews reports on various internal and external developments related to ESG matters. The SWG considers both upside (opportunity) and downside (threats) risks related to sustainability that could impact the Company. The SWG receives a detailed threat and opportunity assessment prepared by the internal risk management function of the major sustainability risks facing the organization every six months and escalates key issues to the ERM Steering Committee.

In 2021, the Board delegated oversight of the Company’s ESG efforts, progress and disclosures to the Nominating and Corporate Governance Committee. The Risk & Capital Committee oversees elements of the Company’s sustainability program specifically related to environmental and climate change risks, and, in coordination with the Nominating and Corporate Governance Committee, provides input to management on the Company’s environmental, social and governance risks, strategies, policies, programs and practices.  The CR&SO reports on material sustainability-related issues, including topics related to climate change, to the Board’s Risk & Capital Committee on a quarterly basis or more often as necessary.

Environment

We recognize that climate-related risks are among the biggest threats to our planet today. We have an Environmental Management Policy that describes our commitment to establishing a long-term sustainable approach to caring for and safeguarding the environment as it relates to our business operations. We demonstrate our commitment to addressing climate change risks through our active membership in ClimateWise, a global insurance industry leadership group facilitated by the University of Cambridge Institute for Sustainability Leadership. As part of this membership, in 2021 we published our first ClimateWise Report, which aligned with the principles of the Task Force on Climate-related Financial Disclosures, covering, among other things, our strategy, governance, risk appetite, and risk assessment of our climate risk management.

In 2021, we established a new program for recycling and repurposing digital waste for our U.S. operations, keeping nearly 1,000 pieces of equipment out of landfills. Donated equipment included computer monitors, docking stations, keyboards, mice, phones, stands, speakers and headsets. Donations went to local nonprofits such as InspiredU in Alpharetta, Georgia; Goodwill in San Antonio, Texas; and Electronic Access Foundation in Springfield, Massachusetts.

For our latest report, refer to our website, www.argolimited.com, under the heading “About” and then “Corporate Responsibility – Climate Change Vulnerability.” As of the date of this Proxy Statement, we have published our 2022 ESG and ClimateWise reports at https://www.argolimited.com/about/corporate-responsibility/.

During 2021, we continued our policy of disclosing our greenhouse gas (“GHG”) emissions for scope 1, 2, and 3 inventories against ISO 14064-1. We have achieved our GHG reduction targets for 2021 and have set new targets for GHG reduction in 2022 and 2023, based on a 2019 baseline year, as follows:

GHG Reduction Targets[1]
2021 Results
Target: 20% Actual: 27% Reduction in Scope 2 emissions	Target: 33% Actual: 81% Reduction in Scope 3 emissions
2022 Targets
32.5% reduction in Scope 2 emissions	35% reduction in Scope 3 emissions
2023 Targets
37.5% reduction in Scope 2 emissions	38% reduction in Scope 3 emissions

1Targets are quoted as emission rates measured in metric tons of carbon dioxide per dollar of gross written premium.

Focus on Climate Change Risk: We recognize climate change as a material emerging risk on our business operations, insurance products and clients. We maintain our own view of natural catastrophe risk informed by proprietary models, which is used to make underwriting and management decisions. Our proprietary models are based on a combination of third-party vendor models, plus our in-house adjustments specifically recognizing factors such as climate volatility. We regularly consider potential climate change scenarios within our stress and scenario testing framework and in validating our catastrophe and capital models. As such, we have updated our risk management framework to include climate risk, taking into account physical risk, transition risk and litigation risk related to climate change.

We continue to monitor and evaluate scientific, regulatory and political developments with ESG through our emerging risk management processes. We recognize the growing demands from state and national governments, investors, insurance regulators, credit rating agencies and ESG rating agencies for public and private disclosures and continue to monitor these developments.

Social

Diversity and Inclusion: We seek to foster and preserve an inclusive and diverse culture. Our diversity and inclusion program is a Board-led business strategy, with our HR Committee periodically reviewing strategies and policies related to human capital management, including matters such as diversity and inclusion, employee engagement, and health and safety. Our commitment to diversity and inclusion is demonstrated by our Board of Directors, two of which identify as female, one of which identify as a disabled navy veteran, and one of which identify as racially/ethnically diverse. Ethnic and/or racial minorities are defined as: Asian, Black/African American, Hispanic/Latinx, Alaskan Native/Native American or multiracial background. In evaluating new director candidates, the Nominating and Corporate Governance Committee will actively consider gender identity, age, race, nationality, ethnicity, disability status and sexual orientation diversity in board composition.

Philanthropy: We are dedicated to improving the communities in which we live and work. We give back in a variety of ways through employee volunteering; corporate contributions; local, employee-led community relations committees; and a generous matching-gifts program. Our employees guide the vast majority of our contributions in our local communities around the world. Examples of our significant partnerships and philanthropy include: Spencer Foundation, American Red Cross, Buttle U.K., and Bermuda Foundation for Insurance Studies.

During 2021, our employees volunteered more than 1,300 hours in voluntary service as compared to 700 hours in 2020. The Company’s Corporate Contributions Policy sets forth the governance of our corporate giving and is overseen by our communications team and the HR Committee. The policy is reviewed on an annual basis, and any recommended revisions are provided to the HR Committee for review and approval. Additionally, our communications team provides quarterly reports to the HR Committee, summarizing budget updates and contributions made across the Company’s philanthropic programs.

When employees contribute to an eligible non-profit organization of their choice, the Company matches 100% of their donations (up to $5,000 per employee per year). In 2021, the Company matched 253 employee donations, which accumulated to $136,090 in total matched contributions and benefitted more than 185 non-profits across the U.S., U.K., and Bermuda.

Responsible Investment: ESG factors are an integral part of the Company’s strategy to ensure the long-term viability of its investment portfolios. Responsible investing is an important part of our overall sustainability strategy, and reinforces our commitment to helping businesses stay in business. We have a Responsible Investment Policy that sets forth our commitment to investing responsibly and integrating ESG factors into our investment decision making. The policy sets forth our framework governing the Company’s approach to responsible investments and our pledge to engage in proactive and collaborative communication for continued improvements on ESG-related business practices for positive financial returns. In 2021, we released our Stewardship and Engagement Statement which recognizes that, as asset owners, we are responsible for exercising our rights to protect and enhance long-term investment value to generate the best yield on our returns by supporting sustainable value creation in our investments. The Company also updated and reissued in 2021 its “Responsible Investment Policy” adopted by the Investment Committee of the Board. Our investment team monitors for threats and opportunities to enhance our portfolios. This includes a focus on the ESG factors that could have material impact on our investments – a process that has been a cornerstone to the Company’s investment approach. Integrating these factors into our investment strategy is essential to creating value for our internal and external stakeholders. As active asset owners, we also engage with our major investment managers on ESG performance, including on how our investment managers are addressing ESG issues.

Our Investment Committee oversees our Responsible Investment Policy, with the Chief Investment Officer (“CIO”) responsible for the execution of our investment strategy. The Investment Risk Review Group supports CIO’s oversight of investment risks, including associated ESG risks, and oversees the investment manager selection and performance process, as well as portfolio asset allocation and investment risk management. The Investment Risk Review Group reviews our investment ESG performance on a quarterly basis and escalates issues, as appropriate, to the Investment Committee.

Vendor Management: Our Vendor Management Policy, ERM framework and other associated policies and practices are designed to comply with the requirements of the regulatory jurisdictions in which we operate and require that our due diligence and on-boarding procedures consider a range of risk factors prior to a vendor’s appointment. These considerations include, but are not limited to, each vendor’s financial stability; anti-money laundering, bribery and corruption compliance; economic sanctions compliance; business continuity arrangements; and assessment of the vendor’s operation against international best-practice standards for health and safety, environmental management, labor relations, human rights performance, and governance and accountability.

Related Person Transactions

Policy for Evaluating Related Person Transactions

The Board has adopted a written policy relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed by SEC regulations (“related person transactions”). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more beneficial owners of our Common Shares. Management administers procedures adopted by the Board with respect to related person transactions and the Audit Committee reviews and approves all such transactions. In determining whether or not to approve a related person transaction, the Audit Committee considers all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit to the Company, opportunity costs of alternate transactions, and the actual or apparent conflict of interest of the related person, among other factors. Approval of a related person transaction requires the vote of the majority of disinterested directors on the Audit Committee and the Audit Committee must determine that the transaction is in, or not inconsistent with, the best interest of the Company and its shareholders for a related person transaction to be approved. The Board annually reviews this policy. The written policy relating to the Audit Committee’s review and approval of related person transactions is available on our website at www.argolimited.com under the “Investor” tab and then “Governance” tab.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Based Compensation Plans

In May 2019, our shareholders approved the 2019 Omnibus Incentive Plan (the “2019 Plan”), which provides equity-based and cash-based performance-related incentives to key employees, non-employee directors and other service providers. The intent of the 2019 Plan is to encourage and provide for the acquisition of an ownership interest in Argo Group, enabling us to attract and retain qualified and competent persons to serve as members of our management team and the Board. The 2019 Plan authorizes 1,885,000 shares of common stock to be granted as equity-based awards. No further grants will be made under any prior plan; however, any awards under a prior plan that are outstanding as of the effective date shall remain subject to the terms and conditions of, and be governed by, such prior plan. Any awards issued under the 2019 Plan or any prior plan that are unexercised or unvested which expire, terminate, cash-settle, or are canceled, the number of shares underlying such awards will again be available for issuance under the 2019 Plan.

The following table sets forth information as of December 31, 2021 concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding, Options, Warrants and Rights	Weighted-Average Per Share Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders:
Argo Group International Holdings, Ltd. 2019 Omnibus Incentive Plan	482,543	$—	1,477,601
Argo Group International Holdings, Ltd. Employee Share Purchase Plan	—	—	401,102
Equity compensation plans not approved by shareholders	—	—	—
Total	482,543	$—	1,878,703

As of December 31, 2021, equity compensation awards issued consist predominately of non-vested share awards, which do not have an exercise price.

Under the terms of the 2019 Plan, only awards that are to be settled in shares are included in the totals above. Additional information relating to our equity compensation plans is included in Note 14, “Share-based Compensation” in the Notes to Consolidated Financial Statements in the Original Filing.

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information regarding the beneficial ownership of our shareholders known to us to beneficially hold more than 5% of our Common Shares as of the Record Date. Unless otherwise noted in the footnotes following the table, the information for each shareholder is based solely on information reported on a Schedule 13G or Schedule 13D, as applicable, filed by such holder with the SEC, with percentages determined as of the Record Date. As of the Record Date, there were [•] Common Shares issued and outstanding.

	Common Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	[•]	(1)	[•]	%

Voce Capital Management LLC 600 Montgomery Street, Suite 4400 San Francisco, CA 94111	3,317,697	(2)	[•]	%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,256,440	(3)	[•]	%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,173,618	(4)	[•]	%

Champlain Investment Partners, LLC 180 Battery St. Burlington, Vermont 05401	2,167,260	(5)	[•]	%

(1)	The Vanguard Group, Inc. notified the Company on October 27, 2022, that it beneficially owned [•] Common Shares as of the Record Date. The Vanguard Group, Inc. does not have voting power over all of the Common Shares that it beneficially owns.

(2)	Voce Capital Management LLC filed Schedule 13D/A with the SEC on August 8, 2022, which disclosed that Voce Capital Management LLC and certain of its affiliates have shared voting power over 3,317,697 Common Shares and shared dispositive power with respect to 3,317,697 Common Shares.

(3)	BlackRock, Inc. filed a Schedule 13G/A with the SEC on February 3, 2022, which disclosed that BlackRock, Inc. has sole voting power over 2,179,661 Common Shares and sole dispositive power with respect to 2,256,440 Common Shares.

(4)	Dimensional Fund Advisors LP filed a Schedule 13G/A with the SEC on February 8, 2022, which disclosed that Dimensional Fund Advisors, LP have sole voting power with respect to 2,131,286 Common Shares and sole dispositive power with respect to 2,173,618 Common Shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)	Champlain Investment Partners, LLC filed a Schedule 13G/A with the SEC on February 11, 2022, which disclosed that Champlain Investment Partners, LLC has sole voting power over 1,682,985 Common Shares and sole dispositive power with respect to 2,167,260 Common Shares.

Security Ownership of Management

The table below sets forth certain information regarding the beneficial ownership of the Common Shares as of the Record Date, unless otherwise indicated, of (i) each director or director nominee of the Company, (ii) each individual who has been identified as an NEO of the Company or its subsidiaries, and (iii) all directors and individuals who have been identified as executive officers of the Company as a group:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)(2)		Percent of Class(1)
Directors
Bernard C. Bailey	6,895		*
Thomas A. Bradley(3)	63,376		*
Fred R. Donner	5,220		*
Anthony P. Latham	5,687		*
Dymphna A. Lehane	8,297		*
Samuel G. Liss	13,092		*
Carol A. McFate	6,813		*
Al-Noor Ramji	7,921		*
J. Daniel Plants	3,317,697	(6)	[•]

Named Executive Officers
Kevin J. Rehnberg(3)	44,452		*
Scott Kirk(4)	3,786		*
Jay S. Bullock(4)	12,353		*
Allison D. Kiene	1,257		*
Andrew M. Borst(5)	20,470		*
Susan B. Comparato(5)	3,103		*
Matthew J. Harris(5)	—		*
Timothy D. Carter(5)	4,704		*

Total (a)	3,525,123	(6)	*

(a)	All directors and individuals identified as executive officers of the Company and its subsidiaries as a group – 17 persons

*	Less than 1% of the outstanding Common Shares

(1)	The information in this table is based on information supplied directly to the Company Group by executive officers and directors. Shares beneficially owned by a person include shares to which the person has the right to acquire beneficial ownership within 60 days of the Record Date. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes the following restricted shares that will vest within 60 days after October 26, 2022: Mr. Bradley - 13,126 and Mr. Kirk 2,876.

(3)	Mr. Bradley is also an executive officer.

(4)	On July 2, 2020, the Company announced the anticipated departure of Mr. Bullock as Executive Vice President and Chief Financial Officer of the Company. Mr. Bullock continued to serve as Executive Vice President and Chief Financial Officer through March 15, 2021. On March 16, 2021, Mr. Kirk succeeded Mr. Bullock as the Company’s Chief Financial Officer and Mr. Bullock remained employed in an advisory capacity through March 31, 2021.

(5)	On August 6, 2021, Mr. Harris resigned as Group Head of International Operations of the Company, and on August 11, 2021 Mr. Carter’s employment as Chief Underwriting Officer with the Company was terminated without cause. The Company appointed Mr. Borst as Interim President of International Operations and Ms. Comparato as Chief Administrative Officer, replacing Mr. Borst’s previous role.

(6)	By virtue of his affiliation with Voce Capital Management LLC and its affiliates, J. Daniel Plants may be deemed to have beneficial ownership of 3,317,697 Common Shares owned by Voce Capital Management LLC and its affiliates, which are included in this total. Mr. Plants disclaims beneficial ownership of the Company’s securities held by Voce Capital Management LLC and its affiliates except to the extent of his pecuniary interest therein.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers and holders of more than 10% of Common Shares to file with the SEC reports regarding their ownership and changes in ownership of the Company’s securities. Based on our review of these reports, we believe that during 2021 all reports for the registrant’s executive officers, directors and 10% shareholders that were required to be filed under Section 16(a) of the Exchange Act were timely filed, except that (1) Scott Kirk subsequently amended his Form 3 on May 13, 2021 to correct the number of securities he beneficially owned on March 16, 2021, the date he was appointed as Chief Financial Officer and (2) Lehane Dymphna filed a Form 4 on September 29, 2022 to report the acquisition of certain shares pursuant to a dividend reinvestment plan administered by her Broker on December 7, 2020, March 15, 2021, June 7, 2021, September 16, 2021 and December 16, 2021.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Director Nominees

Name	Age	Director Since	Position
Bernard C. Bailey	69	2020	President of Paraquis Solutions
Thomas A. Bradley	65	2018	Chief Executive Officer of Argo
Dymphna A. Lehane	59	2017	Former Global Managing Partner of Accenture
Samuel G. Liss	66	2019	Managing Principal of Whitegate Partners LLC
Carol A. McFate	69	2020	Former Chief Investment Officer of Xerox Corporation
J. Daniel Plants	55	2022	Chief Investment Officer of Voce Capital Management LLC
Al-Noor Ramji	67	2017	Former Group Chief Digital Officer of Prudential plc

✓ 6 of 7 Are Independent (86%)	✓ 2 of 7 Are Female (29%)	✓ Average Age: 64 Years ✓ Average Tenure: 3 Years

Our Bye-Laws provide for the election of directors by our shareholders. In accordance with our Bye-Laws, each director serves for an annual term ending on the date of the next Annual General Meeting following the Annual General Meeting at which such director was elected, and until his or her successor shall have been duly elected and qualified.

Currently our Board consists of nine directors. Anthony P. Latham and Fred R. Donner, each a current director, informed the Board that they will not stand for re-election to the Board at the Annual General Meeting. The Board is grateful to Messrs. Latham and Donner for their dedication, service, and contributions as directors of the Company. Following the Annual General Meeting, our Board will consist of seven directors. Our Bye-Laws provide that the Board will consist of not less than three nor more than 11 directors to be fixed from time to time by the Board.

Each person nominated for election has consented to be named in this proxy statement and to serve, if elected, and the Board has no reason to believe that any nominee will be unable to serve. However, if, before the Annual General Meeting, one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve as directors of the Company if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding CRM’s nominees and any other related information please refer to CRM’s proxy statement. Even if you would like to elect one or both of CRM’s nominees, we strongly recommend you use the Company’s BLUE proxy card to do so. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the applicable party with the SEC in connection with the 2022 Annual Meeting at the SEC’s website (http://www.sec.gov).

Required Vote and Board Recommendation

Each director nominee must receive more “FOR” votes than “WITHHOLD” votes in order to be elected to the Board. Since there are more director nominees standing for election than Board seats to be filled, the seven nominees receiving the highest number of “FOR” votes will be elected, provided that they receive more “FOR” votes than “WITHHOLD” votes. Shareholders may vote “FOR” or “WITHHOLD” for each nominee, or a shareholder may abstain from voting. Abstentions and broker non-votes, if any, will not count as votes cast and, therefore, will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ELECTION OF EACH OF THE BOARD’S NOMINEES AS DIRECTORS.

Board Leadership Skills

Our Board of Directors reflects a diverse array of experiences, skills and backgrounds. Each director is individually qualified to make unique and substantial contributions. This diverse skillset is enhanced by both the fresh perspectives brought by our newer directors, as well as the industry and Company-specific expertise of our longer-tenured directors, who have the experience of guiding our Company through the extended business cycles faced by the insurance industry.

The following chart provides an overview of certain types of knowledge, skills and experiences possessed by one or more of our director nominees and which our Board of Directors believes are relevant to our Company, business and industry, both today and as we execute our long-term business strategy. The chart also provides certain demographic information. The chart does not encompass all of the knowledge, skills and experience of our directors, but rather indicates specific areas of focus or expertise relied on by the Board of Directors. The absence of a particular knowledge, skill and experience or attribute with respect to any of our directors does not mean that the director in question is unable to contribute to the decision-making process in that area.

Director Nominees
	Bailey	Bradley	Lehane	Liss	McFate	Plants	Ramji
Knowledge, Skills & Experience
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Accounting and Finance	✓	✓	-	✓	✓	✓	-
Business Operations	✓	✓	✓	✓	✓	✓	✓
Business Strategy	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	-	✓	✓	✓	✓	-
Technology / Cybersecurity	✓	-	✓	-	-	-	✓
Industry Knowledge	-	✓	✓	✓	✓	✓	✓
International Operations / Global Markets	✓	✓	✓	✓	✓	-	✓
Investment Management	-	-	-	-	✓	✓	✓
Legal / Regulatory	✓	-	-	-	-	✓	-
Risk Management	✓	✓	✓	✓	✓	✓	✓
Demographics
Race/Ethnicity
Asian							✓
White/Caucasian	✓	✓	✓	✓	✓	✓
Gender Identity
Female			✓		✓
Male	✓	✓		✓		✓	✓

Director Nominee Biographical Information

We provide a summary of biographical and committee information for each of our director nominees as of October 26, 2022.

Bernard C. Bailey

Age: 69

Director Since: 2020

Lead Independent Director Since: March 2022

Committees:

Audit

Human Resources

Nominating and Corporate Governance

Other Current Public Directorships:

Other Previous Public Directorships During Last Five Years:

Analogic Corp

Telos Corporation

Experience:

•       President of Paraquis Solutions, a private consulting company focused on corporate governance and strategy (January 2020 – present).

•       Adjunct Professor at Case Western Reserve University for strategy and management.

•       During the period September 2018 to December 2019, he served as President of the Committee for Economic Development, a business-led, nonpartisan economic think tank.

•       Served as Chairman and CEO of Authentix, a private equity-backed global enterprise focused on anti-counterfeiting and brand protection practices, from 2012 to 2018. Since its sale by the Carlyle Group to Blue Water Energy, he has continued to serve as Chairman of the Board of Authentix since September 2018.

•       Prior to that, he ran his own consulting company, Paraquis Solutions, LLC. Mr. Bailey also served as President and CEO of Viisage Technology, Inc.

•       Ph.D. in Management from Case Western Reserve University where his dissertation focused on corporate governance; MBA from The George Washington University School of Business as well as degrees in engineering and systems management from the University of California, Berkeley, University of Southern California, and the United States Naval Academy.

Key Qualifications:

Mr. Bernard C. Bailey’s career spans over three decades of business and management experience, including experience as a public-company Chief Executive Officer, as well as extensive board experience. He has expertise in the security and technology industries, serving both public and private sector customers.

Thomas A. Bradley
Age: 65 Director Since: 2018 Committees: None Other Current Public Directorships: Horace Mann Educators Corporation Other Previous Public Directorships During Last Five Years: None

Experience:

•       Chief Executive Officer since June 23, 2022.

•       Retired from Allied World Assurance Company Holdings, AG, a global provider of insurance and reinsurance solutions, in July 2017. He had served there as the Chief Financial Officer and Executive Vice President since 2012.

•       Prior to that, Mr. Bradley had served as the Executive Vice President & Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies.

•       Also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer for North America and Chief Executive Officer of the Universal Underwriters Group (now Zurich Direct Markets).

•       Formerly a director of Nuveen Investments, Inc.

•       Received a Bachelor of Science degree in accounting from the University of Maryland and a Masters in Business Administration from Loyola University of Maryland and is a Certified Public Accountant (inactive).

Key Qualifications:

Our Board considered Mr. Bradley’s critical understanding of Argo’s operations based on his role as Chief Executive Officer, his extensive experience in the insurance industry, as well as his leadership and accounting, internal control, and audit experience. Mr. Bradley also possesses financial reporting expertise and a level of financial sophistication that would qualify him as a financial expert of the Audit Committee (although as noted above, Mr. Bradley ceased to serve as a member of the Audit Committee upon his appointment as Chief Executive Officer).

Dymphna A. Lehane
Age: 59 Director Since: 2017 Committees: Human Resources (Chair) Risk & Capital Other Current Public Directorships: None Other Previous Public Directorships During Last Five Years: None

Experience:

•       Portfolio of insurance related board roles including former Independent Chair of the Debt Market Integrator, a United Kingdom Government (Cabinet Office) venture serving a number of government departments (2016-2020), Chairman of ORIC International, the Insurance Industry Risk Consortium (2015-2020), and non-executive director of Aviva Ireland Life and Pensions and Aviva Ireland Health.

•       Ms. Lehane serves as Chair of Argo Managing Agency (subject to regulatory approval) and on the board of Xchanging Ins-Sure Services (Lloyds/DXC/IUA JV) which will digitize the Lloyds market processing under Blueprint2. She is also Chair of the RemCo for Ins-Sure Services.

•       Ms. Lehane also serves as a director of the Company’s two Irish subsidiaries, Argo Financial Holding (Braxil) DAC and Argo Financial Holding (Ireland) UC.

•       From 1988 to 2007, Ms. Lehane was a Senior Partner at Accenture, including serving as Global Managing Partner, Insurance Industry.

•       Holds a BSc Computer Science from the University of Witwatersrand, MBA from the International Institute for Management Development in Lausanne, Switzerland and University of Oxford’s Leading Sustainable Corporations (2021).

Key Qualifications:

Our Board considered Ms. Lehane’s specialized expertise in the global insurance industry and experience in the areas of corporate governance, risk management and digital transformation specific to the financial services industry. Ms. Lehane’s 30-year international career includes significant experience dealing with strategic issues and technology-led business change at global insurance companies. She has a special interest in corporate sustainability.

Samuel G. Liss

Age: 66

Director Since: 2019

Committees:

Nominating and Corporate Governance (Chair)

Human Resources

Investment

Other Current Public Directorships:

Verisk Analytics, Inc.

Other Previous Public Directorships During Last Five Years:

DST Systems, Inc.

Experience:

•       Managing principal of Whitegate Partners LLC, an advisory firm to operating companies and private equity firms specializing in the financial services and business services sectors, since 2011.

•       Adjunct Professor at both New York University Stern School of Business and Columbia Law School.

•       From an operational perspective, Mr. Liss served as Executive Vice President and member of the Management Committee at Travelers, where he was responsible for corporate development, as well as group business head of one of Travelers’ three operating divisions - Financial, Professional and International Insurance.

•       Prior to Travelers and an Executive Vice President role at the St Paul Companies, Mr. Liss was a Managing Director in the investment banking and equity divisions at Credit Suisse. He began his career at Salomon Brothers.

•       Previously served on the board of directors of Ironshore Insurance, Inc. and Nuveen Investments, Inc.

•       Mr. Liss received a Bachelor of Arts degree from Wesleyan University, pursued graduate studies at the London School of Economics and received a Masters of Business Administration from New York University.

Key Qualifications:

Our Board considered Mr. Liss’ management and operational experience gained as a senior executive of a global insurance business, expertise in investment banking and capital markets, and a broad range of public company governance experience.

Carol A. McFate
Age: 69 Director Since: 2020 Committees: Investment (Chair) Audit Other Current Public Directorships: Rent-A-Center, Inc. Other Previous Public Directorships During Last Five Years: None

Experience:

•       Former Chief Investment Officer of Xerox Corporation, a global corporation that sells print and digital document products and services, from late 2006 until she retired in October 2017. She was responsible for the insourcing, oversight and management of retirement investments for the US, Canada and the UK.

•       Prior to that, Ms. McFate served in a number of senior executive finance and investment management roles in the insurance industry over nearly two decades, including Executive Vice President and Global Treasurer of XL Global Services (the shared services subsidiary of XL Capital Ltd); Vice President & Treasurer of American International Group, Inc.; and Senior Vice President, Prudential Investment Corp. (investment subsidiary of The Prudential Insurance Company).

•       Ms. McFate was elected to the Board of Directors of Rent-A-Center, Inc. in June 2019, where she serves on the Audit and Risk Committee and chairs the Nomination and Corporate Governance Committee.

•       In July 2019, Ms. McFate joined the Board of Verger Capital Management, LLC, a registered investment manager, and serves as and as a member of the Audit & Compliance, Investment and Nominating and Governance Committees.

•       Previously, she served on the Board of Directors of CIEBA, Inc. and the Board of Trustees of The Katharine Hepburn Cultural Arts Center and the Parsons Dance Foundation.

•       Ms. McFate earned an MBA from the Harvard University Graduate School of Business (Harvard Business School) and a B.S. in Economics from Juniata College. She is also a Chartered Financial Analyst (CFA).

Key Qualifications:

Our Board considered Ms. McFate’s extensive experience in senior positions over her 40-year career in executive roles in the insurance and financial services industries. Her experience in finance and investment management brings expertise in global capital and investment markets, multi-discipline risk management, capital and liquidity management, and insurance company financial management.

J. Daniel Plants

Age: 55

Director Since: 2022

Committees:

Human Resources

Strategic Review (Chair)

Other Current Public Directorships:

Cutera, Inc.

Other Previous Public Directorships During Last Five Years:

Calix, Inc.

Experience:

•       Current Founder & Chief Investment Officer of Voce Capital Management LLC, a value-oriented, employee-owned investment advisor.

•       Mr. Plants was elected to the Board of Directors of Cutera Inc., a leading provider of laser and energy-based aesthetic systems, in January 2015 and became Board Chair in October 2016 and Executive Chair in July 2021.

•       From March 2018 to March 2022, Mr. Plants was a director of the Board of Calix, Inc., a leading global provider of cloud and software platforms, systems and services.

•       Previously, Mr. Plants held executive positions in the mergers and acquisitions groups at Goldman, Sachs & Co. and JPMorgan and was a securities attorney at Sullivan & Cromwell.

•       Mr. Plants co-founded The Bay Area Urban Debate League and served as its Vice Chairman from 2008 to 2012.

•       Mr. Plants received a Juris Doctor from the University of Michigan Law School and a BA in economics from Baylor University.

Key Qualifications:

Our Board considered Mr. Plants’ substantial experience as a strategic advisor and corporate attorney, as well as his role as the founder of a successful investment management firm and status as a significant Company shareholder, all of which bring valuable skills and perspective to the Company in the areas of finance, capital markets, investment management, strategy and corporate governance.

Al-Noor Ramji
Age: 67 Director Since: 2017 Committees: Risk & Capital (Chair) Investment Other Current Public Directorships: None Other Previous Public Directorships During Last Five Years: None

Experience:

•       Former Group Chief Digital Officer at Prudential plc, an international financial services group, since January of 2016 and is responsible for developing and executing an integrated, long-term digital strategy for the group.

•       Before joining Prudential, he worked at Northgate Capital, a venture firm in Silicon Valley, from November 2014 to December 2015 where he ran technology-focused funds.

•       Prior to working at Northgate Capital, Mr. Ramji served as Chief Strategy Officer of Calypso Technology, Inc. from March 2014 until July 2015. Prior to this, he was a director of Misys plc, a financial services group, and also served as an executive vice president of Misys Plc.

•       Previously held leading technology and innovation roles at BT Group, Qwest Communications, Dresdner Kleinwort Benson and Swiss Bank Corporation.

Key Qualifications: Our Board considered Mr. Ramji’s extensive background in information technology services and digital strategies which play an integral role in the Company’s operations.

Information About Our Executive Officers

Below are the name, age, offices held and business experience for each of the Company’s executive officers as of October 26, 2022.

Thomas A. Bradley (65) has been our Chief Executive Officer since June 23, 2022 having previously served as Interim Chief Executive Officer since March 3, 2022. Mr. Bradley served as the Chief Financial Officer and Executive Vice President of Allied World Assurance Company Holdings, AG, a global provider of insurance and reinsurance solutions, from 2012 until his retirement in 2017. Prior to that, Mr. Bradley had served as the Executive Vice President and Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies. He also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer for North America and Chief Executive Officer of the Universal Underwriters Group (now Zurich Direct Markets). Mr. Bradley received a Bachelor of Science degree in accounting from the University of Maryland and a Masters in Business Administration from Loyola University of Maryland and is a Certified Public Accountant (inactive).

Scott Kirk (49) became the Chief Financial Officer of the Company in March 2021. He was previously employed by Aspen Insurance Holdings Limited (“Aspen”), a global property and casualty insurance and reinsurance company, holding various roles beginning in 2007 and most recently served as Aspen’s Group Chief Financial Officer from 2014 until April 2020. Prior to joining Aspen, Mr. Kirk worked at Endurance Specialty Holdings Ltd. between 2002 and 2007, holding several senior finance roles. Previously, Mr. Kirk was at Trenwick International Ltd. in London working in finance and treasury. Mr. Kirk began his career as an auditor at KPMG, Brisbane and is a member of the Institutes of Chartered Accountants in both England and Wales and Australia.

Susan B. Comparato (53) became the Chief Administrative Officer of the Company in August 2021. She previously served as Argo Group’s U.S. General Counsel and most recently as SVP, U.S. Insurance, managing a portfolio of the Company’s U.S. business lines. Prior to joining the Company in August 2018, Ms. Comparato spent 16 years at Syncora Holdings where she held a number of senior positions, including as their CEO, General Counsel and Board member. Ms. Comparato started her career as a securitization attorney with Sidley Austin LLP. Ms. Comparato received a Bachelor of Science degree in finance from Georgetown University and her Juris Doctor degree from William & Mary Law School.

Allison D. Kiene (55) has served as the Company’s General Counsel since October 2020 and Secretary of the Company since August 2021. She came to the Company from Sompo International Holdings Ltd., a wholly-owned subsidiary of Sompo Holdings, Inc. established in 2017 as the result of the acquisition of Endurance Specialty Holdings Ltd. (“ENH”), where she served as Assistant General Counsel and Chief Compliance Officer. Ms. Kiene joined ENH following ENH’s acquisition of Montpelier Re Holdings Ltd. (“MRH”) in July 2015. From 2007 to 2015, Ms. Kiene served as Assistant General Counsel, Assistant Group Secretary and Head of Group Compliance for MRH. While at MRH, Ms. Kiene also served as General Counsel and Chief Compliance Officer for MRH’s investment management company, Blue Capital Management Ltd. Since October 2019, Ms. Kiene has served as a board member and chair of the Governance and Nomination Committee, and as Treasurer, of Team Telomere, a non-for-profit organization dedicated to providing information and support services to families worldwide affected by Dyskeratosis Congenita and Telomere Biology Disorder. Ms. Kiene received her Bachelor of Science degree in Pharmacy from the University of Connecticut School of Pharmacy and her Juris Doctor degree from the University of Connecticut School of Law. Ms. Kiene is admitted to the Bar in Connecticut, Massachusetts, and New York.

Jessica Snyder (51) was appointed as President, U.S. insurance, effective August 15, 2022. She joined the Company from GuideOne Insurance where she served as its President and Chief Executive Officer from 2017 through 2022. Prior to GuideOne, Ms. Snyder served as Senior Vice President of commercial and specialty lines at State Auto Insurance from 2015 to 2017. She also served As Senior Vice President, Chief Operating Officer and Chief Financial Officer at Rockhill Insurance Group, a member of the State Auto Group from 2005-2009. She also was the Chief Financial Officer at Citizens Property Insurance from 1998 to 2005. Ms. Snyder also has served on the Board of Directors of Open Lending Corporation, a NASDAQ company, since August 2020, where she serves as Vice Chair, Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Ms. Snyder received a Bachelor of Science in accounting from the University of Wisconsin and a Master of Business Administration degree in finance from the University of Florida.

NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Program

As of October 26, 2022, our non-employee directors receive a combination of cash retainers and special meeting fees as described in the following table. In addition, our non-employee directors receive annual grants of equity compensation. We also reimburse our directors for travel, lodging and related expenses incurred in attending our Board or committee meetings or for travel related to the Company’s business.

Working with FW Cook, the independent compensation consultant to the HR Committee, our Board reviews compensation on a regular basis to evaluate whether our non-employee director compensation program is market competitive with our peers. Following the 2021 market review of director compensation and based on the recommendation of FW Cook in May 2021, our Board determined to extend the $1,000 fee previously provided for special meetings of the Audit Committee to also include attendance for special meetings of any of the Board committees. Prior approval from the HR Committee is required to pay a fee to attend informational calls of the Board or its committees. In April 2022, after consultation with FW Cook, the Board approved an annual retainer of $30,000 for the lead independent director. Mr. Bradley stopped receiving any compensation related to his service as a director or Chairman of the Board upon his appointment as Interim Chief Executive Officer in March 2022. In addition, upon Mr. Plants appointment to the Board, he was granted a pro-rated 2022 restricted stock award of 1,700 shares on September 9, 2022. The director compensation program did not otherwise change as compared to 2020.

Cash Compensation
Annual Retainer (paid in quarterly installments)	$85,000, of which $40,000 ($10,000 per quarter) is paid subject to attendance at Board meetings

Board and Committee Meeting Fees

Special Meetings of the Board = $2,000 per meeting

Special Meetings of the Committees = $1,000 per meeting

Informational Calls of the Board or Committees with prior HR Committee Approval = $1,000 per meeting

Board and Committee Retainers (paid in quarterly installments)	• Chairman of the Board = $125,000 annual retainer
• Lead Independent Director = $30,000 annual retainer
• Chair, Audit Committee = $25,000 annual retainer
• Member, Audit Committee = $10,000 annual retainer
• Chair, Human Resources Committee = $15,000 annual retainer
• Member, Human Resources Committee = $8,000 annual retainer
• Chair, Investment Committee = $15,000 annual retainer
• Member, Investment Committee = $8,000 annual retainer
• Chair, Nominating and Corporate Governance Committee = $15,000 annual retainer
• Member, Nominating and Corporate Governance Committee = $8,000 annual retainer
• Chair, Risk & Capital Committee = $15,000 annual retainer
• Member, Risk & Capital Committee = $8,000 annual retainer
Equity Compensation
Annual Equity Awards	Annual grant of $95,000 awarded in restricted stock subject to the terms of the award agreements

2021 Non-Employee Director Compensation

The following table sets forth our non-employee directors’ 2021 cash and equity compensation.

Name(1)	Fees Earned or Paid in Cash(2)		Stock Awards(3)	Total
Thomas A. Bradley	$232,000		$94,988	$326,988
Bernard C. Bailey	111,000		94,988	205,988
Fred R. Donner	132,000		94,988	226,988
Anthony P. Latham	265,976	(4)	94,988	360,964
Dymphna A. Lehane	121,000		94,988	215,988
Samuel G. Liss	123,000		94,988	217,988
Carol A. McFate	110,500		94,988	205,488
Kathleen A. Nealon (5)	143,237	(6)	—	142,237
Al-Noor Ramji	119,000		94,988	213,988
John H. Tonelli(5)	60,000		—	60,000

(1)	Current Committee and chairperson appointments can be found in the table starting on page 13.

(2)	Includes all retainers, committee and/or chairmanship fees, and fees related to attending special or informational meetings of the Board and its Committees.

(3)	Represents the grant date fair value of restricted stock granted by the Company during 2021, calculated in accordance with U.S. GAAP ASC Topic 718, based on the closing stock price of a share of Company common stock on the date of grant. Ms. Nealon and Mr. Tonelli retired from the Board immediately following the 2021 Annual General Meeting of the Shareholders, and therefore did not receive the annual grant of restricted stock in 2021.

(4)	$161,976 of this amount represents payments to Mr. Latham for service on the board of directors of the Company’s subsidiary, Argo Managing Agency Ltd. Mr. Latham receives 120,000 in British Pounds for his service as Chairman of the Board of this subsidiary. The payment was converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP.

(5)	Ms. Nealon and Mr. Tonelli retired from the Board immediately following the 2021 Annual General Meeting of Shareholders.

(6)	$87,737 of this amount represents payments to Ms. Nealon for service on the board of directors of the Company’s subsidiary, Argo Managing Agency Ltd. until her retirement immediately following the 2021 Annual General Meeting of the Shareholders. Ms. Nealon was paid 65,000 in British Pounds for her service as a board member and Chair of the Remuneration Committee of this subsidiary. The payment was converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP.

The following table sets forth the aggregate number of shares of restricted stock held as of December 31, 2021 by each individual who served as a non-employee director of the Company during 2021:

Name	Shares of Restricted Stock
Thomas A. Bradley	1,665
Bernard C. Bailey	1,665
Fred R. Donner	1,665
Anthony P. Latham	1,665
Dymphna A. Lehane	1,665
Samuel G. Liss	1,665
Carol A. McFate	1,665
Kathleen A. Nealon	0
Al-Noor Ramji	1,665
John H. Tonelli	0

Director Stock Ownership

All of our non-employee directors are expected to comply with the Company’s Equity Ownership Guidelines, which requires each non-employee director to hold equity having a value equal to or greater than five times the annual retainer they received for service on the Board in the preceding year. Non-employee directors must hold all after-tax vested shares earned through service on the Board until they meet the guideline ownership level. Compliance is tested as of the first business day of the second quarter each year. As of October 26, 2022, all of our non-employee directors either held the requisite number of shares or were subject to the 100% retention requirement.

PROPOSAL 2 : ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Section 14A of the Exchange Act requires that companies provide shareholders with an opportunity to vote on an advisory, non-binding basis on the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis and related tables in this proxy statement. This vote is on the compensation reported for the NEOs in the proxy for the prior year and is commonly referred to as “say on pay.” Consistent with the preference expressed by our shareholders at our 2017 annual general meeting, our Board of Directors has determined that we will include a vote to approve, on an advisory, non-binding basis, our executive compensation in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on executive compensation, which will occur no later than our 2023 annual general meeting.

As discussed more fully in the Executive Summary of the Compensation Discussion and Analysis section which begins on page 39 and the discussion that follows it, the Company’s compensation program is designed to link pay to both business and individual performance and is intended both to retain superior, productive employees and to attract new talent necessary to continue the Company’s profitable growth. The program is designed to align the interests and motivations of our executives with the creation and protection of shareholder value. The program includes three main components – base salary, annual incentive awards and long-term incentive awards.

Accordingly, the Company requests shareholder approval of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion included herein.

An advisory vote is not binding upon the Company. However, the HR Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making recommendations to the Board regarding future compensation decisions related to the Company’s NEOs.

Required Vote and Board Recommendation

The approval, on an advisory, non-binding basis, of the compensation of our NEOs will be decided by an ordinary resolution: that is a resolution duly adopted by the Board of Directors, which has already occurred, and then approved by shareholders with a simple majority of votes cast in person or by proxy. Votes may be cast in favor of or against this proposal or a shareholder may abstain from voting. Abstentions and broker non-votes will not count as votes cast and, therefore, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO

APPROVE THIS PROPOSAL. IT IS THE INTENTION OF THE PROXIES NAMED

IN THE FORM OF THE PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR

THE APPROVAL OF SUCH PROPOSAL.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses our compensation policies and determinations that applied to the following NEOs for the 2021 fiscal year:

Name	Title
Kevin J. Rehnberg(1)	President and Chief Executive Officer
Scott Kirk(2)	Chief Financial Officer
Andrew M. Borst(3)	Interim President of International Operations
Susan B. Comparato(3)	Chief Administrative Officer
Allison D. Kiene	General Counsel and Secretary

Former Executive Officers
Jay S. Bullock(2)	Former Executive Vice President and Chief Financial Officer
Timothy D. Carter(3)	Former Chief Underwriting Officer
Matthew J. Harris(3)	Former Group Head of International Operations

(1) On June 23, 2022, the Company and Mr. Rehnberg agreed that Mr. Rehnberg’s employment relationship with the Company would cease with immediate effect. In connection with Mr. Rehnberg’s separation, the Company announced the appointment of Thomas A. Bradley as Chief Executive Officer. Mr. Bradley had been serving as the Interim Chief Executive Officer since March 3, 2022, when Mr. Rehnberg took a leave of absence.

(2) On July 2, 2020, the Company announced the departure of Mr. Bullock as Executive Vice President and Chief Financial Officer of the Company. Mr. Bullock continued to serve as Executive Vice President and Chief Financial Officer through March 15, 2021. Mr. Kirk joined the Company on February 8, 2021, and succeeded Mr. Bullock as the Company’s Chief Financial Officer on March 16, 2021. Mr. Bullock remained employed in an advisory capacity through March 31, 2021.

(3) On August 6, 2021, Mr. Harris resigned as Group Head of International Operations of the Company, and on August 11, 2021 Mr. Carter’s employment as Chief Underwriting Officer with the Company was terminated without cause. On August 12, 2021, the Company appointed Mr. Borst as Interim President of International Operations and Ms. Comparato as Chief Administrative Officer, replacing Mr. Borst’s previous role. Mr. Borst voluntarily resigned from the Company effective April 1, 2022.

Executive Summary

Business Overview

The Company is a distinctive U.S. focused specialty insurer with well-established businesses operating in key specialty markets. We operate in the specialty insurance market where we focus on discrete niche products or businesses that require specialized or hard-to-place coverage. We believe the specialized nature of the products we offer provides our underwriters the flexibility over rates, terms and forms to produce superior loss ratios over the long-term. Our fundamental operating principles are designed to create an efficient organization that is focused on delivering results and improved shareholder value creation. The Company operates primarily in two segments, U.S. Operations and International Operations. In addition to these main business segments, we have a Run-off Lines segment for certain products we no longer underwrite.

2021 Company Performance and Strategy

During 2021, the Company made significant progress in a number of strategic priorities and enhancing our business profile as a U.S. focused specialty insurer, while realigning, simplifying and ultimately positioning the business for future profitability. Key achievements included:

Repositioned Business Units for profitability

•	Entered into an agreement to sell our Brazilian business which was completed on February 15, 2022

•	Sold renewal rights to U.S. Specialty Property business

•	Sold renewal rights to Contract Binding P&C business

•	Exited London Property D&F and North American Binders business in Syndicate 1200

•	Reduced group-wide property exposure

Continued Expense Reduction Efforts

•	Progressed on expense initiatives aimed at reducing the expense ratio to 36.0% for the full year of 2022, representing a 250-basis point improvement from 2019 results

•	Reduced workforce by approximately 13%, representing nearly a 200-headcount decrease including divestitures since July 1, 2020

•	Continued actions to reduce outside operating services spend by 35% for the full year 2022, or more than $30 million as compared to year-end 2019

•	Continued actions to reduce real estate expense by 40% for the full year 2022, or $8 million as compared to year-end 2019, through footprint reduction

Made Progress on ESG Initiatives

•	Delivered on our 2021 Greenhouse Gas targets

•	Executed a climate risk management framework to manage physical, transition and litigation exposures within agreed risk tolerance levels

•	Published our first ClimateWise Report that aligns with the principles of the Task Force on Climate-related Financial Disclosures

•	Matured the operation of the Company’s Employee Resource Groups and increased engagement in diversity and inclusion programs

•	Integrated an updated Responsible Investment Policy into our stewardship and engagement of our investment managers

2021 Financial Results

Our 2021 underwriting results were adversely impacted by $138 million of net adverse prior year development. Total catastrophe losses in 2021 were $93 million, or 4.8 points on the loss ratio, as compared to $179 million or 10.1 points on the loss ratio in 2020. Natural catastrophes accounted for $80 million of losses with $13 million of losses relating to the COVID-19 pandemic. The 2020 full year included $73 million of losses related to the COVID-19 pandemic. The reduction in 2021 catastrophe losses reflects our strategic focus on reducing volatility in our underwriting results, despite elevated insured industry losses. A 60-basis point improvement in the current accident year, excluding catastrophes, loss ratio and a 70-basis point improvement in the expense ratio partially offset the deteriorated underwriting results compared to 2020.

Investment results in 2021 benefited from higher returns from alternative investments and net realized gains, partially offset by a decline in our fixed maturities portfolio, which was impacted by lower reinvestment rates and portfolio de-risking actions. In total, investment income increased 66.5% in 2021, which reflects these factors.

Our net loss attributable to common shareholders was $4 million in 2021 compared to $59 million in 2020. Additional factors driving the smaller net loss in 2021 included a lower level of catastrophe losses, expense ratio improvement, a higher contribution from net investment income and net realized investment gains, partially offset by an increase in adverse prior year development, a higher level of non-operating expenses and an impairment of goodwill and intangible assets. Our operating income was $42 million in 2021 compared to an operating loss of $10 million in 2020.

•	A summary of our financial results for fiscal 2021 as compared to fiscal 2020 is shown in the comparison set forth below.

	For the Year Ended December 31,
(in millions)	2021	2020
Gross written premiums	$3,181.2	$3,233.3
Earned premiums	$1,910.1	$1,780.5
Net investment income	$187.6	$112.7
Total revenue	$2,130.3	$1,889.6
Net loss attributable to common shareholders	$(3.8)	$(58.7)
Operating income (loss)[1]	$41.5	$(10.0)
GAAP ratios:
Loss ratio	68.8%	67.9%
Expense ratio	36.8%	37.5%
Combined ratio	105.6%	105.4%
Book value per common share	$45.62	$49.40
Cash dividends paid per common share during the year	$1.24	$1.24
Book value per common share including dividends	$46.86	$50.64
Percentage change in book value per common share including cash dividends paid	(7.5)%	(3.6)%

[1]Excludes net realized investment gains of $32.6 million, foreign currency exchange losses of $1.6 million, non-operating expenses of $43.7 million and an impairment of intangibles of $43.2 million for the year ended December 31, 2021. Excludes net realized investment losses of $3.6 million, foreign currency exchange losses of $15.4 million and non-operating expenses of $21.1 million for the year ended December 31, 2020. For more information regarding this non-GAAP measure and a reconciliation, please refer to Annex B.

Remaining well capitalized is one of our key financial objectives. This objective is balanced against our efforts to return excess capital to our shareholders through the payment of cash dividends and, at times, share repurchases. In 2021, we returned a portion of what we deemed to be excess capital to our shareholders. To this end, we paid in the aggregate cash dividends of $44 million during 2021. We did not repurchase any of our Common Shares during 2021.

Compensation Governance

The HR Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and whether the program is aligned with shareholder interests. Our executive compensation practices include the following, each of which the HR Committee believes reinforces our executive compensation objectives:

	What We Do		What We Don’t Do
☑	Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	☒	No guaranteed annual salary increases or bonuses

☑	Pre-established performance goals that are designed to be aligned with the creation of shareholder value	☒	No excise tax gross-ups

☑	Use of a compensation peer group to evaluate market competitiveness of our executive compensation program	☒	No repricing of stock options permitted

☑	Maximum payout caps for incentive compensation	☒	No hedging or pledging of Company stock

☑	Double-trigger vesting for equity awards in the event of a change in control	☒	No dividends or dividend equivalents paid on unvested equity awards

☑	Require meaningful equity ownership by executive officers	☒	No multi-year compensation guarantees

☑	Maintain a clawback policy that applies to any cash, equity-based annual or long-term incentive and other performance-based compensation awards and includes a trigger for egregious conduct substantially detrimental to the Company absent a financial restatement	☒	No single-trigger change in control provisions

☑	Perform a thorough compensation risk assessment

☑	Retain an independent compensation consultant

☑	Engage in regular shareholder outreach

☑	Limited and customary perquisites and other personal benefits

Shareholder Engagement and Responsiveness to 2021 Advisory Vote on Executive Compensation

During shareholder outreach conducted in 2021 and 2020, we received positive shareholder feedback around the compensation and governance changes that had been implemented in 2021 and 2020, including the change to the long-term incentive (“LTI”) design for NEOs to place a higher weighting on performance-based awards with metrics based on three-year book value per share (“BVPS”) and return on equity (“ROE”) and the introduction of the Company’s Executive Severance Plan, as described below. In designing our executive compensation program, our executive management team and the Board carefully considered shareholder feedback as well as insights gathered through our prior engagement efforts to structure a program in a manner that we believe fits well within our overall compensation philosophy and the objectives of our executive compensation and governance programs, and is aligned with the interests of our shareholders.

Following our 2021 Annual General Meeting of Shareholders, the HR Committee reviewed the results of the shareholder advisory vote on executive compensation in which approximately 97.7% of the votes were cast in favor of the proposal. The HR Committee did not make any changes to the Company’s executive compensation program in response to the 2021 shareholder advisory vote.

Executive Compensation

Compensation Philosophy

The main objective of our executive compensation philosophy is to focus executives on the achievement of financial and operational performance over the short- and long-term in order to maximize shareholder value and support business objectives. Our compensation program is designed to increase shareholder value by:

•	Linking pay to both Company and individual performance;

•	Aligning our executives’ incentive compensation with the Company’s short- and long-term strategic and financial goals and providing a significant component of compensation that is performance-based;

•	Providing a competitive compensation program that allows us to attract and retain superior talent in the competitive specialty insurance marketplace in which we operate; and

•	Appropriately managing risk.

Compensation Elements and Pay Mix

Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short- and long-term financial, operational and strategic objectives that produce and promote shareholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation program with the goal of ensuring that actual realized pay varies based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

The table below summarizes the key components of our executive compensation program (described in more detail beginning on page 44) and highlights significant compensation decisions of the HR Committee in fiscal year 2021 with respect to such program.

Compensation Component	Link to Business Strategy and Shareholder Value	2021 Compensation Decisions
Base Salary (Page 45)

•   Provide a competitive level of fixed compensation that allows us to attract and retain executive talent

•   Base salaries reflect the experience, skills and responsibilities of each NEO, the pay practices of companies with whom we compete for talent, economic conditions, and the HR Committee’s assessment of the Company and individual performance

• Two of our NEOs received base salary adjustments and, in the case of Mr. Kirk, his base salary was established when he joined the Company after considering market data. No other changes to NEO salaries were approved for 2021

Annual Incentive Compensation (Page 45)

•   Incentivize executives to achieve pre-established annual corporate/business unit financial goals and individual performance achievements aligned with the Company’s financial, operational and strategic objectives

•   Financial goals based on achieving adjusted underwriting income and combined ratio targets, with payout ranging from 0% to 200% of target opportunity

•   Payouts are capped at 200% of target opportunity regardless of individual performance

•   The HR Committee views non-financial individual performance as an important contributor to the Company’s future operational and financial performance

•    In 2021, the HR Committee redesigned the Annual Incentive Plan (“AIP”) as follows

–      80% was based on achievement relative to pre-established underwriting income and normalized combined ratio results, as adjusted, and

–      20% was based on individual performance with respect to pre-established, non-financial individual goals.

• For 2021, the HR Committee approved a funded financial result of 82.7%, inclusive of the individual 20% component.

Long-Term Incentive Compensation (Page 48)

•  Encourage stock ownership and align the long-term interests of NEOs with those of our shareholders

• Reward and retain executives who contribute to the Company’s success through achieving pre-established corporate financial performance objectives that are designed to be aligned with building shareholder value

• Performance-based awards vesting 50% based on achievement of tangible BVPS (“TBVPS”) growth and 50% based on ROE, each measured over a three-year cumulative performance period, with payouts ranging from 25% to 150% of target opportunity

• LTI awards were granted as a mix of 25% time-based and 75% performance-based awards. For the 2021 LTI grant, the HR Committee changed from the BVPS metric used in prior years to TBVPS in order to exclude the impact of intangible asset accounting and better align with shareholder value creation

When determining the appropriate level of compensation for an NEO, the HR Committee looks not only at the separate components of the compensation package and the incentive provided by each but also at the NEO’s aggregate level of compensation. This philosophy allows the HR Committee to provide a mix of components to incentivize and reward the desired performance from each NEO. The following graphs illustrate the pay mix and the fixed versus variable portion of Mr. Rehnberg’s and, on average, the other continuing NEOs’ total target direct compensation as of December 31, 2021.

Elements of the Compensation Program

Our goal is to attract and retain experienced and talented executive officers and to motivate them to achieve our short- and long-term financial, operational and strategic objectives that produce and promote shareholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives.

2021 Base Salary

Consistent with our desire to provide compensation that will attract and retain superior executives, when establishing base salary for our NEOs, the HR Committee considers both (i) the experience, skills and responsibilities of the NEO and (ii) the pay practices of companies with whom we compete for executives. In addition, when establishing base salaries for new hires or internal promotions, the HR Committee considers compensation paid to the executive’s predecessor, internal pay equity as well as the level of compensation required to induce an executive to join the Company. When adjusting base salaries, the HR Committee also considers Company performance and an NEO’s individual performance. The HR Committee increased Mr. Borst’s base salary, effective January 1, 2021, based on a review of market data for his role as Chief Administrative Officer. Mr. Borst subsequently replaced Mr. Harris in August 2021 as Interim President of International Operations. The HR Committee increased Ms. Comparato’s 2021 base salary when she assumed her new role as Chief Administrative Officer in August 2021 based on an assessment of market data for her role. Mr. Kirk’s initial base salary was established at the time he joined the Company based on a review of the competitive market as well as the Company’s historical pay practices.

The 2021 base salaries for our NEOs were as follows:

Executive	2020 Base Salary		(%) Change	2021 Base Salary
Kevin J. Rehnberg	$975,000		0%	$975,000
Scott Kirk(1)	N/A		N/A	630,087	(1)
Andrew M. Borst(3)	400,000		25%	500,000
Susan B. Comparato(3)	400,000		13%	450,000
Allison D. Kiene	500,000		0%	500,000

Former Executive Officers
Jay S. Bullock	600,000		0%	600,000
Timothy D. Carter	500,000		0%	500,000
Matthew J. Harris	539,920	(2)	0%	539,920	(2)

(1)  Mr. Kirk joined the Company on February 8, 2021, and succeeded Mr. Bullock as the Company’s Chief Financial Officer on March 16, 2021. The amount represents his annualized base salary level at the time he joined the Company.

(2)  Base salary was converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP

(3)  Mr. Borst received a base salary increase in January 2021 and Ms. Comparato received a base salary increase in August 2021 in connection with her appointment as Chief Administrative Officer.

2021 Annual Incentive Awards

Performance Goal and Target Establishment

Our AIP is structured to motivate and reward achievement of short-term financial goals and individual performance objectives and to provide a strong linkage between pay and performance. For our NEOs, AIP awards are based on an individual’s target award, 80% of which is tied to the achievement of pre-established financial objectives and 20% of which is based on the achievement of pre-established annual objectives for each individual. Payouts are capped at 200% of target opportunity.

At the beginning of the year or, if later, upon hire or promotion, each NEO’s individual target award is established as a percentage of his or her base salary, after considering market data provided by the HR Committee’s independent compensation consultant, individual performance and the Company’s historical compensation programs. The 2021 target cash incentive for our participating NEOs were as follows:

Executive (1)	2021 Target Annual Incentive as Percent of Base Salary (%)	2021 Target Annual Incentive ($)
Kevin J. Rehnberg	125%	$1,218,750
Scott Kirk	100%	630,087	(2)
Andrew M. Borst	100%	500,000
Susan B. Comparato	75%	315,000	(3)
Allison D. Kiene	75%	375,000

Former Executive Officers
Timothy D. Carter	100%	500,000
Matthew J. Harris	75%	404,940	(2)

(1) Pursuant to the Bullock Separation Agreement, Mr. Bullock was not eligible to participate in the Company’s 2021 AIP.

(2) Target annual incentive was converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP.

(3) Target annual incentive annualized based on mid-year 2021 salary increase.

2021 Performance Results

2021 Financial Goals

The AIP awards are based 80% on the achievement of pre-established financial metrics. For fiscal year 2021, a pool was determined based on underwriting income and normalized combined ratio targets established at the beginning of the year. Following a comprehensive review of market and peer incentive plan practices, the AIP financial metrics were changed in 2021 from operating income and underwriting income to underwriting income and normalized combined ratio. The HR Committee believes that these metrics are sustainable over time and enhance management’s line of sight to controllable performance. Normalized combined ratio is defined as current accident year combined ratio, normalized to the planned catastrophe load. When determining actual results for incentive compensation purposes, the HR Committee retained authority to adjust the results for the impact of certain material non-recurring items outside the control of management in order to reflect the actual operating performance of the Company. Accordingly, in determining the funded payout for 2021 and in accordance with the approved AIP, the HR Committee adjusted the underwriting income for: (i) unanticipated prior year development resulting from the fourth quarter reserve review and (ii) catastrophe losses above plan. The HR Committee selected underwriting income, as adjusted, and normalized combined ratio as strong indicators of the Company’s short-term financial and operational performance.

The Company’s 2021 target and actual metrics are summarized below. The minimum levels of payout shown for the underwriting income and normalized combined ratio financial metrics represent the outcome under which the individual performance metric would fund, but there is no funding of the financial metrics at this level. If actual financial metrics are below the minimum payout metrics, there will be no funded payout under any performance metrics, including the individual performance metric.

Performance Metric	Metric Weighting	Minimum Payout (0%)		Target Payout (100%)		Maximum Payout (200%)		2021 Adjusted Result	Metric Payout	Weighted Payout
Adjusted Underwriting Income	60.0%	$(16.2	)(1)	$99.8	(1)	$132.6	(1)	$76.2 (1)	78.3%	47.0%
Normalized Combined Ratio	20.0%	100.7%		94.5%		92.7%		95.8%	78.3%	15.7%
Individual Performance	20.0%	N/A		N/A		N/A		100.0%	100.0%	20.0%
Total	100.0%									82.7%

(1) In millions

2021 Individual Goals

The AIP awards are based 20% on the achievement of individual performance goals in order to allow the HR Committee to appropriately reflect performance that is reasonably within management’s control and to reward individual performance when appropriate. At the beginning of 2021, the HR Committee established the performance goals that would be used to determine the individual component for the NEOs. As part of the Company’s annual performance evaluation process each year, the CEO, after having received input from the HR Committee and after consultation with each NEO, establishes that NEO’s performance objectives for the coming year. These performance objectives are not intended to be rigid or formulaic, but rather to serve as the framework upon which the NEO’s overall performance is assessed. These annual performance goals varied by NEO and generally fell within the performance categories of financial, organizational goals and development, leadership, Board interface, improvement in working relationships with key clients, partners, regulators, rating agencies, shareholders and/or the banking community, strategy execution, and diversity and inclusion related goals. Under each performance goal category, each NEO had a number of underlying performance measures against which the NEO’s performance was assessed to determine whether the NEO had achieved the overall performance goal. In order to determine payouts relative to the individual component, the HR Committee carefully assessed the performance of each NEO relative to pre-established individual objectives and determined that each NEO achieved their individual goals for 2021.

The table below sets forth the AIP targets and payouts to each of our participating NEOs based upon 2021 performance, as described above:

Executive	2021 Target Annual Incentive ($)		Annual Incentive Payouts ($)
Kevin J. Rehnberg	$1,218,750		$1,007,906
Scott Kirk (1)	630,087		521,082
Andrew M. Borst	500,000		413,500
Susan B. Comparato	315,000	(2)	260,505
Allison D. Kiene	375,000		310,125

Former Executive Officers
Timothy D. Carter	500,000		251,499	(3)
Matthew J. Harris (1)	404,940		N/A	(4)

(1) Target annual incentive and actual incentive payout was converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP.

(2) 2021 target AIP award is based upon annualized mid-year 2021 salary increase for Ms. Comparato.

(3) Pursuant to the terms of the ESP, Mr. Carter was entitled to receive a prorated AIP payment, based on actual performance, payable at the same time as awards to other participants.

(4) Mr. Harris was not eligible to receive any 2021AIP awards due to his voluntary resignation from the Company on August 6, 2021.

2021 Long-Term Incentive Awards

Our LTI compensation is designed to provide a strong linkage between pay and the Company’s strategic goals, and to align the interests of our executives with those of our shareholders by awarding compensation in the form of equity, which may be restricted stock, restricted stock units, performance-based restricted stock, stock options or stock appreciation rights.

Individual target LTI awards for our NEOs are established at the beginning of the year or, if later, upon hire or promotion. As noted above, the 2021 LTI grants were delivered in the form of time-based and performance-based restricted stock awards, weighted 25% and 75%, respectively. The time-based restricted stock awards vest ratably over a four-year period based on the executive’s continued employment through the applicable vesting date.

The performance-based restricted stock awards vest based on the achievement of pre-established performance goals relating to TBVPS growth and ROE, each weighted 50% and measured over a cumulative three-year performance period. For the 2021 LTI grant, the HR Committee changed from the BVPS metric used in prior years to TBVPS in order to exclude the impact of intangible asset accounting and better align with shareholder value creation. The TBVPS and ROE performance goals were established taking into account the challenging global economic conditions and market conditions facing our industry at the time the goals were set. The growth in TBVPS and ROE targets under the Company’s LTI program were also established based on an assessment of the current operating environment, evidenced by continued and heightened competition relative to prior periods, a modestly improving economic environment at the time, and an improving interest rate environment, which at times has had the effect of increasing investment income. The target goals were designed to be challenging but achievable with strong management performance. Depending on the outcome, the performance-based restricted share awards may vest up to 150% of the target award opportunity, with no vesting if threshold level goals are not met. The TBVPS and ROE performance targets, along with actual results against targets, will be disclosed following the conclusion of the three-year performance period.

The following table sets forth the target award value of the 2021 LTI awards granted to each participating NEO.

Executive (1)	2021 Target LTI ($)
Kevin J. Rehnberg	$2,000,000
Scott Kirk (2)	707,273
Andrew M. Borst	500,000
Susan B. Comparato	250,000
Allison D. Kiene	300,000

Former Executive Officers
Timothy D. Carter (3)	500,000
Matthew J. Harris (2)(4)	298,701

(1)  Pursuant to the Bullock Separation Agreement, Mr. Bullock was not eligible to participate in the Company’s 2021 LTI plan.

(2)  LTI Target was converted into U.S. dollars for purposes of the foregoing table using a March 2020 through February 2021 monthly average exchange rate of 1.299 US$/GBP.

(3)  Pursuant to the terms of his 2021 Separation Agreement and General Release, Mr. Carter’s unvested LTI awards were forfeited.

(4)  Due to his voluntary resignation from the Company on August 6, 2021, Mr. Harris’ unvested LTI awards were forfeited.

In March 2022, the HR Committee recognized the shift from single-year performance to three-year performance awards which resulted in the executive officers vesting in a limited number of LTI awards during the initial three-year performance period.  As a result, the 2022 LTI performance awards were divided to provide both a single-year performance award and a three-year performance award.

One-time Performance Award to Certain NEOs

In November 2018, the HR Committee approved performance-based restricted stock awards on a selective basis to certain executives, including Messrs. Rehnberg and Bullock (the “2018 Performance Awards”). The 2018 Performance Awards could be earned based on the achievement of specific stock price and expense ratio reduction hurdles by the end of a three-year performance period from January 1, 2019 to December 31, 2021. At the conclusion of the performance period it was determined that these hurdles were not met and, based on performance against these pre-established performance goals, the 2018 Performance Awards were forfeited.

Other Compensation and Benefit Programs

Savings Plans

Substantially all of our United States based employees, including our NEOs who are U.S. citizens, are eligible to participate in our tax-qualified savings plan (the “Qualified Savings Plan” or “401(k) Plan”). This plan provides an opportunity for employees to save for retirement on both a tax-deferred and after-tax basis. Participants may contribute up to 75% of their base salary through tax-deferred and after-tax contributions up to the Internal Revenue Code (“IRC”) limit on employee contributions. We match 100% of the first 5% of each employee’s bi-weekly contributions. Participants are vested on a five-year graded vesting schedule for employer matching contributions. In addition, we contribute 1% of base salary up to the IRC compensation limit. This contribution vests upon completing three years of service.

Our NEOs who are U.S. citizens are also eligible for a tax-deferred non-qualified defined contribution plan (the “Non-Qualified Savings Plan”). The Non-Qualified Savings Plan provides retirement benefits which would be payable under the Qualified Savings Plan but for the limits imposed by the IRC. Our NEOs who are U.S. citizens may contribute up to 5% of their pay to the Non-Qualified Savings Plan after reaching the maximum allowable IRS contribution to the Qualified Savings Plan. The participant’s investment return is calculated as though the account was invested as designated by the individual from substantially the same funds that are available under the Qualified Savings Plan.

Our NEOs who are non-U.S. citizens are eligible to participate in defined contribution pension plans pursuant to the laws of the jurisdictions where they work and reside. The Company generally contributes 15% of a participant’s base salary to these plans up to the limits permitted by applicable legislation.

Welfare Benefits and Perquisites

We provide limited perquisites to our NEOs, consisting principally of our corporate-wide benefit programs and, where applicable, relocation assistance. Our NEOs are offered welfare benefits that generally are commensurate with the benefits provided to all of our full-time employees. Welfare benefits consist of company-paid portions of life, disability, medical and dental insurance premiums. The Company also provides our executives with a group umbrella casualty insurance policy and executive long-term disability insurance.

The Board has adopted a policy permitting the use of chartered, private aircraft for business travel only when there is no commercial alternative and then only with prior written approval from either the Chief Executive Officer or the Chief Financial Officer for officers or the Chairman of the HR Committee for directors. During 2021, none of the executive officers or directors used chartered, private aircraft for business travel.

Executive Severance Plan

We believe that reasonable severance arrangements are essential to attracting and retaining highly qualified executives. Our employment arrangements are designed to provide reasonable compensation to departing executives under certain circumstances to facilitate their transition to new employment. As part of these arrangements, we also mitigate potential Company liability by requiring executives to sign a separation and release agreement acceptable to us as a condition to receiving severance benefits. While we do not believe that the provisions of a severance benefit would be the determinative factor in an executive’s decision to join or remain with the Company, we believe that the absence of such a provision in an executive’s employment arrangement would present a distinct competitive disadvantage in the market for highly skilled and experienced executives. Furthermore, we believe that it is important to set forth the benefits payable in triggering circumstances in advance in an attempt to avoid future disputes or litigation, and to provide consistency among executives with respect to benefits payable upon a termination from the Company under certain scenarios. In determining severance arrangements, the HR Committee has drawn a distinction between a termination initiated by the Company other than for cause versus a termination initiated by the Company for cause or one initiated by the executive (for example, a voluntary resignation). We believe severance arrangements for a termination without cause that is initiated by the Company are appropriate since the executive’s departure is due to circumstances not within his or her control.

As such, beginning on January 1, 2021, our NEOs, other than Mr. Rehnberg, were eligible to receive severance benefits pursuant to the terms of the Company’s Executive Severance Plan, which was adopted on November 6, 2020 (the “ESP”), in the event of a termination initiated by the Company other than for cause, as discussed in detail beginning on page 64. The post-termination benefits provided in Mr. Rehnberg’s 2020 employment agreement and the ESP were determined based on market data, input from the HR Committee’s independent compensation consultant and the Company’s historical pay practices.

On April 26, 2022, the Board approved the Company’s Executive Severance Plan, as amended and restated with immediate effect (the “Amended Plan”). Subject to the execution of a participation agreement to the Amended Plan, the Company’s Chief Financial Officer (Mr. Scott Kirk), the Company’s General Counsel and Secretary (Ms. Allison D. Kiene), the Company’s Chief Administrative Officer (Ms. Susan B. Comparato), and the Company’s President, U.S. Insurance (Ms. Jessica Snyder) are “Tier I Participants” of the Amended Plan. Under the Amended Plan, upon a participant’s termination of employment without cause (as defined in the Amended Plan) or a participant’s resignation for good reason (as defined in the Amended Plan), in each case, within 24 months following a change in control (as defined in the Amended Plan), subject to the execution of a release of claims, the participant will be entitled to the following severance payments and benefits:

•	for Tier I Participants, 1.50 times the sum of (i) the annual base salary and (ii) the target annual bonus;

•	for Tier II Participants, 1.00 times the sum of (i) the annual base salary and (ii) the target annual bonus;

•	an amount equal to target annual bonus, pro-rated through the date of employment termination; and

•	for U.S. participants only, COBRA health care continuation coverage for 18 months for Tier I Participants and 12 months for Tier II Participants.

The Amended Plan also provides for: (i) the reimbursement of a participant’s legal fees in the event of a dispute arising under the Amended Plan on or following a change in control; and (ii) for Tier I Participants, extending the applicable restrictive covenants to 18 months following an employment termination. The terms of the Amended Plan, except as described above, are substantially the same as the terms of the Executive Severance Plan effective as of January 1, 2021.

Employment Arrangements with Named Executive Officers

The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and LTI award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Amended Plan, will apply as warranted. Under certain circumstances, the HR Committee recognizes that special arrangements with respect to a NEO’s employment may be necessary or desirable and, in such cases, may enter into employment agreements or other employment agreements as it deems appropriate.

Kevin J. Rehnberg

On March 11, 2020, the Company entered into an Executive Employment Agreement (“Executive Employment Agreement”) with Mr. Rehnberg in connection with his continued appointment as President and Chief Executive Officer. Pursuant to this Executive Employment Agreement, Mr. Rehnberg was to serve as the Company’s President and Chief Executive Officer through February 18, 2023, subject to earlier termination pursuant to the terms of the Executive Employment Agreement. If Mr. Rehnberg voluntarily resigned from the Company, he was required to provide the Company with thirty days’ prior notice.

Under this Executive Employment Agreement, Mr. Rehnberg’s annual base salary was set at $975,000, which was reviewed annually by the HR Committee for possible increases (but not decreases) in its sole discretion. Mr. Rehnberg was eligible to earn annual cash incentive and/or LTI awards in the sole discretion of the HR Committee from time to time, subject to his continued employment through any payment date, except as provided in the Executive Employment Agreement. The terms of the Executive Employment Agreement were determined by the HR Committee after considering market practices, the Company’s historical pay practices and the input of its independent compensation consultant. Mr. Rehnberg was also eligible to receive severance payments and benefits pursuant to the terms of the Executive Employment Agreement, as described on page 63.

On June 23, 2022, the Company and Mr. Rehnberg agreed that Mr. Rehnberg’s employment relationship would cease with immediate effect (the “Separation Date”). In addition, as of the Separation Date, Mr. Rehnberg would cease serving on the Company’s Board of Directors. The Company and Mr. Rehnberg entered into a Separation and Release Agreement, dated June 23, 2022 (the “Separation Agreement”) in full satisfaction of the Company’s obligations to Mr. Rehnberg under the Executive Employment Agreement. Under the Separation Agreement, in exchange for his release of claims against the Argo Group, Mr. Rehnberg received (i) an amount equal to $6 million and (ii) Company-paid coverage for 18 months under our medical or dental program or policy in which Mr. Rehnberg was eligible to participate as of the Separation Date. In addition, all unvested equity awards held by Mr. Rehnberg were immediately terminated and forfeited as of the Separation Date. Under the Separation Agreement, Mr. Rehnberg remains subject to certain restrictive covenants, including a non-compete, customer non-solicitation and employee non-hire/non-solicitation, in each case, for one (1) year after the Separation Date.

Scott Kirk

On February 8, 2021, we announced the appointment of Scott Kirk as Chief Financial Officer, succeeding Mr. Bullock, effective March 16, 2021. In connection with his employment, Mr. Kirk entered into a Service Agreement, dated February 5, 2021, with Argo Management Services Limited, a subsidiary of the Company incorporated and registered in England and Wales. The term of the Service Agreement will continue until the earlier of Mr. Kirk’s relocation to the United States or August 7, 2022, subject to either party providing a one month’s prior written notice to the other party of an earlier termination.

The Company may, in its discretion, terminate Mr. Kirk’s employment at any time and with immediate effect by notifying him and making a payment in lieu of notice (“PILON”), which is subject to and paid in accordance with the terms of the ESP. Mr. Kirk shall not be entitled to any PILON if the Company would otherwise have been entitled to terminate his employment under his Service Agreement without having to provide such notice. In that case the Company is entitled to recover any PILON already made from Mr. Kirk.

Under the terms of the Service Agreement, Mr. Kirk receives a base salary of $600,000 and is eligible for a target annual cash incentive compensation opportunity of up to 100% of his base salary and a LTI target opportunity of $700,000. He is eligible to participate in the Company’s retirement and other benefit plans and programs as set forth in the Service Agreement. In order to be eligible to receive an annual incentive compensation payment, Mr. Kirk must be employed through any payment date and not under notice to receive (or have received) a PILON on the date that the annual incentive compensation is paid.

Mr. Kirk received a one-time cash sign-on bonus of $300,000, subject to Mr. Kirk’s obligation to reimburse the Company if he were to voluntarily leave the Company within 24 months of receipt of such payment, and a one-time LTI award equal to $200,000, granted in the form of restricted stock that vests ratably over a four-year period, measured from the award grant date. These awards were made to Mr. Kirk as an inducement to join the Company. The terms of the Service Agreement were determined by the HR Committee after considering market practices, the Company’s historical pay practices and the input of its independent compensation consultant. Mr. Kirk is eligible for severance benefits under the Amended Plan, as described on page 50, and under the terms of the Service Agreement may be placed on garden leave.

In December 2021, Mr. Kirk received a one-time retention award with a grant date fair value equal to $500,000, delivered in the form of restricted stock that vests ratably over a three-year period, subject to Mr. Kirk’s continued service through the applicable vesting date. This award was granted to recognize the critical need to retain Mr. Kirk during the turnaround period and in consideration of unprecedented levels of turnover both in the organization and the external market.

On April 26, 2022, the Board granted a retention award to Mr. Kirk pursuant to a retention letter agreement, which provides for a cash retention bonus in an amount equal to two (2) times Mr. Kirk’s current annual base salary. The cash retention bonus will vest in 25% increments on June 15, 2022, September 15, 2022, December 15, 2022, and March 15, 2023, subject to Mr. Kirk’s continued employment with the Company through each vesting date. However, upon a termination of employment without cause (as defined in the Amended Plan) or Mr. Kirk’s resignation for good reason (as defined in the Amended Plan), the cash retention bonus will vest in full, subject to the Mr. Kirk’s execution of a release of claims.

On May 5, 2022, Argo Management Services Limited entered into a Retention Letter and Extension of Service Agreement with Mr. Kirk (the “Retention and Service Letter”). Pursuant to the Retention and Service Letter, the parties agreed to amend Mr. Kirk’s Service Agreement with Argo Management Services Limited, dated February 5, 2021 described above (the “Service Agreement”), to extend the term of the Service Agreement until such time it is terminated by either party by providing the other with a one month’s prior written notice of such termination (unless terminated earlier in accordance with the remaining terms of the Service Agreement). All the other terms of the Service Agreement remain in full force and effect. The cash retention bonus described above was reflected in the Retention and Service Letter.

On August 4, 2022, Mr. Kirk’s base salary was increased to $700,000.

Susan B. Comparato

On August 9, 2021, Ms. Comparato became Chief Administrative Officer. Her base salary was set at $450,000. Ms. Comparato is eligible for severance benefits under the Amended Plan, as described on page 50. On March 25, 2022, Ms. Comparato’s base salary was increased to $500,000. On April 26, 2022, the Board granted a retention award to Ms. Comparato pursuant to a retention letter agreement, which provides for a cash retention bonus in an amount equal to one (1) times Ms. Comparato’s current annual base salary. The cash retention bonus will vest in 25% increments on June 15, 2022, September 15, 2022, December 15, 2022, and March 15, 2023, subject to Ms. Comparato’s continued employment with the Company through each vesting date. However, upon a termination of employment without cause (as defined in the Amended Plan) or Ms. Comparato’s resignation for good reason (as defined in the Amended Plan), the cash retention bonus will vest in full, subject to the Ms. Comparato’s execution of a release of claims.

Allison D. Kiene

Ms. Kiene currently serves as our General Counsel and Secretary. The terms of Ms. Kiene’s offer letter provide for a base salary of $500,000, a target annual cash incentive compensation opportunity of 75% of her base salary, and LTI target opportunity of $300,000. Ms. Kiene is eligible to participate in the Company’s retirement and other benefit plans and programs offered to the Company’s other NEOs. Under the terms of her offer letter, Ms. Kiene received a one-time cash sign-on bonus equal to $200,000 in consideration of compensation forfeited from her prior employer, payable in two installments, one in March 2021 ($160,000) and the other in March 2022 ($40,000), subject to Ms. Kiene’s obligation to reimburse the Company if she were to voluntarily leave the Company within 24 months of receipt of such payment. Ms. Kiene is eligible for severance benefits under the Amended Plan, as described on page 50. On March 25, 2022, Ms. Kiene’s base salary was increased to $600,000.

On April 26, 2022, the Board granted a retention award to Ms. Kiene pursuant to a retention letter agreement, which provides for a cash retention bonus in an amount equal to two (2) times Ms. Kiene’s current annual base salary. The cash retention bonus will vest in 25% increments on June 15, 2022, September 15, 2022, December 15, 2022, and March 15, 2023, subject to Ms. Kiene’s continued employment with the Company through each vesting date. However, upon a termination of employment without cause (as defined in the Amended Plan) or Ms. Kiene’s resignation for good reason (as defined in the Amended Plan), the cash retention bonus will vest in full, subject to the Ms. Kiene’s execution of a release of claims.

On August 4, 2022, Ms. Kiene’s salary was increased to $700, 000.

Jay S. Bullock

On July 2, 2020, the Company announced the departure of Mr. Bullock as Executive Vice President and Chief Financial Officer of the Company. Mr. Bullock continued to serve as Executive Vice President and Chief Financial Officer through March 15, 2021 and the Company and Mr. Bullock entered into a Separation and Transition Agreement and General Release on March 23, 2021 (the “Bullock Separation Agreement”). Pursuant to the terms of this agreement, Mr. Bullock served as an employee adviser to the Company until March 31, 2021 (the “Termination Date”) and continued to receive his base salary of $600,000 until the Termination Date. Mr. Bullock was not eligible to participate in the Company’s incentive plans in 2021 including, but not limited to the 2021 AIP and LTI plan. Mr. Bullock was entitled to continued vesting of all his prior unvested equity awards.

Under the Bullock Separation Agreement, from April 1, 2021 until June 30, 2021, Mr. Bullock was available to provide consulting services relating to the transition of his duties to his successor, at an hourly rate based on his base salary divided by 2,080 ($288 per hour). Mr. Bullock did not provide any consulting services during his transition period. Upon Mr. Bullock’s execution and non-revocation of the Bullock Separation Agreement, and pursuant to the circumstances of his departure, Mr. Bullock became entitled to the severance benefits for a termination without cause under his 2019 employment agreement, as described on page 64. In addition, Mr. Bullock received $5,000 in attorneys’ fees incurred in connection with the negotiation of the Bullock Separation Agreement. The Bullock Separation Agreement also provides that Mr. Bullock will remain subject to the restrictive covenants set forth in his 2019 employment agreement and provides for a general release of claims.

Timothy D. Carter

On August 11, 2021, as part of the Company’s efforts to continue to streamline management and reduce expenses, Mr. Carter’s employment with the Company was terminated without cause. On August 27, 2021, Argonaut Management Services, Inc. and Mr. Carter entered into a Separation Agreement and General Release. Upon Mr. Carter’s execution and non-revocation of the Separation Agreement and General Release, and pursuant to the circumstances of his departure, Mr. Carter became entitled to the severance benefits for a termination without cause under the ESP, as described on page 50. Mr. Carter forfeited his unvested LTI awards or shares as a result of his termination.

Matthew J. Harris

Mr. Harris joined the Company on August 1, 2017 and entered into an employment contract (“Employment Contract”), which among other things, required either the Company or Mr. Harris to provide at least six-months’ notice of termination of employment. On August 6, 2021, Mr. Harris provided notice of resignation and the Board agreed to waive the contractual notice period under his Employment Contract and make the resignation effective immediately. In connection with Mr. Harris’s resignation, Mr. Harris and Argo Management Services Limited entered into a Separation Agreement, dated August 9, 2021 (the “Harris Separation Agreement”), whereby Mr. Harris was entitled to payment in lieu of notice as described on page 64. Due to Mr. Harris voluntary resignation from the Company, his unvested LTI awards or shares were forfeited, and he was not eligible to receive any 2021 annual incentive awards.

Compensation Setting Process and Governance Elements

Process for Compensation Decisions

In making decisions with respect to the compensation of our executive officers, the HR Committee considers both Company performance and peer group practices to evaluate whether our executive compensation program remains competitive and consistent with best practices and our compensation philosophy. In determining the amount and form of compensation for our CEO, the HR Committee reviews our CEO’s performance and makes recommendations regarding his pay to the Board for approval. In determining the amount and form of compensation for our other NEOs, the HR Committee considers our CEO’s assessment of their performance and his recommendations regarding their compensation.

When setting compensation levels and awarding compensation for 2021, the HR Committee took into account the Company’s strategic and financial goals as well as individual short- and long-term performance objectives for each NEO and other members of the executive management team. The HR Committee also considered the compensation levels of the Company’s peers as discussed in the Compensation Peer Group section below.

Compensation Peer Group

To evaluate whether our executive compensation program is competitive, the HR Committee compares compensation for its executives with the compensation received by the executives of our competitors. Although the HR Committee considers compensation data for a designated peer group when establishing compensation, the HR Committee does not target a specific percentage of compensation reported by such group. Instead the HR Committee uses the data as a guide in determining the level of compensation necessary to successfully compete for executives. Because the Company seeks to hire and retain experienced and talented executives, the HR Committee has selected a designated peer group that incorporates the companies with whom we compete.

In deciding whether a company should be included in the peer group, the HR Committee considered the following criteria: (i) global operations; (ii) revenue; (iii) market capitalization; and (iv) peers that the Company competes with in the marketplace and for talent. Companies reviewed for peer group consideration typically have revenues between one-third to three times the Company’s revenue and market capitalization ranging from one fifth to five times the Company’s market capitalization. Each year the HR Committee, with assistance from its independent compensation consultant, conducts a thorough review of the peer group. Based on this review, in 2021, the HR Committee approved the removal of Sirius International Insurance which merged with Third Point Reinsurance Ltd., and the addition of SiriusPoint, which reflects the new company formed from this merger. The 2021 peer group used for the purpose of executive compensation decisions is as follows:

2021 Peer Group
Arch Capital Group	Hiscox	RLI Corporation
Axis Capital Holdings	James River Group	Selective Insurance Group
Beazley	ProAssurance	SiriusPoint(2)
Enstar Group	ProSight Global(1)
Hanover Insurance Group	Renaissance Re Holdings

(1)	ProSight Global was acquired by TowerBrook Capital Partners LP and Further Global Capital Management in 2021 and was removed from the peer group used to evaluate 2022 compensation decisions.

(2)	Sirius International Insurance merged with Third Point Reinsurance Ltd. in 2021. SiriusPoint represents the combined company.

Equity Ownership Guidelines

The Company requires a designated group of senior executives, including the NEOs, to adhere to its Equity Ownership Guidelines. The guidelines are considered an integral part of the Company’s executive compensation program as they align the economic interests of the Company’s executives with those of its shareholders. We believe that the guidelines encourage behavior that will foster long-term, sustainable value creation because the value of the stock being held by the participants is influenced by the Company’s long-term performance.

Pursuant to the guidelines, designated executives must hold at least 50% of earned or acquired shares until the guideline ownership level is attained. Compliance is tested annually as of the first business day of the second quarter each year. Compliance with the guidelines is a factor that the HR Committee takes into consideration when determining whether to grant future equity awards to our executives under the Company’s LTI plan. As of October 26, 2022, each of our continuing NEOs either held the requisite number of shares or was subject to the 50% retention requirement.

The following table shows the ownership levels applicable to our continuing NEOs, which are expressed as a multiple of salary:

CEO	6x Base Salary
Other NEOs	3x Base Salary

For purposes of the ownership guidelines, only Common Shares owned by or on behalf of an individual or an immediate family member residing in the same household, including stock held in trusts or tax-qualified retirement plans, are counted. The value of each common share is assumed to be the greater of the market value or the book value per common share of the Company’s stock on the measurement date. Unvested performance-based restricted shares and unexercised stock options/stock settled stock appreciations rights do not count towards meeting the guideline.

Compensation Clawback Policy

To provide the Company with the ability to recoup performance-based compensation following misconduct on the part of management that is detrimental to the Company, performance-based compensation may be recovered at the discretion of the Board if an executive officer, during the three-year period preceding the following events, (i) has engaged in fraud or other misconduct that resulted in the need for a restatement of the Company’s financial statements that affect such executive officer’s compensation or (ii) the executive officer has engaged in certain other egregious conduct that is substantially detrimental to the Company. The Board also has the discretion to recoup performance-based compensation if the payment, grant or vesting of the award was based on the achievement of a performance metric that was calculated by the Company in a substantially inaccurate manner. Our Compensation Clawback Policy is available on our website at www.argolimited.com under the “Investors” tab and then the “Governance” tab.

Prohibition of Hedging and Pledging of Equity Securities

Our Insider Trading Policy prohibits our employees, officers and directors from selling any Company securities that they do not own. It also prohibits transactions in exchange-traded options such as puts, calls and other derivative securities of the Company’s Common Shares. We prohibit all hedging transactions involving our securities that would insulate our employees, officers and directors from the effects of our stock price performance. The Insider Trading Policy prohibits any pledging of Company securities.

Compensation Risk Assessment

In line with the Company’s application of its ERM framework to compensation risk, the HR Committee seeks to ensure that our executive compensation program does not encourage executives to take risks that are inconsistent with the long-term success of the Company. More broadly, we believe that the Company’s compensation philosophy is a core part of our risk culture and ensures that underwriters are motivated to produce profitable business and executives are compensated to operate within our Board approved risk appetite.

The HR Committee believes the Company’s executive compensation program does not encourage inappropriate risk-taking. During 2021, our ERM function, led by our Chief Risk & Sustainability Officer (“CR&SO”), undertook a risk assessment of our current compensation programs, taking into consideration the anticipated reaction of key stakeholders to a number of potential downside or upside risk scenarios. The assessment considered a number of factors including risk-based measures, program calibration, clawback and ‘malus’ provisions, deferral features and multi-year structures. The risk analysis also considered potential threats and opportunities introduced by the changes to our compensation programs for 2021. Other factors considered when determining that the compensation program does not encourage excessive risk-taking include:

•	The HR Committee retains negative discretion in determining compensation payouts, such that meaningful reductions in compensation are possible to adjust for the quality of our financial results and other factors that the HR Committee deems relevant;

•	Our executive compensation clawback policy helps ensure that our executives are not inappropriately rewarded in the event that we are required to restate our financial results or in the event of executive misconduct that is detrimental to the Company;

•	Equity Ownership Guidelines are designed to ensure that the long-term interests of our executives are aligned with those of our shareholders;

•	The Chair of the HR Committee regularly attends our Risk & Capital Committee meetings and has the opportunity to review the outcomes of Compensation Risk Assessment presented by the CR&SO;

•	The HR Committee also receives a summary of the Compensation Risk Assessment work as part of its review of proposed changes to the compensation programs; and

•	The HR Committee retains an independent consultant, apart from any consultant retained by management.

The independent consultant reviewed the findings of the Compensation Risk Assessment and found them to be both comprehensive and appropriate to the risk exposures and concurred with the conclusions.

Compensation Consultant

During 2021, the HR Committee continued to engage FW Cook as its independent compensation consultant to assist in the evaluation of the Company’s executive compensation program. The scope of FW Cook’s engagement was to provide assistance with: (i) conducting a review of our compensation peer group, (ii) conducting competitive reviews of executive and non-employee director compensation, (iii) conducting competitive reviews of incentive design and performance measurement, (iv) conducting pay-for-performance modeling, (v) conducting an analysis of aggregate long-term incentive grant practices, and (vi) updating the HR Committee on executive compensation trends and regulatory and governance developments. FW Cook performed these services solely on behalf of the HR Committee. The HR Committee has assessed the independence of FW Cook, as required by the Company’s governance framework and NYSE and SEC rules, and has concluded that no conflict of interest exists with respect to its services to the HR Committee.

Human Resources Committee Interlocks and Insider Participation

With respect to interlocks and insider participation involving a member of the HR Committee during the 2021 fiscal year:

•	None of the HR Committee members were an officer or employee of the Company or its subsidiaries.

•	None of the HR Committee members had any relationship with the Company pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.

•	None of the executive officers of the Company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or the HR Committee.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on their review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

HR COMMITTEE

Dymphna A. Lehane (Chair)

Bernard C. Bailey

Samuel G. Liss

J. Daniel Plants

This HR Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the HR Committee Report by reference therein.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table contains compensation information for our NEOs for the fiscal year ended December 31, 2021 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2020 and December 31, 2019.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Comp ($) (4)	All Other Compensation ($) (5)	Total ($)
Kevin J Rehnberg	2021	$975,000	$—	$1,999,945	$1,007,906	$65,979	$4,048,830
President and CEO	2020	993,750	—	2,499,980	365,625	67,735	3,927,090
	2019	785,137	—	999,951	283,815	48,580	2,117,483
Scott Kirk (6) Chief Financial Officer	2021	561,423	315,043	1,407,177	521,082	26,289	2,831,014
Andrew M Borst (7) Interim President of International Operations	2021	498,462	—	499,959	479,763	35,261	1,513,445
Susan B. Comparato (7) Chief Administrative Officer	2021	419,231	—	199,928	285,068	30,021	934,248
Allison D. Kiene	2021	500,000	160,000	349,999	310,125	36,624	1,356,748
General Counsel and Secretary	2020	119,231	—	—	112,500	7,466	239,197
Former Executive Officers
Jay S. Bullock (6)	2021	156,923	—	—	—	1,488,738	1,645,661
Executive Vice President and	2020	611,538	—	599,991	210,000	43,228	1,464,757
Chief Financial Officer	2019	570,205	—	419,997	—	36,049	1,026,251
Timothy D. Carter (7)	2021	313,462	—	499,959	251,499	405,244	1,470,164
Chief Underwriting Officer	2020	485,577	—	499,977	143,238	34,068	1,162,860
Matthew J. Harris (7)	2021	325,336	—	298,606	—	313,583	937,525
Group Heard of International	2020	545,960	—	293,066	122,841	73,556	1,035,423
Operations	2019	527,384	—	302,777	—	126,501	956,662

(1)	Messrs. Kirk and Harris were paid in British Pounds. Their salaries were converted into U.S. dollars for purposes of this table using a December 31, 2021 exchange rate of 1.3498 US$/GBP. For Mr. Rehnberg, this table includes an extra week of pay in 2020 due to an additional pay cycle in the U.S. attributable to the 2020 calendar.

(2)	Mr. Kirk received a cash sign-on bonus of USD $315,043 upon hire, paid in GBP and converted into U.S. dollars for purposes of this table using a December 31, 2021 exchange rate of 1.3498 US$/GBP. Ms. Kiene received a cash sign-on bonus of $160,000 in consideration of compensation forfeited from her prior employer. Sign-on bonuses to Mr. Kirk and Ms. Kiene are subject to clawback if they voluntarily leave the Company within 24 months of receipt of such payment.

(3)	Represents the grant date fair value of all LTI equity awards granted in 2021. For Mr. Kirk the total includes his sign-on equity grant of 3,650 shares of restricted stock granted at the time of his hire, and his one-time retention grant of 8,629 shares of restricted stock made in December 2021. The calculation of grant date fair value for the annual performance awards assumes target level performance against the specified financial goals set forth in the award and is calculated in accordance with FASB ASC Topic 718. The receipt of annual performance awards is conditioned upon the achievement of financial performance goals during the applicable performance period, as discussed in the 2021 Long-Term Incentive Awards section that begins on page 48. Assuming the highest level of performance is achieved for the 2021 LTI awards, the maximum grant date fair value of the 2021 performance-based LTI awards would be as follows: Mr. Rehnberg - $2,249,951; Mr. Kirk - $795,606; Mr. Borst - $562,474; Ms. Comparato - $224,913; Ms. Kiene $393,721; Mr. Carter - $562,474; and Mr. Harris - $335,972. Mr. Bullock was not eligible to participate in the Company’s 2021 LTI award, and Messrs. Harris and Carter forfeited their 2021 LTI awards as a result of their respective departure from the Company. Mr. Borst forfeited his LTI on April 1, 2022 in connection with his resignation from the Company. Similarly, Mr. Rehnberg forfeited his LTI on June 23, 2022, in connection with his departure from the Company.

(4)	Non-Equity Incentive Plan Compensation consists of cash awards made under the Company’s AIP. Please refer to the 2021 Annual Incentive Awards section on page 45 for a discussion of the decisions made related to these awards. The amounts for Mr. Borst and Ms. Comparato also include vested long-term incentive cash awards of $66,263 and $24,563, respectively, that were granted to them prior to becoming NEOs and that vested and were paid in 2021. Mr. Bullock was not eligible to participate in the Company’s AIP, and Mr. Harris forfeited his 2021 AIP awards as a result of his departure from the Company. Mr. Carter received a prorated 2021 AIP payment in accordance with the terms of his separation under the ESP.

(5)	Please see the All Other Compensation Table below and related tables and footnotes for information regarding the amounts reported in this column.

(6)	Mr. Kirk joined the Company on February 8, 2021, and succeeded Mr. Bullock as Chief Financial Officer on March 16, 2021. Mr. Bullock remained employed in an advisory capacity through March 31, 2021.

(7)	On August 6, 2021, Mr. Harris resigned as Group Head of International Operations of the Company, and on August 11, 2021 Mr. Carter’s employment as Chief Underwriting Officer with the Company was terminated without cause. On August 12, 2021, the Company appointed Mr. Borst as Interim President of International Operations and Ms. Comparato as Chief Administrative Officer, replacing Mr. Borst’s previous role.

2021 All Other Compensation Table

Name	401(k) and Retirement Contributions	Imputed Value of Company Provided Insurance Coverage (1)	Supplemental Executive Retirement Plan Benefits	Separation Benefits (2)	Perquisites (3)	Total
Kevin J Rehnberg	$17,400	$8,329	$40,250	$—	$—	$65,979
Scott Kirk (4)	16,254	—	—	—	10,035	26,289
Andrew M. Borst	17,400	4,687	—	—	13,174	35,261
Susan B. Comparato	5,208	4,948	19,865	—	—	30,021
Allison D. Kiene	12,554	7,724	16,346	—	—	36,624
Former Executive Officers
Jay S. Bullock	3,877	1,012	5,538	1,478,311	—	1,488,738
Timothy D. Carter	8,669	5,300	9,962	381,313	—	405,244
Mathew J. Harris (4)	43,623	—	—	269,960	—	313,583

(1)	Imputed Value of Company Provided Insurance Coverage includes the following: term life insurance coverage which is provided to all employees, and umbrella insurance and executive long-term disability coverage provided to all senior executives.

(2)	These amounts represent cash payments made to Messrs. Bullock, Carter, and Harris pursuant to the applicable terms of their respective separations, as described in Employment Arrangements with Named Executive Officers and Potential Payments upon Termination or a Termination Following a Change in Control sections on pages 51 and 62, respectively. For Mr. Bullock, separation payments include $758,333 cash severance, $700,000 incentive payment, $5,000 in attorney fees and $14,978 in medical coverage that were paid in 2021 in accordance with the terms of his 2019 employment agreement.

(3)	Amounts for Mr. Kirk represents attorneys’ fees paid in relation to his immigration process. Amounts for Mr. Borst represent fees relating to tax assistance paid in 2021 in connection with his interim assignment in the UK.

(4)	Values converted into U.S. dollars for purposes of the foregoing table using a December 31, 2021 exchange rate of 1.3498 US$/GBP.

2021 Grants of Plan-Based Awards

	Committee		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value of Stock
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)		Awards ($)(4)
Kevin J Rehnberg	2/11/2021		$243,750	$1,218,750	$2,437,500
	2/11/2021	3/15/2021				13,688	27,377	41,065			$1,499,986
	2/11/2021	3/15/2021							9,125		499,959
Scott Kirk	2/11/2021		126,017	630,087	1,260,174
	2/11/2021	3/15/2021				4,840	9,681	14,521			530,422
	2/11/2021	3/15/2021							3,227		176,807
	2/11/2021	3/15/2021							3,650	(5)	199,984
	12/23/2021	12/28/2021							8,629	(6)	499,964
Andrew M. Borst	2/11/2021		100,000	500,000	1,000,000
	2/11/2021					3,422	6,844	10,266			374,983
	2/11/2021								2,281		124,976
Susan B. Comparato	2/11/2021	3/15/2021	63,000	315,000	630,000
	2/11/2021	3/15/2021				1,368	2,737	4,105			149,960
	2/11/2021	3/15/2021							912		49,968
Allison D. Kiene	2/11/2021		75,000	375,000	750,000
	2/11/2021	3/15/2021				2,395	4,791	7,186			262,499
	2/11/2021	3/15/2021							1,597		87,500
Former Executive Officers
Jay S. Bullock (7)			—	—	—	—	—	—	—		—
Timothy D. Carter	2/11/2021		100,000	500,000	1,000,000						—
	2/11/2021	3/15/2021				3,422	6,844	10,266			374,983
	2/11/2021	3/15/2021							2,281		124,976
Matt Harris	2/11/2021		80,988	404,940	809,880	—	—	—	—		—
	2/11/2021	3/15/2021				2,044	4,088	6,132			223,982
	2/11/2021	3/15/2021							1,362		74,624

(1)	These amounts represent threshold, target and maximum cash award levels set in 2021 under the AIP.

(2)	These amounts represent the threshold, target and maximum shares of performance-based restricted stock granted under the Company 2019 Omnibus Incentive Plan. For actively employed executives, shares of performance-based restricted stock are earned at the end of a three-year performance period, subject to the achievement of certain pre-established goals relating to TBVPS and ROE and the executive’s continued service through the applicable vesting date.

(3)	Represents the restricted stock awards granted under the Company’s 2019 Omnibus Incentive Plan as a component of the annual LTI awards, which vest in four equal installments beginning on the first anniversary of the date of the grant, subject to the executive’s continued employment through the applicable vesting date.

(4)	The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2021. The Grant Date Fair Value in this column was calculated in accordance with FASB ASC Topic 718, with performance-based restricted stock awards valued based on the probable outcome of such criteria.

(5)	Represents Mr. Kirk’s sign-on grant of restricted shares that vests in four equal installments beginning on the first anniversary of the date of the grant, subject to the executive’s continued employment through the applicable vesting date.

(6)	Represents Mr. Kirk’s one-time retention grant restricted shares that vest in three equal installments beginning on the first anniversary of the date of the grant, subject to the executive’s continued employment through the applicable vesting date.

(7)	Pursuant to the Bullock Separation Agreement, Mr. Bullock was not eligible to participate in the Company’s 2021 AIP or LTI Plan.

Outstanding Equity Awards at 2021 Fiscal Year-End

Our NEOs did not have any stock options outstanding as at December 31, 2021, and therefore the “Option Awards” column has been omitted from the table below. In addition, in connection with their departures during 2021, Messrs. Carter and Harris forfeited their outstanding equity awards with the Company.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin J Rehnberg	1,004	(2)	$58,342
	3,663	(3)	212,857	—		$—
	14,373	(4)	835,215	57,498	(5)	3,341,209
	9,125	(6)	530,254	27,377	(7)	1,590,877
Scott Kirk	3,277	(6)	187,521	9,681	(7)	562,563
	3,650	(8)	212,102
	8,629	(9)	501,431
Andrew M. Borst	934	(2)	54,275	—		—
	1,533	(3)	89,083	—		—
	4,812	(4)	279,625	—		—
	2,281	(6)	132,549	6,844	(7)	397,705
Susan B. Comparato	1,080	(3)	62,759	—		—
	3,389	(4)	196,935	—		—
	912	(6)	52,996	2,737	(7)	159,047
Allison D. Kiene	1,597	(6)	92,802	4,791	(7)	278,405
Former Executive Officers
Jay S. Bullock (10)	568	(2)	33,006
	932	(3)	54,159	—		—
	2,091	(4)	121,508	13,800	(5)	801,918

(1)	The stock price used to calculate the value of equity awards was $58.11, the price at which the Company’s common stock closed on December 31, 2021.

(2)	This award was granted on March 27, 2018 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(3)	This award was granted on March 15, 2019 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(4)	This award was granted on March 16, 2020 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(5)	This award was granted on March 16, 2020 and vests at the end of the three-year performance period based on the achievement of performance goals relating to TBVPS and ROE and the executive’s continued employment through the applicable vesting date. The amount reported is based on achievement of target performance goals.

(6)	This award was granted on March 15, 2021 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(7)	This award was granted on March 15, 2021 and vests at the end of the three-year performance period based on the achievement of performance goals relating to TBVPS and ROE and the executive’s continued employment through the applicable vesting date. The amount reported is based on achievement of target performance goals.

(8)	This award was granted on March 15, 2021 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(9)	This award was granted on December 28, 2021 and vests in four annual installments on the anniversary of the grant date, subject to the executive’s continued employment through such date.

(10)	Pursuant to the Bullock Separation Agreement, Mr. Bullock was not eligible to participate in the Company’s 2021 LTI awards, but was entitled to continued vesting of his 2018, 2019 and 2020 LTI awards.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin J. Rehnberg	—	$—	9,615	$511,736
Scott Kirk	—	—	—	—
Andrew M. Borst	—	—	4,035	213,308
Susan B. Comparato	—	—	1,669	91,230
Allison D. Kiene	—	—	—	—
Former Executive Officers
Jay S. Bullock	66,233	1,160,124	4,620	240,167
Timothy D. Carter	—	—	3,833	209,282
Matthew J. Harris	—	—	1,914	101,569

2021 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Kevin J. Rehnberg	$22,500	$40,250	$20,673	$—	$391,032
Andrew M. Borst(3)	—	—	1,664	—	12,779
Susan B. Comparato	18,654	19,865	10,737	—	136,953
Allison D. Kiene	14,423	16,346	2,011	—	44,884
Former Executive Officers
Jay S. Bullock	5,538	5,538	117,417	832,126	—
Timothy D. Carter	9,904	9,962	15,193	—	82,680

(1)	All of the Company’s contributions in the last fiscal year are included in the 2021 Summary Compensation Table. None of the aggregate earnings in the last fiscal year are included in the 2021 Summary Compensation Table.

(2)	The amounts included in the Summary Compensation Table for this year and all prior years were: $280,751 for Mr. Rehnberg, $23,422 for Ms. Kiene, $514,139 for Mr. Bullock and $42,801 for Mr. Carter.

(3)	Mr. Borst did not participate in the Non-Qualified Deferred Compensation program in 2021. Our non-U.S.-based NEOs, Messrs. Kirk and Harris were not eligible to participate in the Non-Qualified Deferred Compensation program.

Under the Company’s 401(k) Plan, a defined contribution plan, the contribution made by the Company on behalf of eligible U.S. employees is equal to the sum of:

a.	100% of the first 5% of eligible pay that the employee contributes per pay period to the plan; and

b.	1% of the employee’s eligible pay.

During 2021, the Internal Revenue Code limited the maximum amount of compensation used to calculate benefits under a defined contribution plan to $290,000 and the maximum dollar amount of the 401(k) contribution that could be made to $19,500 plus an additional $6,500 for employees over the age of 50. The Company’s Supplemental Executive Retirement Plan (“SERP”) provides retirement benefits to its U.S. employees which would be payable under the 401(k) Plan but for the limits imposed by the Internal Revenue Code. The investment return on an individual’s SERP balance is calculated as though the funds in the account were invested, as directed by the individual, from among substantially the same funds available under the Company’s 401(k) Plan.

During 2021, the Company credited the account maintained for each participating U.S. NEO for the following.

•	The difference between the Company matching contribution which would have been made to the individual’s account under the Company’s 401(k) Plan based upon the individual’s 401(k) election had his or her contributions under that plan not been limited by reason of the Code and the amount that was actually credited to the individual’s account under the Company’s 401(k) Plan;

•	A supplemental Company contribution equal to 1% of the excess of the NEO’s eligible compensation for the 2021 fiscal year less the maximum amount of compensation permitted to be taken into account under the Code; and

•	Investment income calculated as though the funds in the account were invested, as designated by the individual, from substantially the same funds that are available under the Company’s 401(k) Plan.

In addition, executives under the age of 50 who elect to contribute more than the $19,500 allowed under the Code and executives 50 years old or older who elect to contribute more than the $26,000 allowed under the Code can contribute up to 5% of the pay earned after the limit is reached to the SERP. Executives may elect to receive payments in lump sum or in annual cash installments between one and 10 years. Distributions may occur, in accordance with the executive’s election, as follows: (i) seventh month following separation from the Company, (ii) on a specified date, or (iii) upon the earlier of either (i) or (ii) or within 90 days following a change of control, as defined in the SERP. In the event of death, the executive’s account shall be distributed to the executive’s beneficiary in a single lump sum payment within 90 days following the executive’s death.

Potential Payments upon Termination by the Company or a Termination Following a Change in Control

As of December 31, 2021, the Company had entered into employment agreements with certain of our NEOs. Please refer to the Employment Arrangements with Named Executive Officers section on page 51 for a general discussion of the terms and conditions of these employment agreements. The employment agreements for some of our NEOs provide for certain severance benefits upon the occurrence of certain events as described further below. In addition, as described further below, certain of our NEOs have been designated to participate in our Executive Severance Plan, that became effective January 1, 2021, which provides certain severance benefits and payments. Please refer to “2021 Non-Qualified Deferred Compensation” section above for discussion on the distributions pursuant to our SERP. As required under the SEC rules, the information set forth below is as of December 31, 2021 and does not reflect current employment arrangements. Updated summaries on such arrangements is provided above in the “Compensation Discussion and Analysis” section starting on page 39.

Mr. Rehnberg

Under the terms of Mr. Rehnberg’s Executive Employment Agreement, if Mr. Rehnberg’s employment is terminated by the Company without “cause” (as that term is defined in his Executive Employment Agreement), or, by Mr. Rehnberg within two years following a “change in control” (as that term is defined in the Company’s 2019 Omnibus Incentive Plan or any successor Omnibus Incentive Plan), for “good reason” (as that term is defined in his Executive Employment Agreement), Mr. Rehnberg will be entitled to the following severance benefits: (i) accrued benefits (as defined in the Executive Employment Agreement) and any earned but unpaid annual cash incentive award for the year preceding the year of termination, (ii) an amount equal to one times (or, if a change in control has occurred or is reasonably expected to occur, two times) the sum of (A) his base salary and (B) his target annual cash incentive award for the year of termination (or, if a target annual cash incentive award has not yet been established for such year, his target annual cash incentive award for the year prior to the year of termination), such amounts to be paid in installments over a period of 12 months, (iii) any target annual cash incentive award for the year of termination, pro-rated to reflect his time of service for such year through his date of termination, (iv) continuation of health benefits at the active employee rate until Mr. Rehnberg obtains reasonably equivalent coverage or for eighteen months from the date of termination, whichever is earlier; provided that Mr. Rehnberg timely elects benefit continuation coverage under COBRA, and (v) continued vesting of all unvested equity awards, to be paid or settled in accordance with the terms of the applicable award agreements as if no termination had occurred and Mr. Rehnberg had remained employed by the Company through the applicable vesting date, with the vesting of any outstanding performance-based equity awards to be determined based on actual performance through the end of the applicable performance period. All outstanding, unvested stock options will remain exercisable for a period of 90 days following the last vesting date of the stock option, but not beyond the original term of the stock option. In the event of Mr. Rehnberg’s involuntary termination of employment by the Company without cause or by Mr. Rehnberg for good reason, in each case within two years following a Change in Control, all outstanding unvested equity awards will immediately vest upon the date of such termination of employment.

All severance payments and benefits are conditioned upon Mr. Rehnberg’s execution and non-revocation within 60 days following his termination date of a full and complete release of claims in favor of the Company and its subsidiaries and affiliates, and his compliance with the confidential information obligations and restrictive covenants to which he is bound under his Executive Employment Agreement.

In the event Mr. Rehnberg’s employment is terminated due to his death or “disability” (as that term is defined in his Executive Employment Agreement), Mr. Rehnberg (or his estate in the case of his death) will be entitled to: (i) accrued benefits, (ii) any incentive bonus that is “fully-earned” (as that term is defined in his Executive Employment Agreement) through date of his termination of employment, and (iii) continued participation for 18 months by Mr. Rehnberg or, in the case of his death, his eligible dependents in all health and medical plans or programs in which Mr. Rehnberg or such eligible dependents, as applicable, were participating on his termination date, with the Company continuing to pay the same portion of the premiums for such coverage as it paid for Mr. Rehnberg or his eligible dependents immediately prior to his termination date. In the event Mr. Rehnberg’s employment is terminated by the Company for Cause, Mr. Rehnberg will only be entitled to his accrued benefits, and will not be entitled to any other benefits, unless otherwise required by applicable law.

If any portion of the payments and benefits that Mr. Rehnberg is entitled to receive under the Executive Employment Agreement upon a termination of employment, either alone or together with other payments and benefits that he is entitled to receive from the Company or its affiliates, would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments and benefits will be reduced such that no portion of such payments and benefits will be subject to the excise tax under Section 4999, but only to the extent doing so would not reduce Mr. Rehnberg’s aggregate (after tax) payments and benefits.

Mr. Rehnberg’s Executive Employment Agreement contains certain non-disclosure, intellectual property and non-disparagement covenants and prohibits Mr. Rehnberg from competing with the Company or its affiliates, or soliciting their respective customers or employees during his employment and for the 12-month period following his termination of employment.

Mr. Bullock

As noted above, in March 2021, Mr. Bullock entered into a Bullock Separation Agreement specifying the terms of his separation. Upon execution and non-revocation of the Bullock Separation Agreement, and pursuant to the circumstances of his departure, Mr. Bullock became entitled to the severance benefits for a termination without cause under his 2019 employment agreement as follows: (i) one times the sum of (A) his base salary and (B) his target annual cash incentive award for the year prior to the year of termination ($1,300,000), payable in installments over 12-months; (ii) a cash incentive payment equal to his target annual incentive at time of termination ($700,000); (iii) continuation of health benefits at the active rate of executives for up to 18 months ($29,157 estimated value); and (iv) continued vesting of all unvested equity awards ($1,203,755, based on the March 2021 stock price, the date of his separation and assuming target performance). In addition, Mr. Bullock received $5,000 in attorneys’ fees incurred in connection with the negotiation of the Bullock Separation Agreement. The Bullock Separation Agreement also provides that Mr. Bullock will remain subject to the restrictive covenants set forth in his employment agreement.

Mr. Harris

Mr. Harris’ Employment Contract provided that his employment would continue for an indefinite term unless and until terminated by either the Company or Mr. Harris upon six-months’ notice of termination of employment. On August 6, 2021, Mr. Harris resigned from the Company and the Board of Directors agreed to waive the contractual notice period under his Employment Contract and make the resignation effective immediately. In connection with Mr. Harris’s resignation, Mr. Harris and the Company entered into a Harris Separation Agreement, whereby Mr. Harris received $269,960 equal to the six months’ pay that he would have been eligible to receive during his notice period pursuant to his Employment Contract in a lump sum payment, less applicable deductions and withholdings.

Executive Severance Plan

All of our current NEOs, with the exception of Mr. Rehnberg who has a separate employment agreement, are eligible to participate in the ESP. Under the ESP, participants are entitled to certain severance benefits if their employment is terminated by the Company and its affiliates other than for “cause” (as that term is defined in the ESP). If the Company terminates a participant’s employment without cause, subject to his or her timely execution and non-revocation of a release of claims and continued compliance with restrictive covenants (including confidentiality, non-disparagement, non-competition, and non-solicitation covenants), he or she will receive the following severance benefits: (i) an amount equal to 0.75 times (or, if the termination occurs within 24 months following a “change in control” (as that term is defined in the ESP), 1.00 times) the participant’s base salary in effect as of the date of the termination, to be paid within 60 days of such termination; (ii) if the termination occurs after the end of the first quarter of the calendar year, an amount equal to the participant’s annual cash incentive payment for the year of termination, based on actual performance, prorated based on the number of days participant remained an employee, to be paid on the later of (x) the date the annual cash incentive payment is paid to participants generally and (y) 60 days following such termination; (iii) any accrued, but unpaid as of the date of the termination, annual cash incentive payment for any completed performance period ending prior to the date of such termination, to be paid on the later of (x) the date the annual cash incentive payment is paid to participants generally and (y) 60 days following such termination; and (iv) if the participant timely elects COBRA continuation coverage, payment by the Company or its subsidiaries equal to the difference between the cost of such COBRA continuation coverage and the amount active employees pay for health coverage through the earlier of the end of the nine-month period (or, if the termination occurs within 24 months following a change in control, twelve-month period) following the termination and the participant becoming eligible for health insurance coverage under another employer’s plan. In the event a participant holds any equity or cash awards granted under the Company’s 2019 Omnibus Incentive Plan, the treatment of such equity and cash awards in the event of a termination without cause will continue to be governed by the terms of such plan and any applicable award agreements.

If any payments and benefits to be paid or provided to a participant, whether pursuant to the terms of the ESP or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the eligible employee.

On August 11, 2021, as part of the Company’s efforts to continue to streamline management and reduce expenses, Mr. Carter’s employment with the Company was terminated without cause. Pursuant to his Separation Agreement and General Release, Mr. Carter received the following severance benefits under the ESP: (i) an amount equal to 0.75 times his base salary ($375,000); and (ii) an amount equal to the annual cash incentive payment for the year of termination, based on actual performance, prorated based on the number of days he remained an employee ($252,632), paid on the date the annual cash incentive payment was paid to participants generally. Mr. Carter also receives an amount equal to the difference between the cost of his COBRA continuation coverage and the amount active employees pay for health coverage through the earlier of the end of the nine-month period following the date of termination and Mr. Carter becoming eligible for health insurance coverage under another employer’s plan ($14,587 assuming nine months of COBRA coverage, of which $6,313 was paid in 2021).

Equity and Cash Awards

In addition to the foregoing employment arrangements, the Company’s 2019 Omnibus Incentive Plan, which was approved by our shareholders in 2019, gives the HR Committee the discretion, among other methods, to provide for the accelerated vesting of our NEOs’ equity and cash grants by the Company upon the occurrence of termination of employment by the Company following a change in control (as defined in the plan). Further, the NEO equity and cash grant agreements provide for accelerated vesting upon termination of employment due to death or disability. Other than in the case of a good reason termination following a change in control in the case of Mr. Rehnberg or a termination of employment due to death or disability for all NEOs, if an NEO voluntarily terminates his or her employment with the Company or is terminated for cause, he or she forfeits all unvested equity and cash awards.

The amounts shown in the table below are calculated based on the assumption that a termination or change of control occurred on December 31, 2021 with the severance benefits then in effect as of that date. The values shown are calculated using the Company’s closing stock price on that date. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to the achievement of financial and individual performance goals and thresholds and their current salaries and benefits at such time. As noted above, Mr. Rehnberg’s termination benefits are governed by his Executive Employment Agreement, while the other NEOs are covered under the terms of the ESP.

Name	Benefit	Death or Disability	Termination Without Cause	Termination Without Cause/Resignation for Good Reason with a CIC
Kevin J. Rehnberg	Cash Severance (1)	$—	$2,193,759	$4,387,500
	Annual Incentive Award (2)	1,007,906	1,218,750	1,218,750
	Unvested Restricted Stock Awards (3)	7,707,420	6,568,754	7,707,420
	Health, Medical, Dental Benefits (4)	27,717	27,717	27,717
	Total	8,743,043	10,008,980	13,341,387
Scott Kirk	Cash Severance (1)	—	472,565	630,087
	Annual Incentive Award (2)	—	630,087	630,087
	Unvested Restricted Stock Awards (3)	1,463,617	—	1,463,617
	Health, Medical, Dental Benefits (4)	—	—	—
	Total	1,463,617	1,102,652	2,723,791
Andrew M. Borst	Cash Severance (1)	—	375,000	500,000
	Annual Incentive Award (2)	—	500,000	500,000
	Unvested Restricted Stock Awards (3)	1,061,861	—	1,061,861
	Health, Medical, Dental Benefits (4)	—	14,845	19,794
	Total	1,061,861	889,845	2,081,655
Susan B. Comparato	Cash Severance (1)	—	337,500	450,000
	Annual Incentive Award (2)	—	337,500	337,500
	Unvested Restricted Stock Awards (3)	533,142	—	533,142
	Health, Medical, Dental Benefits (4)	—	14,678	19,438
	Total	533,142	689,678	1,340,080
Allison D. Kiene	Cash Severance (1)	—	375,000	500,000
	Annual Incentive Award (2)	—	375,000	375,000
	Unvested Restricted Stock Awards (3)	371,207	—	371,207
	Health, Medical, Dental Benefits (4)	—	4,442	5,922
	Total	371,207	754,442	1,252,129

(1)	Mr. Rehnberg is entitled to severance benefits in the event of termination by the Company without cause or by Mr. Rehnberg for good reason within two years following a change of control, while the Company’s other NEOs are eligible for severance benefits only in the event of termination by the Company without cause. For Mr. Rehnberg, cash severance is equal to one times base salary plus target bonus in the event of termination without cause, or two times base salary plus target bonus in the event of a termination by Mr. Rehnberg for good reason within two years following a change in control of the Company. For all others, cash severance is equal to nine months’ salary in the event of termination by the Company without cause or one times base salary in the event of termination by the Company without cause within 24 months following a change in control of the Company.

(2)	In the case of Mr. Rehnberg, amounts represent earned annual incentive award for death and disability and target annual incentive for termination without cause and termination by Mr. Rehnberg for good reason within two years following a change of control. For all others, the annual incentive award is calculated assuming target performance pursuant to the terms of the ESP.

(3)	Amounts represent the intrinsic pre-tax value of each NEO’s unvested restricted stock awards using the closing market price of the Company’s Common Shares on December 31, 2021 of $58.11 that would continue to vest upon termination of employment in accordance with terms of Mr. Rehnberg’s employment agreement or that would accelerate and vest upon termination of employment due to death or disability or that may accelerate and vest upon termination of employment in connection with a change in control of the Company. Amounts for Mr. Borst and Ms. Comparato also represent unvested long-term incentive cash awards in the amount of $104,624 and $61,405, respectively, which vest immediately upon termination without cause within 12 months following a change of control and upon termination due to death or disability.

(4)	Amounts represent continued participation in the Company’s health and medical plans on the same terms and conditions available to active employees of the Company for nine months in case of termination without cause, or 12 months in case of termination without cause following a change in control of the Company, based on the rates in effect for coverage as of December 31, 2021. In the case of Mr. Rehnberg, amounts represent continued participation in the Company’s health and medical plans for 18 months following termination.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For 2021, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $106,192; and

•	the annual total compensation of our CEO was $4,048,830.

Based on this information for fiscal year 2021, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 38:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance. In the case of 2021, our pay ratio decreased as compared to the 2020 pay ratio as a result of higher compensation to our median employee than last year.

The total compensation of the median employee, including any perquisites and other benefits, is determined in the same manner that we determine the total compensation of our NEOs for purposes of the 2021 Summary Compensation Table disclosed above. For 2021, the total compensation of our median employee was $106,192. This total compensation amount for our median employee was then compared to the 2021 total compensation of our CEO as reported in the 2021 Summary Compensation Table to determine the pay ratio.

Given the different methodologies that various public companies will use to determine their pay ratio, the pay ratio disclosed above should not be used as a basis for comparison between or among companies.

To identify our median employee, we first determined our employee population as of December 31, 2021 (the “Determination Date”). We had 1,295 employees, representing all full-time, part-time, seasonal and temporary employees as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We then measured the employee population’s total target cash compensation for the period beginning on January 1, 2021 and ending on December 31, 2021. This compensation measurement was calculated by totaling, for each employee, his or her base salary and target annual cash incentive award for 2021. We annualized compensation for any employees who were employed for less than the full fiscal year, but we did not annualize the compensation for employees in temporary or seasonal positions.

PROPOSAL 3: APPROVE KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO REFER DETERMINATION OF ITS REMUNERATION

TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

On the recommendation of the Board’s Audit Committee, the Board recommends that the firm of KPMG LLP (“KPMG”) be appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2022. This recommendation is being presented to the shareholders for their approval at the Annual General Meeting. If the shareholders do not approve the appointment of KPMG, the Board’s Audit Committee will reconsider whether or not to retain KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, but will not be obligated to terminate the appointment. Even if the shareholders approve the appointment of KPMG, the Board’s Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board’s Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

With respect to the year ended December 31, 2021, Ernst & Young LLP (“EY”) served as our independent registered public accounting firm. On June 1, 2022, the Company’s Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, appointed KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. On June 1, 2022 EY tendered its resignation as the Company’s independent registered public accounting firm.

The audit reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period through the date of KPMG’s appointment, neither the Company nor anyone acting on its behalf has consulted with KPMG regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Representatives from EY and KPMG are expected to attend the Annual General Meeting, with the opportunity to make a statement if he or she so desires and to respond to questions.

Shareholders at the Annual General Meeting will also be asked to vote to refer the determination of the auditors’ remuneration to the Audit Committee of the Board of Directors.

Required Vote and Board Recommendation

The approval of the appointment of KPMG as our independent auditors and to refer determination of the auditors’ remuneration to the Audit Committee of the Board of Directors will be decided by an ordinary resolution: that is a resolution duly adopted by the Board of Directors, which has already occurred, and then approved by shareholders with a simple majority of votes cast in person or by proxy. Votes may be cast in favor of or against this proposal or a shareholder may abstain from voting. If your shares are held by a Broker and you do not give the Broker specific instructions on how to vote your shares, your Broker may vote your shares at its discretion on this proposal only to the extent that your broker has not provided you with CRM’s proxy materials. Abstentions will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE TO APPROVE KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO REFER DETERMINATION OF ITS REMUNERATION TO THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.

Change of Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period through the date of KPMG’s appointment,

(i)            there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in EY’s reports for such fiscal years; and

(ii)           there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, whereby EY issued an adverse opinion on our internal control over financial reporting as of December 31, 2020 as a result of the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 relating to the timeliness and completeness of internal communication of certain relevant financial information within the Company as well as in controls that used such information.

The Company provided EY with a copy of the foregoing disclosure and EY has stated in response that it agrees with such disclosure in all respects.

Fees Paid to Ernst & Young LLP by the Company in 2021 and 2020

Prior to June 1, 2022, EY served as the Company’s independent registered public accounting firm. The fees incurred in 2021 and 2020 for services provided by EY to the Company were as follows:

Category	2021	2020
Audit Fees (1)	$6,584,295	$5,936,300
Audit-Related Fees (2)	53,700	156,200
Tax Fees (3)	822,905	964,932
All Other Fees (4)	7,200	7,200
Total	$7,468,100	$7,064,632

(1)	“Audit Fees” include the aggregate fees incurred for professional services rendered by EY for the review of the Company’s quarterly reports for 2021 and 2020, and its fee for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2021 and 2020. “Audit Fees” also include fees incurred for professional services related to other statutory and regulatory filings. The fees include EY’s estimate of unbilled fees related to services for 2021.

(2)	“Audit-Related Fees” include fees incurred for assurance and related services that are reasonably related to the performance of the audit and not included in the “Audit Fees” described above. These services include audits of the employee benefits plans for 2021 and 2020.

(3)	“Tax Fees” are fees incurred for EY’s tax services, which include tax planning, advice and assistance for the Company regarding statutory, regulatory or administrative developments and other international, federal, state and local issues and non-income tax minimization and planning.

(4)	“All Other Fees” includes fees for services related to the purchase of online accounting research software for 2021 and 2020.

Audit Committee Pre-Approval Process

All services provided by EY to the Company in 2021 and in 2020 were specifically pre-approved by the Audit Committee of the Company, as required under its charter. In 2021, the Audit Committee adopted an Audit Committee Pre-Approval Policy, which sets forth the procedures the Audit Committee follows to pre-approve services to be performed by the Company’s independent auditor. Pursuant to such policy, the Audit Committee delegates to the Chair of the Audit Committee authority to grant specific pre-approval on a case-by-case basis, subject to certain dollar limit. The Chair of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at or prior to its next scheduled meeting. The Audit Committee and the Chair of the Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Company’s independent auditor.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm, and (iv) the performance of the Company’s internal auditing department and the independent registered public accounting firm.

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent registered public accounting firm, as appropriate.

In connection with performing its oversight role related to the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management and with representatives from EY;

•	discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•	received from EY the written disclosures and the letter regarding the auditors’ independence, and discussed with the independent auditors, the independent auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

AUDIT COMMITTEE:

Fred R. Donner (Chair)

Bernard C. Bailey

Carol A. McFate

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Annual Report on Form 10-K, as supplemented by Form 10-K/A, excluding exhibits, may be obtained by shareholders without charge by request to Investor Relations, Wellesley House, 90 Pitts Bay Road Pembroke, HM 08, Bermuda or by calling 441-296-5858 and may be accessed on our website at www.argolimited.com.

In addition, the Company has posted copies of the Annual Report on Form 10-K, as supplemented by Form 10-K/A, for the fiscal year 2021 and this proxy statement on its website at www.argolimited.com. References to the Company’s website throughout this proxy statement do not incorporate by reference the information contained on the website, and such information should not be considered a part of this proxy statement.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL GENERAL MEETING

Under SEC rules and our Bye-Laws, shareholders must follow certain prescribed procedures to introduce an item of business at an annual general meeting. Each of the deadlines below assumes that the 2023 Annual General Meeting of Shareholders will be held on May 5, 2023, and is subject to change if the 2023 Annual General Meeting is held on a different date. In the event that the Company determines to hold the 2023 Annual General Meeting on a date other than May 5, 2023, the Company will publicly announce such date and the new deadlines for the matters described below to its shareholders.

Under these procedures, if a shareholder desires to present a proposal for inclusion in our 2023 proxy statement, such shareholder must submit the proposal in writing to us a reasonable amount of time before the Company begins to print and send its proxy materials. Assuming that the 2023 Annual General Meeting is held on May 5, 2023, currently the Company expects this deadline to be February 1, 2023. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2023 proxy materials.

Shareholders who wish to submit a proposal or director nomination for consideration at our 2023 Annual General Meeting, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal or nomination to us for receipt not later than 60 days prior to the date of our 2023 Annual General Meeting (such deadline currently expected to be on or about March 6, 2023). Any such notice must also meet certain other requirements specified in our Bye-Laws. In addition to satisfying the foregoing requirements under our Bye-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

In addition to satisfying the requirements under our Bye-Laws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19 must provide notice to the Company at the address below no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting or 60 calendar days prior to the date of the 2023 Annual General Meeting if the meeting date has changed more than 30 days from the date of this year’s Annual General Meeting (such deadline currently expected to be on or about March 6, 2023). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

In each case, the notices described above should be delivered to Argo Group International Holdings, Ltd. c/o Allison D. Kiene, General Counsel and Secretary, Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

You may obtain a copy of the Company’s Bye-Laws by writing to our Secretary at the above address.

By Order of the Board of Directors

/s/ Allison D. Kiene
Allison D. Kiene
General Counsel and Secretary

[•], 2022

ANNEX A

SUPPLEMENTAL INFORMATION

REGARDING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual General Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees, and their business addresses, are set forth below.

Name	Business Address
Bernard C. Bailey	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Thomas A. Bradley	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Fred R. Donner	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Anthony P. Latham	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Dymphna A. Lehane	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Samuel G. Liss	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Carol A. McFate	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
J. Daniel Plants	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda
Al-Noor Ramji	c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Argo Group International Holdings, Ltd., 90 Pitts Bay Road, Pembroke, Bermuda.

Executive Officer and Employee Participants as a Group:

Name	Position
Thomas A. Bradley	Chief Executive Officer
Scott Kirk	Chief Financial Officer
Allison D. Kiene	General Counsel and Company Secretary
Susan B. Comparato	Chief Administrative Officer
Andrew Hersom	Head of Investor Relations
Gregory Charpentier	Assistant Vice President, Investor Relations and Corporate Finance

Certain members of management, including Messrs. Hersom and Charpentier, were granted cash retention awards earlier this year. The retention awards pay on the first anniversary of the grant, subject to continued employment. In addition, management may have received sign-on cash bonuses in connection with joining the Company and are covered under the Company’s general non-executive severance policy.

Information Regarding Ownership of Company Securities by Participants

The number of shares of Company common stock beneficially owned by our directors and named executive officers as of October 26, 2022, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The following table sets forth the number of shares beneficially owned as of October 26, 2022, by our other executive officers and employees who are deemed a “participant” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Beneficial Ownership
Beneficial Owner	Number of Shares
Andrew Hersom	0
Gregory Charpentier	0

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of Company securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Shares	Transaction Type
Bernard C. Bailey	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

Thomas A. Bradley	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award
	June 23, 2022	135,000	Granted Share Appreciation Award
	June 23, 2022	78,760	Granted Restricted Share Award
	June 23, 2022	19,690	Vested Restricted Share Award
	June 23, 2022	6,025	Shares withheld for tax obligation
	July 3, 2022	6,563	Vested Restricted Share Award
	July 3, 2022	2,008	Shares withheld for tax obligation
	August 3, 2022	6,563	Vested Restricted Share Award
	August 3, 2022	2,974	Shares withheld for tax obligation
	September 3, 2022	6,563	Vested Restricted Share Award
	September 3, 2022	2,993	Shares withheld for tax obligation
	October 3, 2022	6,563	Vested Restricted Share Award
	October 3, 2022	2,993	Shares withheld for tax obligation

Fred R. Donner	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

Anthony P. Latham	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

Dymphna A. Lehane	December 7, 2020	24.2213	Acquired shares pursuant to dividend reinvestment plan
	March 15, 2021	20.6186	Acquired shares pursuant to dividend reinvestment plan
	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	June 7, 2021	36.6518	Acquired shares pursuant to dividend reinvestment plan
	September 16, 2021	38.1013	Acquired shares pursuant to dividend reinvestment plan
	December 16, 2021	34.9068	Acquired shares pursuant to dividend reinvestment plan
	March 16, 2022	47.478	Acquired shares pursuant to dividend reinvestment plan
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award
	June 16, 2022	65.4914	Acquired shares pursuant to dividend reinvestment plan
	September 16, 2022	108.8059	Acquired shares pursuant to dividend reinvestment plan

Samuel G. Liss	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

Carol A. McFate	December 4, 2020	716.66	Acquired shares pursuant to dividend reinvestment plan
	March 12, 2021	721.87	Acquired shares pursuant to dividend reinvestment plan
	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

J. Daniel Plants(1)	May 2, 2022	21,155	Common Shares purchased by Voce Capital Management LLC or its affiliates
	May 3, 2022	28,845	Common Shares purchased by Voce Capital Management LLC or its affiliates
	September 9, 2022	1,700	Granted Restricted Share Award

Al-Noor Ramji	May 5, 2021	2116	Vested Restricted Share Award
	May 5, 2021	689	Vested Restricted Share Award
	May 6, 2021	1,665	Granted Restricted Share Award
	May 5, 2022	2,266	Granted Restricted Share Award
	May 6, 2022	1,665	Vested Restricted Share Award

Scott Kirk	March 15, 2021	3,227	Granted Restricted Share Award
	March 15, 2021	3,650	Granted Restricted Share Award
	March 15, 2021	4,841	Granted Performance Share Award
	March 15, 2021	4,840	Granted Performance Share Award
	December 28, 2021	8,629	Granted Restricted Share Award
	March 15, 2022	8,536	Granted Performance Share Award
	March 15, 2022	4,268	Granted Performance Share Award
	March 15, 2022	4,269	Granted Performance Share Award
	March 15, 2022	17,073	Granted Restricted Share Award
	March 15, 2022	807	Vested Restricted Share Award
	March 15, 2022	427	Shares withheld for tax obligation
	March 15, 2022	912	Vested Restricted Share Award
	March 15, 2022	483	Shares withheld for tax obligation

Allison D. Kiene	March 15, 2021	1,597	Granted Restricted Share Award
	March 15, 2021	2,396	Granted Performance Share Award
	March 15, 2021	2,395	Granted Performance Share Award
	March 31, 2021	158	Purchased shares through Employee Stock Purchase Plan
	June 30, 2021	132	Purchased shares through Employee Stock Purchase Plan
	September 30, 2021	219	Purchased shares through Employee Stock Purchase Plan
	March 15, 2022	399	Vested Restricted Share Award
	March 15, 2022	118	Shares withheld for tax obligation
	March 15, 2022	3,658	Granted Performance Share Award
	March 15, 2022	1,829	Granted Performance Share Award
	March 15, 2022	1,830	Granted Performance Share Award
	March 15, 2022	7,317	Granted Restricted Share Award
	March 31, 2022	328	Purchased shares through Employee Stock Purchase Plan
	June 30, 2022	139	Purchased shares through Employee Stock Purchase Plan

Susan Comparato	December 31, 2020	35	Purchased shares through Employee Stock Purchase Plan
	March 15, 2021	912	Granted Restricted Share Award
	March 15, 2021	1,369	Granted Performance Share Award
	March 15, 2021	1,368	Granted Performance Share Award
	March 15, 2021	539	Vested Restricted Share Award
	March 15, 2021	179	Shares withheld for tax obligation
	March 16, 2021	1,130	Vested Restricted Share Award
	March 16, 2021	384	Shares withheld for tax obligation
	March 31, 2021	25	Purchased shares through Employee Stock Purchase Plan
	June 30, 2021	21	Purchased shares through Employee Stock Purchase Plan
	September 30, 2021	26	Purchased shares through Employee Stock Purchase Plan

	December 31, 2021	31	Purchased shares through Employee Stock Purchase Plan
	March 15, 2022	540	Vested Restricted Share Award
	March 15, 2022	195	Shares withheld for tax obligation
	March 15, 2022	228	Vested Restricted Share Award
	March 15, 2022	83	Shares withheld for tax obligation
	March 15, 2022	3,048	Granted Performance Share Award
	March 15, 2022	1,524	Granted Performance Share Award
	March 15, 2022	1,525	Granted Performance Share Award
	March 15, 2022	6,098	Granted Restricted Share Award
	March 16, 2022	1,130	Vested Restricted Share Award
	March 16, 2022	408	Shares withheld for tax obligation
	March 31, 2022	29	Purchased shares through Employee Stock Purchase Plan
	June 30, 2022	37	Purchased shares through Employee Stock Purchase Plan
	September 30, 2022	82	Purchased shares through Employee Stock Purchase Plan

Andrew Hersom	September 30, 2022	361	Purchased shares through Employee Stock Purchase Plan

Greg Charpentier	March 5, 2021	(20)	Sold Common Shares
	March 9, 2021	(20)	Sold Common Shares
	March 15, 2021	(45)	Sold Common Shares
	March 15, 2022	304	Granted Restricted Share Award

(1) The transactions listed for J. Daniel Plants also include transactions in the Company’s securities by Voce Capital Management LLC and its affiliates since J. Daniel Plants may be deemed to have beneficial ownership of those securities as a result of his affiliation with Voce Capital Management LLC and its affiliates. Mr. Plants disclaims beneficial ownership of the Company’s securities held by Voce Capital Management LLC and its affiliates except to the extent of his pecuniary interest therein.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2021 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2021 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except for ownership described in this Annex A or in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual General Meeting.

ANNEX B – NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)

“Operating income (loss)" is an internal performance measure used in the management of the Company's operations and represents operating results after-tax (at an assumed effective tax rate of 15%) and preferred share dividends excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income. The reconciliation of operating income to net income is as follows:

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)

(in millions)

(unaudited)

	For the Years Ended December 31,
	2021	2020
Net income (loss), as reported	$6.7	$(54.1)
Income tax (benefit) provision	(1.4)	7.7
Net income (loss), before taxes	5.3	(46.4)
Add (deduct):
Net realized investment (gains) losses	(32.6)	3.6
Foreign currency exchange losses (gains)	1.6	15.4
Non-operating expenses	43.7	21.1
Impairment of intangibles	43.2	-
Operating loss before taxes and preferred share dividends	61.2	(6.3)
Income tax provision (benefit), as assumed rate (1)	9.2	(0.9)
Preferred share dividends	10.5	4.6
Operating income (loss)	$41.5	$(10.0)

(1)	For the purpose of calculating Operating Income, an assumed tax rate of 15% was used for all periods presented.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE THE PROXY CARD, AND RETURN IN THE POSTAGE - PAID ENVELOPE PROVIDED ARGO GROUP INTERNATIONAL HOLDINGS, LTD. Annual General Meeting of Shareholders This proxy is solicited by the Board of Directors The undersigned hereby acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and Proxy Statement of Argo Group International Holdings, Ltd. (“Argo Group”) and hereby appoints B Thomas A. Bradley and Allison D. Kiene and each of them, acting individually, with full power of L substitution in each, as proxies of the undersigned, to represent the undersigned and vote all common shares of Argo Group that the undersigned may be entitled to vote at the Annual General Meeting of U Shareholders to be held on December 15, 2022, at 9:00 am local Bermuda time (8:00 a.m. Eastern Time) E at Wellesley House South, W Room (2nd Floor), 90 Pitts Bay Rd., Pembroke HM 08, Bermuda, and at any adjournment or postponement thereof, as indicated on the reverse side. P This proxy, when properly executed, will be voted in the manner directed herein by the undersigned R shareholder . WHERE NO INSTRUCTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH O COMPANY NOMINEE LISTED IN ITEM 1 (A - G) ON THE REVERSE SIDE AND FOR ITEMS 2 and 3 . While you may mark instructions with respect to any or all of the nominees, you may mark a vote “FOR” only X seven nominees in total . If you mark a vote “FOR” with respect to fewer than seven nominees, your Y shares will be voted by the named proxies as you instructed with respect to those nominees . If you mark a vote “FOR” with respect to more than seven nominees, all of your instructions on Proposal 1 will be invalid, and the named proxies will not vote your shares with respect to any of the nominees. YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY CONTINUED AND TO BE SIGNED ON REVERSE SIDE PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. PRELIMINARY PROXY CARD DATED OCTOBER 26, 2022, SUBJECT TO COMPLETION

1 . Election of seven directors for a term to end as of the 2023 annual general meeting and until their successors are duly elected and qualified : While you may mark instructions with respect to any or all of the nominees, you may mark a vote “FOR” only seven nominees in total . If you mark a vote “FOR” with respect to fewer than seven nominees, your shares will be voted by the named proxies as you instructed with respect to those nominees . If you mark a vote “FOR” with respect to more than seven nominees, all of your instructions on Proposal 1 will be invalid, and the named proxies will not vote your shares with respect to any of the nominees . ONLY VOTE FOR 7 NOMINEES X OR 3 . Vote by Mail – If you do not have access to a touch - tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to : Argo Group c/o First Coast Results, Inc . , 200 Business Park Circle, Suite 112 , Saint Augustine, FL 32095 . TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE THE PROXY CARD, AND RETURN IN THE POSTAGE - PAID ENVELOPE PROVIDED Please mark vote as in this exmple FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH COMPANY NOMINEE LISTED IN ITEM 1 (A - G) AND FOR ITEMS 2 and 3. DATED: (Signature if held jointly) (Signature if held jointly) (Title) WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN . EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC . , SHOULD INDICATE THE CAPACITY IN WHICH SIGNING . PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY . COMPANY RECOMMENDED NOMINEES 1A. Bernard C. Bailey 1B. Thomas A. Bradley 1C. Dymphna A. Lehane 1D. Samuel G. Liss 1 E . Carol A . McFate 1 F . J . Daniel Plants 1 G . Al - Noor Ramji FOR WITHHOLD CAPITAL RETURNS MASTER, LTD. NOMINEES OPPOSED BY THE COMPANY FOR WITHHOLD 1H. Ronald D. Bobman 1I. David W. Michelson 2. Approve, on an advisory, non - binding basis, the compensation of our Named Executive Officers. 3. Approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and to refer the determination of its remuneration to the Audit Committee of the Board of Directors. ARGO GROUP YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Argo Group Common Stock for the upcoming Annual General Meeting of Shareholders. All votes must be received by 9:00 a.m. local Bermuda time (8:00 a.m. Eastern Time) on December 13, 2022. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Internet – Please access https : //www . pr oxyvotenow . com/argo , and follow the simple instructions provided . Please note you must type an “s” after http . You will be required to provide the unique control number printed below . OR 2. Vote by Telephone – Call toll - free from the U . S . or Canada at 1 - 855 - 457 - 4813 , on a touch - tone telephone . If outside the U . S . or Canada, call + 1 - 575 - 635 - 4403 . Please follow the simple instructions provided . You will be required to provide the unique control number printed below . CONTROL NUMBER: You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.